As filed with the Securities and Exchange Commission on May 8, 2014

Registration No. 333-189752

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WINKLEVOSS BITCOIN TRUST

Sponsored by Math-Based Asset Services, LLC

(Exact name of Registrant as specified in its charter)

New York	6221	[ ]
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

30 West 24th Street, 4th Floor

New York, NY 10010

(646) 751-4444

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Corporation Trust Company

1209 Orange Street

Wilmington (New Castle County), DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Evan L. Greebel, Esq.

Kathleen H. Moriarty, Esq.

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, NY 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Winklevoss Bitcoin Shares	1,000,000	$20.09	$20,090,000.00	$2,470.28

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933. Each Share comprising the initial Baskets of Shares represents 0.20 bitcoins and is offered at a per Share price equal to the price equal to the number of bitcoins comprising such Share. The price of bitcoins is based on a weighted average of the average of the high and low transaction prices of bitcoins on June 27, 2013 on three major Bitcoin Exchange sites: Mt. Gox, BitStamp and BTC-e. On June 27, 2013, this price was $100.45/bitcoin.
(2)	$2,470.28 was previously paid in the initial filing of the registration statement on Form S-1, filed on July 1, 2013.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion May 8, 2014

[LOGO]

[    ] WINKLEVOSS BITCOIN SHARES

WINKLEVOSS BITCOIN TRUST

The Winklevoss Bitcoin Trust (Trust) will issue Winklevoss Bitcoin Shares (Shares), which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust’s purpose is to hold bitcoins, which are a digital commodity based on the math-based protocols used by the decentralized, peer-to-peer Bitcoin computer network. Math-Based Asset Services, LLC is the sponsor of the Trust (Sponsor) and [TRUSTEE] is the trustee and custodian of the Trust (Trustee), using proprietary and patent-pending technology to administer the Trust. The Trust intends to issue additional Shares on a continuous basis.

The Shares may be purchased from the Trust only in one or more blocks of [50,000] Shares (a block of [50,000] Shares is called a Basket). The Trust will issue Shares in Baskets to certain authorized participants (Authorized Participants) on an ongoing basis as described in “Plan of Distribution.” Baskets will be offered continuously at the net asset value (NAV) for [50,000] Shares on the day that an order to create a Basket is accepted by the Trustee. The Trust will not issue fractions of a Basket.

Prior to this offering, there has been no public market for the Shares. The Shares will trade on the NASDAQ OMX (“NASDAQ”) under the symbol “[TICKER].”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page [9]. Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

The Trust will issue Shares from time to time to Authorized Participants in Baskets, as described in “Creation and Redemption of Shares.” It is expected that these Shares will then be distributed to the public by Authorized Participants through sale on the NASDAQ. It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of the bitcoins represented by each Share and the trading price of the Shares on the NASDAQ at the time of each sale.

On [    ], 2014, [INITIAL PURCHASER] (Initial Purchaser), subject to conditions, purchased [    ],000 Shares, which comprise the initial Baskets, as described in “Plan of Distribution.” Delivery of the initial Baskets will be made on or about [    ], 2014. It is expected that the Initial Purchaser will distribute these Shares to the public through sale on the NASDAQ. The Trust received all proceeds from the offering of the initial Baskets in set amounts of bitcoins in an amount equal to the full price for the initial Baskets. The number of bitcoins representing a Share in the initial Baskets was [0.20] bitcoins.

Neither the Initial Purchaser nor the Authorized Participants will receive a selling commission from the Trust in consideration of their distribution of Shares to the public through sale on the NASDAQ. Purchasers of Shares may be subject to customary brokerage charges. Investors should review the terms of their brokerage accounts for details on applicable charges.

	Per Share(1)			Per Basket
Public offering price for the initial Baskets	$	[	]	$	[	]

(1)	The initial Baskets were created at a per Share price equal to the Winkdex spot price of [ ] bitcoins on the date of formation of the Trust.

The date of this prospectus is [    ], 2014.

This prospectus contains information investors should consider when making an investment decision about the Shares. Investors may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides an investor with different or inconsistent information, that investor should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions (for Digital Math-Based Assets, bitcoins and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.”

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page [9], before making an investment decision about the Shares.

Trust Structure

The Trust is a common law trust, formed on [    ], 2014 under New York law pursuant to the Trust Agreement between the Sponsor and the Trustee (“Trust Agreement”), which sets forth the respective rights and duties of the Sponsor and the Trustee and establishes the segregated custody account of the Trust that will be used to hold the bitcoins deposited with the Trust (“Trust Custody Account”).

The Trust holds bitcoins, which are a digital commodity that is not issued by any government, bank or central organization. Bitcoins are based on an open source math-based protocol existing on an online, peer-to-peer computer network that hosts the public transaction ledger, known as the “Blockchain,” and the software source code that provides the rules for bitcoin movement and ownership and the peer-to-peer computer network (“Bitcoin Network” or “Bitcoin”). The Bitcoin software source code includes the math-based protocols that govern the creation of bitcoins and the cryptography system that secures and verifies transactions in bitcoins. Bitcoins themselves have no physical existence beyond the record of transactions on the Blockchain. The Blockchain serves as a public record of the custody of all bitcoins and the flow of funds in all Bitcoin transactions, including the initial creation allocation of bitcoins to a digital wallet and all subsequent movements of bitcoins in later transactions between users’ digital wallets. The Bitcoin Network utilizes the Blockchain to evidence the existence of bitcoins in any user’s digital wallet. Bitcoin digital wallets are accessed and may be used to receive or send bitcoins through a digital address together with a public key and private key that are part of the Bitcoin Network’s cryptographic security mechanism.

The Trust is expected from time to time to issue Baskets in exchange for deposits of bitcoins and to distribute bitcoins in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of Bitcoins, as measured by the Winklevoss IndexSM (“WinkdexSM”), less the Trust’s expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective and convenient means to access exposure to bitcoins. The material terms of the Trust Agreement are discussed in greater detail under the section “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol “[TICKER]” on the NASDAQ.

The Trust’s Sponsor is Math-Based Asset Services, LLC. The Sponsor is a Delaware limited liability company formed on May 9, 2013, and is wholly-owned by Winklevoss Capital Management LLC. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, Winklevoss Capital Management LLC, the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor. The Sponsor will be the exclusive licensee, within the field of use of operation of an exchange traded fund, of certain patent-pending intellectual property regarding the operation of the Trust and the Trust’s hardware and software security system (“Security System”). Winklevoss IP LLC is the owner of and is licensing to the Sponsor such intellectual property.

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the NASDAQ. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and expenses reimbursable under the Trust Agreement, Exchange listing fees, US Securities and Exchange Commission (“SEC”) registration fees, printing and mailing costs, audit fees, up to $[    ,000] per annum in marketing expenses and up to $[100,000] per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Trustee is [TRUSTEE]. In its capacity as trustee of the Trust, the Trustee is generally responsible for the day-to-day administration of the Trust. This includes (1) transferring the Trust’s bitcoins as needed to pay the remuneration due to the Sponsor (“Sponsor’s Fee”) in bitcoins (such bitcoin transfers are expected to occur approximately monthly in the ordinary course), (2) calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with The Depository Trust Company (“DTC”), (4) transferring the Trust’s bitcoins as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor and (5) selling the Trust’s remaining bitcoins at termination of the Trust and distributing the cash proceeds to the owners of beneficial interests in the Shares (“Shareholders”) of record.

The Trust’s custodian is [TRUSTEE]. Although the Trust’s bitcoins are not stored in a physical sense, the Blockchain’s transaction records assign a location for each of the Trust’s bitcoins to digital wallets established by the Trustee using the Trust’s proprietary Security System, which wallets digitally hold the bitcoins and permit the Trust to move its bitcoins. Access to those digital wallets, and the bitcoins they hold, is restricted through the public-private key pair relating to each digital wallet. In its capacity as custodian, the Trustee is responsible for the safekeeping of the Trust’s private keys used to access the digital wallets. The Trustee also facilitates the transfer of bitcoins in to and out of the Trust Custody Account through the bitcoin custody accounts it will maintain for Authorized Participants and the Sponsor. The Trustee will store all of the Trust’s digital wallet private keys in US vaulting premises on a segregated basis, and will deliver such private keys to the Trustee’s authorized administrative operations to permit access to the digital wallets on an as-needed basis.

The general role, responsibilities and regulation of the Trustee are further described in “The Trustee” and “Custody of the Trust’s Bitcoins.” Detailed descriptions of certain specific rights and duties of the Trustee are set forth in “Description of the Trust Agreement.”

Trust Overview

The investment objective of the Trust is for the Shares to reflect the performance of the price of Bitcoins, as measured by Winkdex, less the expenses of the Trust’s operations. The Shares are designed for investors seeking a cost-effective and convenient means to gain exposure to bitcoins with minimal credit risk.

The Bitcoin Network is a recent technological innovation, and the bitcoins that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Apart from the Financial Crimes Enforcement Network of the US Department of the Treasury (“FinCEN”), and Internal Revenue Service (“IRS”) major US regulators such as the US Commodity Futures Trading Commission (“CFTC”) and SEC, have yet to make official pronouncements or adopt rules providing guidance with respect to the classification and treatment of bitcoins and other Digital Math-Based Assets for purposes of commodities, tax and securities laws. The Sponsor believes that, on balance, the important features of bitcoins and other Digital Math-Based Assets are those that are characteristics of commodities and therefore has referred to and discussed these assets as such. It is not known whether all US or foreign regulators will share this view, adopt a single, different view or espouse a variety of differing views. To date, a US magistrate judge in the US District Court for the Eastern District of Texas and the German Ministry of Finance have ruled that bitcoins are a “form of money” and a “unit of account,” respectively, and the IRS has classified bitcoins as property for US federal income tax purposes, although the degree to which such interpretations will become the norm is unknown. Bitcoins have been characterized as a virtual commodity, digital asset, digital currency and virtual currency by other international regulatory bodies. Since December 2013, regulators in jurisdictions including the United States and the United Kingdom have provided greater regulatory clarity, while China and Russian government officials have taken steps to limit the participation of their respective financial services sectors from directly interacting with the Bitcoin ecosystem, creating additional regulatory uncertainty in those countries. The regulatory uncertainty surrounding the treatment of bitcoin creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares.”

The Sponsor believes the Trust to be the first exchange-traded product that seeks to track the price of a Digital Math-Based Asset such as bitcoins (a “DMBA ETP”). Some of the distinguishing features of the Trust and its Shares include directly holding bitcoins using the Trust’s Security System, storage of the Trust’s bitcoins in various premises of the Trustee located in the United States, the experience of the Sponsor’s management team in the Bitcoin industry, the use of [TRUSTEE] as custodian of the Trust’s private keys, third-party vault inspection and the use of a technology security consultant to advise on upgrades to the Trust’s technology and custody procedures. See “Business of the Trust.”

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise;

•	provide certain disclosure regarding executive compensation required of larger public companies; or

•	obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) when it has $1.0 billion or more in annual revenues, (ii) when it has at least $700 million in market value of Shares held by non-affiliates, (iii) when it issues more than $1.0 billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Trust’s office is located at [    ],[    ],[    ],[    ][    ]. The Sponsor’s office is located at 30 West 24th Street, 4th Floor, New York, NY 10010, and its telephone number is (646) 751-4444. The Trustee has a trust office at [    ],[    ],[    ],[    ][    ] and various vaulting premises in the United States.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets, including the [ ] Baskets (“Seed Baskets”) issued to [INITIAL PURCHASER] (in its capacity as the purchaser of the Seed Baskets, the “Initial Purchaser”) in connection with the formation of the Trust, and the Shares (as described on the front page of this prospectus) will consist of bitcoin deposits. Pursuant to the Trust Agreement, during the life of the Trust, such proceeds will only be (1) held by the Trust, (2) transferred to Authorized Participants in connection with the redemption of Baskets; (3) transferred to pay the Sponsor’s Fee; or (4) transferred as needed to pay the Trust’s expenses not assumed by the Sponsor.

Exchange symbol	[TICKER]

CUSIP	[CUSIP]

Creation and redemption	The Trust expects to create and redeem the Shares from time to time, but only in one or more whole Baskets (a Basket equals a block of [50,000] Shares). The creation and redemption of Baskets require the delivery to the Trust, or the distribution by the Trust, of the number of bitcoins represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of Shares included in the Baskets being created or redeemed. The initial number of bitcoins required for deposit with the Trust to create Shares is [10,000] per Basket. The number of bitcoins required to create a Basket, or to be delivered upon the redemption of a Basket, will gradually decrease over time, due to the accrual of the Trust’s expenses, the transfer of the Trust’s bitcoins to pay the Sponsor’s Fee and the transfer of the Trust’s bitcoins to pay any Trust expenses not assumed by the Sponsor. See “Business of the Trust—Trust Expenses.” Baskets may be created or redeemed only by Authorized Participants, who will pay a transaction fee (“Transaction Fee”) to the [Trustee], initially $[ ] for each order to create or redeem Baskets, and may sell the Shares included in the Baskets they create to other investors. The Initial Purchaser was not subject to a Transaction Fee for its purchase of the Seed Baskets. The Trust will not issue fractional Baskets. See “Creation and Redemption of Shares” for more details.

Net Asset Value	The NAV of the Trust will be calculated daily and is the aggregate value of the Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the Trust, the Trustee will value the price of the bitcoins in the Trust Custody Account as determined by the price of bitcoins at 4:00 p.m. on Winkdex (“WinkdexSM spot price”). See “Overview of the Bitcoin Industry and Market” for descriptions of the Winkdex spot price and the operation of the Bitcoin exchange market (“Bitcoin Exchange Market”) from which prices are used to determine the Winkdex spot price. The Trustee will determine the NAV of the Trust on each day the NASDAQ is open for regular trading (“Evaluation Day”), as promptly as practicable after 4:00 p.m. New York time. If no Winkdex spot price is available on a particular Evaluation Day or has not been determined by 5:00 p.m. New York time on a particular Evaluation Day, the next most recent Winkdex spot price will be used in the determination of the NAV of the Trust, unless the Sponsor determines that such price is inappropriate to use as basis for such determination. The Trustee will also determine on each Evaluation Day the NAV per Share, which equals the NAV of the Trust divided by the number of outstanding Shares. The Sponsor will publish the NAV and NAV per Share on the Trust’s website as soon as practicable after its determination by the Trustee.

Trust expenses

The Trust’s only ordinary recurring charge is expected to be the remuneration due to the Sponsor (“Sponsor’s Fee”). In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Sponsor’s Fee is [    %] of the daily net assets of the Trust and will accrue daily in US Dollars and will be payable in kind (in bitcoins) monthly in arrears. To pay the Sponsor’s Fee, as soon as practicable after the completion of any calendar month, the Trust will calculate, using the Winkdex spot price on such calculation day, the number of bitcoins required to pay the outstanding Sponsor’s Fee and transfer such bitcoins from the Trust Custody Account to an account maintained by the Trustee for the Sponsor (“Sponsor Custody Account”). The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to continue a waiver after the end of such stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fees. The Trustee will from time to time deliver to the Sponsor Custody Account bitcoins in such quantity as may be necessary to permit payment of the Sponsor’s Fee.

The Sponsor has engaged a technology security consultant to periodically review the Security System and related hardware, recommend upgrades or changes in procedures and administer any needed upgrades or repairs. The Sponsor has agreed to pay up to $[    ] per annum in costs relating to the engagement of the technology security consultant and any repairs or upgrades to the Security System. Any such amounts in excess of $[    ] per annum will be borne by the Trust as extraordinary expenses. The Trustee will bear its own expenses for the operation of and training of personnel to use and administer the Security System.

The Sponsor is not required to assume extraordinary, non-recurring expenses, therefore the Trust may incur certain extraordinary, non-recurring expenses (e.g., expenses relating to litigation) that are not contractually assumed by the Sponsor. In such circumstances, the Trustee may from time to time transfer from the Trust Custody Account and deliver to a segregated account of the Trustee (“Trust Expense Account”) bitcoins for sale or other conversion to US Dollars or other fiat currencies in such quantity as may be necessary to permit payment of Trust expenses not assumed by the Sponsor. Under such circumstances, the sale or conversion to fiat currency of bitcoin will occur after such bitcoins have been delivered from the Trust to the Trustee’s Trust Expense Account.

In order to ensure the processing of bitcoin transfers to and from the Trust Custody Account, or among digital wallets in the Trust Custody Account or the Trust Expense Account, the Trustee may determine that the payment of a transaction fee to miners is prudent. See “Overview of the Bitcoin Industry and Market—Bitcoin Mining & Creation of New Bitcoins.” To the extent that such transaction fees payments are made, the Trustee shall pay for or reimburse the Trust for such transaction fees by the transfer of additional bitcoin in the amount of such fees during the creation and redemption process. It is anticipated that the reimbursement of transaction fees paid to miners shall be more than accounted for by the payment of creation and redemption Transaction Fees by Authorized Participants.

The number of bitcoins to be transferred and sold will vary from time to time depending on the level of the Trust’s expenses and the Winkdex spot price (for the payment of the Sponsor’s Fee) or the proceeds of the sales of Bitcoins to pay other expenses (for the payment of Trust expenses other than the Sponsor’s Fee, e.g., extraordinary expenses). See “Business of the Trust—Trust Expenses.” Each delivery or transfer of bitcoins by the Trust to pay the Sponsor’s Fee or other expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

Termination events	The Trustee will terminate and liquidate the Trust if one of the following events occurs:

•   the Trustee is notified that the Shares are delisted from the NASDAQ and are not approved for listing on another national securities exchange within five business days of their delisting;

•   Shareholders acting in respect of at least 75 percent of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

•   60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

•   the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of that determination;

•   the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended (“CEA”), and the Trustee receives notice from the Sponsor that, because of that determination, termination of the Trust is advisable;

•   the Trust is determined to be a “money transmitter” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder, and the Trust receives notice from the Sponsor that, because of that determination, termination of the Trust is advisable;

•   the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for US federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•   a United States regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoins;

•   the aggregate market capitalization of the Trust, based on the closing price of the Shares, was less than $[    ] million (as adjusted for inflation by reference to the US Consumer Price Index) at any time after the first anniversary of the Trust’s formation and the Trustee receives, within six months after the last trading date on which the aggregate market capitalization of the Trust was less than $[    ] million, notice from the Sponsor of its decision to terminate the Trust;

•   60 days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository that is willing to act in such capacity; or

•   the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the termination of the Trust, the Trustee will sell the Trust’s bitcoins and, after paying or making provision for the Trust’s liabilities, distribute the cash proceeds to Shareholders surrendering Shares. See “Description of the Trust Agreement—Termination of the Trust.”

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a direct participant in DTC, (3) have entered into an agreement with the Trustee and the Sponsor (“Authorized Participant Agreement”) and (4) have established a bitcoin custody account (“Authorized Participant Custody Account”) with the Trustee. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of bitcoins required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor. See “Creation and Redemption of Shares” for more details.

Clearance and settlement	The Shares will be evidenced by one or more global certificates that the Trustee will issue to DTC. The Shares will be available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Summary of Financial Condition

As of the close of business on [    ], 2014, the date of the formation of the Trust, the NAV of the Trust, which represents the value of the bitcoins deposited into and held by the Trust in exchange for the Seed Baskets, was $[    ] and the NAV per Share was $[    ]. See “Statement of Financial Condition” elsewhere in this prospectus.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes.

Risk Factors Related to the Bitcoin Network and Bitcoins

The loss or destruction of a private key required to access a bitcoin may be irreversible. The Trust’s loss of access to its private keys or its experience of a data loss relating to the Trust’s bitcoins could adversely affect an investment in the Shares.

Bitcoins are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the bitcoins are held. The Trust is required by the operation of the Bitcoin Network to publish the public key relating to a digital wallet in use by the Trust when it first verifies a spending transaction from that digital wallet and disseminates such information into the Bitcoin Network. The Trust safeguards and keeps private the private keys relating to such digital wallets using the Security System. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the bitcoins held in the related digital wallet and the private key will not be capable of being restored by the Bitcoin Network. Any loss of private keys relating to digital wallets used to store the Trust’s bitcoins could adversely affect an investment in the Shares.

The further development and acceptance of the Bitcoin Network and other Digital Math-Based Asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in the Shares.

Digital Math-Based Assets such as bitcoins may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the Bitcoin Network is a prominent, but not unique, part. The growth of the Digital Math-Based Assets industry in general, and the Bitcoin Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the Digital Math-Based Assets industry, as well as the Bitcoin Network, include:

•	Continued worldwide growth in the adoption and use of bitcoins and other Digital Math-Based Assets;

•

Government and quasi-government regulation of bitcoins and other Digital Math-Based Assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin Network or similar Digital Math-Based Asset systems;

•	Changes in consumer demographics and public tastes and preferences;

•	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

•	General economic conditions and the regulatory environment relating to Digital Math-Based Assets.

The Trust is not actively managed and will not have any strategy relating to the development of the Bitcoin Network. Furthermore, the Sponsor cannot be certain as to the impact of the creation of the Trust and the expansion of its bitcoin holdings on the Digital Math-Based Assets industry and the Bitcoin Network. A decline in the popularity or acceptance of the Bitcoin Network would harm the price of the Shares.

Currently, there is relatively small use of bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in the Shares.

As relatively new products and technologies, bitcoins and the Bitcoin Network have not been widely adopted as a means of payment for goods and services by many major retail and commercial outlets. Conversely, a significant portion of bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of bitcoins. The relative lack of acceptance of bitcoins in the retail and commercial marketplace limits the ability of end-users to pay for goods and services with bitcoins. A lack of expansion by bitcoins into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the Winkdex spot price, either of which could adversely impact an investment in the Shares.

The Core Developers or other programmers could propose amendments to the Bitcoin Network’s protocols and software that, if accepted and authorized by the Bitcoin Network’s community, could adversely affect an investment in the Shares.

The Bitcoin Network is based on a math-based protocol that governs the peer-to-peer interactions between computers connected to the Bitcoin Network. The code that sets forth the protocol is informally managed by a development team known as the Core Developers that was initially appointed informally by the Bitcoin Network’s purported creator, Satoshi Nakamoto. The Core Developers can propose amendments to the Bitcoin Network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin Network and the properties of bitcoins, including the irreversibility of transactions and limitations on the mining of new bitcoins. To the extent that a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network would be subject to new protocols and software that may adversely affect an investment in the Shares. If less than a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network could “fork.” See “Risk Factors—The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a ‘fork’ in the Blockchain….”

If a malicious actor or botnet obtains control in excess of 50 percent of the processing power active on the Bitcoin Network, it is possible that such actor or botnet could manipulate the Blockchain in a manner that adversely affects an investment in the Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which the Bitcoin Network and all Bitcoin transactions rely by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the Bitcoin Network can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new bitcoins or transactions using such control. Using alternate blocks, the malicious actor could double spend its own bitcoins and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power on the Bitcoin Network or the Bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Such changes could adversely affect an investment in the Shares or the ability of the Trust to operate.

If the award of bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power to solve blocks and confirmations of transactions on the Blockchain could be slowed temporarily. A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on the Bitcoin Network or the Blockchain, potentially permitting such actor or botnet to manipulate the Blockchain in a manner that adversely affects an investment in the Shares or the ability of the Trust to operate.

If the award of new bitcoins for solving blocks declines and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. Miners ceasing operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the confirmation process for transactions (i.e., decreasing the speed at which blocks are added to the Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin Network more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power on the Bitcoin Network. Any reduction in confidence in the confirmation process or processing power of the Bitcoin Network may adversely impact an investment in the Shares.

As the number of bitcoins awarded for solving a block in the Blockchain decreases, the incentive for miners to continue to contribute processing power to the Bitcoin Network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the Blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoins and prevent the expansion of the Bitcoin Network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoins that could adversely impact an investment in the Shares.

In order to incentivize miners to continue to contribute processing power to the Bitcoin Network, the Bitcoin Network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record on the blocks they solve only those transactions that include payment of a transaction fee or by the Bitcoin Network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoins as a means of payment and existing users may be motivated to switch from bitcoins to another Digital Math-Based Asset or back to fiat currency. Decreased use and demand for bitcoins may adversely affect their value and result in a reduction in the Winkdex spot price and the price of the Shares.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin Network, which could adversely impact an investment in the Shares.

To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the Blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing Bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the Blockchain. Any systemic delays in the recording and confirmation of transactions on the Blockchain could result in greater exposure to double-spending transactions and a loss of confidence in the Bitcoin Network, which could adversely impact an investment in the Shares.

The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a “fork” in the Blockchain, resulting in the operation of two separate networks until such time as the forked Blockchains are merged. The temporary or permanent existence of forked Blockchains could adversely impact an investment in the Shares.

Bitcoin is an open source project and, although there is an influential group of leaders in the Bitcoin Network community including the Core Developers, there is no official developer or group of developers that formally controls the Bitcoin Network. Any individual can download the Bitcoin Network software and make any desired modifications, which are proposed to users and miners on the Bitcoin Network through software downloads and upgrades. However, miners and users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the Bitcoin Network. Since the Bitcoin Network’s inception, changes to the Bitcoin Network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin Network remains a coherent economic system. However, a developer or group of developers could potentially propose a modification to the Bitcoin Network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin Network. In such a case, a fork in the Blockchain could develop and two separate Bitcoin Networks could result, one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin” network). Such a fork in the Blockchain typically would be addressed by community-led efforts to merge the forked Blockchains, and several prior forks have been so merged. This kind of split in the Bitcoin Network could materially and adversely affect the Winkdex spot price (and thus the value of the Shares) and, in the worst case scenario, harm the sustainability of the Bitcoin economy.

Intellectual property rights claims may adversely affect the operation of the Bitcoin Network.

Third parties may assert intellectual property claims relating to the holding and transfer of Digital Math-Based Assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Bitcoin Network’s long-term viability or the ability of end-users to hold and transfer bitcoins may adversely affect an investment in the Shares. Additionally, a meritorious intellectual property claim could prevent the Trust and other end-users from accessing the Bitcoin Network or holding or transferring their bitcoins, which could force the Trustee to terminate the Trust and liquidate the Trust’s bitcoins (if such liquidation of the Trust’s bitcoins is possible). As a result, an intellectual property claim against the Trust or other large Bitcoin Network participants could adversely affect an investment in the Shares.

Risk Factors Related to the Bitcoin Exchange Market and Winkdex

The value of the Shares relates directly to the value of the bitcoins held by the Trust and fluctuations in the price of bitcoins could adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of Winkdex, and the value of the Shares relates directly to the value of the bitcoins held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses). Using an exponential moving average and volume weighting of transaction data, Winkdex is derived from the transaction prices on electronic market places where exchange participants may first use fiat currency to trade, buy and sell bitcoins based on bid-ask trading (“Bitcoin Exchange”). The Winkdex uses US dollar denominated trading data from qualified Bitcoin Exchanges with the highest trading volume in bitcoins. The price of bitcoins has fluctuated widely over the past three years. Several factors may affect the Winkdex value, including, but not limited to:

•	Global bitcoin supply;

•

Global bitcoin demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of bitcoins as payment for goods and services, the security of online Bitcoin Exchanges and digital wallets that hold bitcoins, the perception that the use and holding of bitcoins is safe and secure, and the lack of regulatory restrictions on their use;

•	Investors’ expectations with respect to the rate of inflation;

•	Interest rates;

•	Currency exchange rates, including the rates at which bitcoins may be exchanged for fiat currencies;

•	Fiat currency withdrawal and deposit policies of Bitcoin Exchanges and liquidity on such Bitcoin Exchanges;

•	Interruptions in service from or failures of major Bitcoin Exchanges;

•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in bitcoins;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that restrict the use of bitcoins as a form of payment or the purchase of bitcoins on the Bitcoin Market;

•	Global or regional political, economic or financial events and situations; and

•	Expectations among Bitcoin economy participants that the value of bitcoins will soon change.

In addition, investors should be aware that there is no assurance that bitcoins will maintain their long-term value in terms of purchasing power in the future or that the acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of bitcoins declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The value of bitcoins as represented by Winkdex may be subject to momentum pricing whereby the current Winkdex value may account for speculation regarding future appreciation in value. Momentum pricing of bitcoins may subject Winkdex to greater volatility and adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. Winkdex is determined using data from various Bitcoin Exchanges that are selected by the Math-Based Asset Index, LLC (“Index Provider”). The Sponsor believes that momentum pricing of bitcoins has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoins, inflating and making more volatile the Winkdex value. As a result, bitcoins may be more likely to fluctuate in value due to changing investor confidence in future appreciation in Winkdex, which could adversely affect an investment in the Shares.

Winkdex is an exponential moving average calculated using volume weighted trading price data from various Bitcoin Exchanges chosen by the Index Provider. Pricing on any Bitcoin Exchange in the Bitcoin Exchange Market can be volatile and can adversely affect an investment in the Shares.

Winkdex has a limited history and is an exponential moving average index that is based on volume weighted trading price data from various Bitcoin Exchanges chosen by the Index Provider. The data inputs are drawn from the application programming interface of various Bitcoin Exchanges and includes trade time, price and volume. The Index Provider selects which Bitcoin Exchanges to include in Winkdex based on currency-denomination, trading volume and such other factors as the Index Provider may deem material (e.g., availability and reliability of data). The Index Provider will review the eligibility of Bitcoin Exchanges periodically, and not less frequently than monthly. As of May 1, 2014, the eligible Bitcoin Exchanges selected by the Index Provider include BTC-e, Bitfinex, BitStamp, CampBX and LocalBitcoins. Winkdex will be calculated on an ongoing basis and published at Winkdex.com. The calculation of Winkdex as of 4:00 p.m. New York time on each Evaluation Day will be used as the Winkdex spot price for the calculation of the Trust’s NAV. See “Overview of the Bitcoin Industry and Market—Bitcoin Value.”

The price of bitcoins on public Bitcoin Exchanges has a limited, three and one half year history. During such history, bitcoin prices on the Bitcoin Exchange Market as a whole, and on Bitcoin Exchanges individually, have been volatile and subject to influence by many factors including the levels of liquidity on Bitcoin Exchanges. Even the largest Bitcoin Exchanges have been subject to operational interruption (e.g., the temporary shutdown of Mt. Gox due to distributed denial of service attacks (“DDoS Attacks”) by hackers and/or malware, and its permanent closure in February 2014), limiting the liquidity of bitcoins on the Bitcoin Exchange Market and resulting in volatile prices and a reduction in confidence in the Bitcoin Network and the Bitcoin Exchange Market.

Winkdex is designed to have limited exposure to Bitcoin Exchange interruption by utilizing transaction data from the top three, by volume, eligible Bitcoin Exchanges on a two hour moving average basis, using data from various Bitcoin Exchanges selected through criteria established by the Index Provider. The Winkdex calculation methodology calls for the periodic updating of the constituent Bitcoin Exchanges.

The price of bitcoins on public Bitcoin Exchanges may also be impacted by policies on or interruptions in the deposit or withdrawal of fiat currency into or out of larger Bitcoin Exchanges. On large Bitcoin Exchanges, users may buy or sell bitcoins for fiat currency or transfer bitcoins to other wallets. Operational limits (including regulatory, exchange policy or technical or operational limits) on the size or settlement speed of fiat currency deposits by users into Bitcoin Exchanges may reduce demand on such Bitcoin Exchanges, resulting in a reduction in the bitcoin price on such Bitcoin Exchange. Operational limits (including regulatory, exchange policy or technical or operational limits) on the size or settlement speed of fiat currency withdrawals by users into Bitcoin Exchanges may reduce supply on such Bitcoin Exchanges, resulting in an increase in the bitcoin price on such Bitcoin Exchange. To the extent that fees for the transfer of bitcoins either directly or indirectly occur between Bitcoin Exchanges, the impact on bitcoin prices of operation limits on fiat currency deposits and withdrawals may be reduced by “exchange shopping” among Bitcoin Exchange users. For example, a delay in US Dollar withdrawals on one site may temporarily increase the price on such site by reducing supply (i.e., sellers transferring bitcoins to another exchange without operational limits in order to settle sales more rapidly), but the resulting increase in price will also reduce demand because bidders on bitcoins will follow increased supply on other Bitcoin Exchanges not experiencing operational limits. To the extent that users are able or willing to utilize or arbitrage prices between more than one Bitcoin Exchange, exchange shopping may mitigate the short term impact on and volatility of bitcoin prices due to operational limits on the deposit or withdrawal of fiat currency into or out of larger Bitcoin Exchanges.

Despite efforts to ensure accurate pricing on a volume weighted basis, Winkdex, the Winkdex spot price and the price of bitcoins, generally, remain subject to volatility experienced by the Bitcoin Exchanges. Such volatility can adversely affect an investment in the Shares.

The Bitcoin Exchanges on which bitcoins trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the Bitcoin Exchanges representing a substantial portion of the volume in bitcoin trading are involved in fraud or experience security failures or other operational issues, such Bitcoin Exchanges’ failures may result in a reduction in the Winkdex spot price and can adversely affect an investment in the Shares.

The Bitcoin Exchanges on which the bitcoins trade are new and, in most cases, largely unregulated. The Winkdex spot price on which the NAV of the Shares is determined using the 4:00 p.m. Winkdex value. Winkdex utilizes data from Bitcoin Exchanges selected by the Index Provider to determine the weighted average price for bitcoins. For a further discussion of the Bitcoin Exchange Market and the selection of Bitcoin Exchanges for inclusion in the Winkdex spot price, see “Overview of the Bitcoin Industry and Market—Bitcoin Value” and “—Uses of Bitcoins.”

Over the past three years, many Bitcoin Exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). Further, the collapse of Mt. Gox in February 2014 indicated that even the largest Bitcoin Exchanges could be subject to abrupt failure with consequences for both users of a Bitcoin Exchange and the Bitcoin industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, and the removal of Mt. Gox as an eligible Bitcoin Exchange in the calculation of Winkdex, the value of Winkdex fell from a Winkdex spot price of $795.17 on February 6 to $578.20 on February 20.

A lack of stability in the Bitcoin Exchange Market and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in the Winkdex spot price. Furthermore, the closure or temporary shutdown of a constituent Bitcoin Exchange used in calculating the Winkdex spot price may result in a loss of confidence in the Trust’s ability to determine NAV on a daily basis. These potential consequences of a Bitcoin Exchange’s failure could adversely affect an investment in the Shares.

Since there is no limit on the number of bitcoins that the Trust may acquire, the Trust itself, as it grows, may have an impact on the supply and demand of bitcoins that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for bitcoins.

The Trust Agreement places no limit on the number of bitcoins the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and therefore acquire an unlimited number of bitcoins. The global market for bitcoins is characterized by supply and demand constraints that generally are not present in the markets for commodities or other assets such as gold and silver. The Bitcoin Network’s mathematical protocols under which bitcoins are created or “mined” permit the creation of a limited, predetermined number of bitcoins not to exceed 21 million. Furthermore, the rate of creation or issuance of bitcoins cannot be increased ahead of the protocol’s schedule. As of May 1, 2014, approximately 12,715,000 bitcoins had been created.

If the number of bitcoins acquired by the Trust is large enough relative to global bitcoin supply and demand, further in-kind creations and redemptions of Shares could have an impact on the supply of and demand for bitcoins in a manner unrelated to other factors affecting the global market for bitcoins. Such an impact could affect the Winkdex spot price, which would directly affect the price at which Shares are traded on the NASDAQ or the price of future Baskets created or redeemed by the Trust.

As of [    ], 2014, the Trust held approximately [    ] bitcoins that it acquired in the sale of the Initial Baskets on [    ], 2014, representing approximately 0.[    ] percent of the [    ], 2014 world bitcoin supply. The Trust and the Sponsor cannot provide any assurance that increased bitcoin holdings by the Trust in the future will have no long-term impact on Winkdex, thereby affecting Share trading prices.

The Shares may trade at a discount or premium in the trading price relative to the NAV per Share as a result of non-concurrent trading hours between the NASDAQ and the Bitcoin Exchange Market.

The value of a Share may be influenced by non-concurrent trading hours between the NASDAQ and various Bitcoin Exchanges, including those that represent components of Winkdex. While the NASDAQ is open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace; however, trading volume and liquidity on the Bitcoin Exchange Market is not consistent throughout the day and Bitcoin Exchanges, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and DDoS Attacks and other reasons. As a result, during periods when the NASDAQ is open but large Bitcoin Exchanges (or a substantial number of smaller Bitcoin Exchanges) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

To the extent that bitcoin prices on the Exchange Market move negatively during hours when the NASDAQ is closed, trading prices on the NASDAQ may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between the NASDAQ and various Bitcoin Exchanges, including those that represent components of Winkdex. While the NASDAQ is open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace. During periods when the NASDAQ is closed but Bitcoin Exchanges are open, significant changes in the price of bitcoin on the Exchange Market could result in a difference in performance between the Winkdex value and the most recent NAV per Share or closing trading price. To the extent that the price of bitcoin on the Exchange Market, and the value of the Winkdex, moves significantly in a negative direction after the close of the NASDAQ, the trading price of the Shares may “gap” down to the full extent of such negative price shift when the NASDAQ reopens. To the extent that the price of bitcoin on the Exchange Market drops significantly during hours the NASDAQ is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other Digital Math-Based Assets, commodity or currency exposure or to speculate on the price of bitcoins. Speculation on the price of bitcoins may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of bitcoins.

Purchasing activity in the Bitcoin Exchange Market associated with Basket creations or selling activity following Basket redemptions may affect the Winkdex and Share trading prices. These price changes may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring bitcoins required for deposit with the Trust in connection with the creation of Baskets may increase the market price of bitcoins on the Bitcoin Exchange Market, which will result in higher prices for the Shares. Increases in the market price of bitcoins may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of bitcoins that may result from increased purchasing activity of bitcoins connected with the issuance of Baskets. Consequently, the market price of bitcoins may decline immediately after Baskets are created. If the Winkdex declines, the trading price of the Shares will generally also decline.

Selling activity associated with sales of bitcoins withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of bitcoins on the Bitcoin Exchange Market, which will result in lower prices for the Shares. Decreases in the market price of bitcoins may also occur as a result of the selling activity of other market participants. If the Winkdex declines, the trading price of the Shares will generally also decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in bitcoins.

The Trust will compete with direct investments in bitcoins and other potential financial vehicles, possibly including securities backed by or linked to bitcoins and DMBA ETPs similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in bitcoins directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

Winkdex may be affected by the sale of other DMBA ETPs tracking the price of bitcoins.

To the extent DMBA ETPs other than the Trust tracking the price of bitcoins are formed and represent a significant proportion of demand for bitcoins, large redemptions of the securities of these DMBA ETPs could negatively affect the Winkdex value and the price and NAV of the Shares.

Political or economic crises may motivate large-scale sales of bitcoins, which could result in a reduction in the Winkdex value and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, Digital Math-Based Assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in the Winkdex value and adversely affect an investment in the Shares.

Risk Factors Related To The Trust And The Shares

As the Sponsor and its management have no history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor was formed to be the Sponsor of the Trust and has no history of past performance in managing investment vehicles like the Trust. The past performances of the Sponsor’s management in other positions, including their experiences in the Bitcoin industry, are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares and storage of the bitcoins have been developed specifically for this product. There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Shares may trade at a price which is at, above or below the NAV per Share and any discount or premium in the trading price relative to the NAV per Share may widen as a result of non-concurrent trading hours.

The Shares may trade on the NASDAQ at, above or below the NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the NAV per Share as well as market supply and demand. The price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are closely related, but not identical, to the same forces influencing Winkdex. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to the public trading price per Share.

Authorized Participants, or their clients or customers, may have an opportunity to realize a riskless profit if they can create a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share closely over time. Such arbitrage opportunities will not be available to Shareholders who are not Authorized Participants.

If Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are different than the Winkdex spot price, the arbitrage mechanism intended to keep the price of the Shares closely linked to the Winkdex spot price may not function properly and the Shares may trade at a discount or premium to their NAV per Share.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the Winkdex spot price may not function properly if Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are materially higher or lower than the Winkdex spot price. Although Winkdex is designed to accurately capture the market price of bitcoins in the top three, by volume, eligible Bitcoin Exchanges trading in US Dollars, Authorized Participants may purchase bitcoins for creation units or sell bitcoins from creation unit redemptions on public or private markets not included among the constituent Bitcoin Exchanges of Winkdex, and such transactions may take place at prices materially higher or lower than the Winkdex spot price. Under such circumstances, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of bitcoins. To the extent such prices differ materially from the Winkdex spot price, the price of the Shares may no longer track, whether temporarily or over time, the Winkdex spot price, which could adversely impact an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoins and the Winkdex value.

If the processes of creation and redemption of Baskets encounter any unanticipated difficulties, the opportunities for arbitrage transactions intended to keep the price of the Shares closely linked to the Winkdex spot price may not exist and, as a result, the price of the Shares may fall.

If the processes of creation and redemption of the Shares (which depend on timely transfers of bitcoins to and by the Trustee) encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoins may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the Winkdex spot price and may fall.

The postponement, suspension or rejection of creation or redemption orders, as permitted in certain circumstances under the Trust Agreement, may adversely affect an investment in the Shares.

Under the Trust Agreement, the Trustee or Sponsor may postpone, suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are postponed, suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the underlying bitcoins, as measured using the Winkdex spot price. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the Winkdex spot price and may fall.

The Trust could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The Security System has been designed specifically to provide security for the Trust’s assets, and may be expanded, updated and altered from time to time. Any effort to expand, update or alter the Security System is likely to be complex, and unanticipated delays in the completion of these projects may lead to project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of the Security System or with an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Trust has utilized the infrastructure. This could further expose the Trust to operational inefficiencies or vulnerabilities. Any issues relating to the performance of the Security System may have an adverse impact on an investment in the Shares.

The Trust’s internal systems rely on a Security System that is highly technical, and if such system contains undetected errors, the value of the Shares could be adversely affected.

The Trust’s internal systems rely on a Security System that is technical and complex. In addition, the Trustee’s storage and safekeeping responsibilities depend on administration by the Trustee and the ability of the Security System to store, accept and distribute data relating to bitcoins and the digital wallets into which the Trust deposits such bitcoins. The Security System may now or in the future contain undetected errors, software flaws (i.e., bugs) or vulnerabilities. Some errors in the Security System may only be discovered after a failure in the system’s safekeeping and storage of the Trust’s bitcoins, which could result in the theft, loss or damage of the Trust’s assets. Any such theft, loss or damage of the Trust’s bitcoins would have a negative impact on the value of the Shares for which the Trust may have no recourse or means of recovery.

The Trust’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s bitcoins.

The history of the Bitcoin Exchange Market has shown that Bitcoin Exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard client accounts. While the Sponsor believes the proprietary Security System has been reasonably designed to safeguard the Trust’s bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based upon known technology and threats. As technological change occurs, the security threats to the Trust’s bitcoins will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Trust is unable to identify and mitigate or stop new security threats, the Trust’s bitcoins may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Security threats to the Security System could result in the halting of Trust operations, the suspension of redemptions, a loss of Trust assets, or damage to the reputation and brand of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Trust’s business operations or result in loss of the Trust’s assets. Any breach of the Trust’s infrastructure could result in damage to the Trust’s reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the Trust’s assets grow, it may become a more appealing target for security threats such as hackers and malware.

The Sponsor believes it and its agents or licensors have developed a proprietary Security System utilizing redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) reasonably designed to safeguard the Trust’s bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the Security System is not impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by the Trust, absent gross negligence, willful misconduct or fraud on the part of the Sponsor, the Trustee or their agents.

The Security System and operational infrastructure may be breached due to the actions of outside parties, Trustee or Sponsor employee error or malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s system, public and private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of the Trustee or the Sponsor to disclose sensitive information in order to gain access to the Trust’s infrastructure. The Sponsor will periodically examine and propose modifications to the Security System to address the use of new devices and technologies to safeguard the Trust’s systems and bitcoins. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Security System occurs, the market perception of the effectiveness of the Security System could be harmed, which could result in a reduction in the price of the Shares.

In the event of a security breach of the Security System, the Trust may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the price of the Shares.

A loss of confidence in the Security System and the Trust’s security and technology policies, or a breach of the Security System, may adversely affect the Trust and the value of an investment in the Shares.

The Trust, the Trustee, the Sponsor and their agents take measures to protect the Trust and its bitcoins from unauthorized access, damage or theft; however, it is possible that the Security System may not prevent the improper access to, or damage or theft of the Trust’s bitcoins. A security breach could harm the Trust’s reputation or result in the loss of some or all of the Trust’s bitcoins, which represent the Trust’s only asset. A resulting perception that the Security System does not adequately protect the Trust’s bitcoins could result in a loss of current or potential Shareholders, reducing demand for the Shares and causing the Shares to trade at a discount to NAV.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed Bitcoin transactions could adversely affect an investment in the Shares.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the Bitcoin Network. Once a transaction has been verified and recorded in a Block that is added to the Blockchain, an incorrect transfer of bitcoins or a theft of bitcoins generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoins will regularly be made to or from the Authorized Participant Custody Accounts, and to the Sponsor Custody Account and the Trust Expense Account (each of which are custodied and administered by the Trustee), it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoins could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s bitcoins through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Trust bitcoins. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Shares.

The Trust’s bitcoins may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s bitcoins could be lost, stolen or destroyed. The Sponsor believes that the Trust’s bitcoins held in the Trust Custody Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoins. Although the Security System’s design includes various elements, such as redundancy, segregation and cold storage, to minimize the risk of loss, damage and theft, neither the Trustee nor the Sponsor can guarantee that the Security System will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to the Trust’s bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Shareholders’ limited rights of legal recourse against the Trust, the Trustee and the Sponsor and the Trust’s lack of insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoins for which no person is liable.

The Trust will not insure its bitcoins. The Trustee will maintain insurance with regard to its custodial business on such terms and conditions as it considers appropriate in connection with its custodial obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies. The Trust will not be a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, Shareholders cannot be assured that the Trustee will maintain adequate insurance or any insurance with respect to the bitcoins held by the Trustee on behalf of the Trust. Further, Shareholders’ recourse against the Trust, the Trustee and the Sponsor under New York law governing their custody operations is limited. Consequently, a loss may be suffered with respect to the Trust’s bitcoins which is not covered by insurance and for which no person is liable in damages.

Bitcoins held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s bitcoins represented by Shares in the Trust are not insured.

The Trustee’s limited liability under the Trust Agreement may impair the ability of the Trust to recover losses relating to its bitcoins and any recovery may be limited, even in the event of fraud, to the market value of the bitcoins at the time the fraud is discovered.

The liability of the Trustee is limited under the Trust Agreement, under which the Trustee is only liable for losses that are the direct result of its own gross negligence, fraud or willful default in the performance of its administrative custodial duties. Any such liability is further limited to the market value of the bitcoins held in the Trust Custody Account at the time such gross negligence, fraud or willful default is discovered by the Trustee.

Under each agreement between the Trustee and an Authorized Participant to establish an Authorized Participant Custody Account (“Authorized Participant Custody Account Agreement”), the Trustee is not contractually or otherwise liable for any losses suffered by any Authorized Participant or Shareholder that are not the direct result of its own gross negligence, fraud or willful default in the performance of its duties under such agreement, and in no event will its liability exceed the market value of the bitcoins in the Authorized Participant Custody Account at the time such gross negligence, fraud or willful default is discovered by the Trustee.

In addition, the Trustee will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Agreement or any Authorized Participant Custody Account Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. The Trustee will also not be liable for any system failure or third-party penetration of the Security System. As a result, the recourse of the Trust or the investor, under New York law, is limited.

The Trust may not have adequate sources of recovery if its bitcoins are lost, stolen or destroyed.

If the Trust’s bitcoins are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Trustee or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

The liquidity of the Shares may also be affected by the withdrawal from participation of one or more Authorized Participants.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on the NASDAQ withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and adversely affect an investment in the Shares.

As a new fund, there is no guarantee that an active trading market for the Shares will develop. To the extent that no active trading market develops on the NASDAQ and the assets of the Trust do not reach a viable size, the liquidity of the Shares may be limited or the Trust may be terminated at the option of the Sponsor.

As a new fund, there can be no assurance that the Trust will grow to or maintain an economically viable size, in which case the Sponsor may elect to terminate the Trust, which could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to an investor in the Shares. Additionally, there is no guarantee that an active trading market will develop and that the Shares will be liquid on the NASDAQ. A reduction in the liquidity of the Shares on the NASDAQ could adversely affect an investment in the Shares.

The lack of a market for the Shares may limit the ability of Shareholders to sell the Shares.

There has been no market for the Shares, and there can be no assurance that an active trading market for the Shares will be developed or maintained. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected.

The NASDAQ may halt trading in the Shares, which would adversely impact investors’ ability to sell Shares.

To the extent that the NASDAQ halts trading in the Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell Shares, thus adversely affecting an investment in the Shares.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the Winkdex value is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoins are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the Winkdex value were higher at the time of sale. See “Description of the Trust Agreement—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

Shareholders will not have the rights enjoyed by investors in certain other vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and will not receive dividends). See “Description of the Shares” for a description of the limited rights of Shareholders.

The Trust Custody Account will be administered using computer hardware and software owned by the Sponsor licensed and/or sub-licensed and leased for use by the Trust.

Under the terms provided in the Trust Agreement, the Sponsor will license and/or sub-license and lease for use by the Trust certain hardware and software comprising the Security System. The Trustee will use the Security System to manage and safeguard a system utilizing numerous digital wallets that are kept offline either (i) in computers that are not directly connected to or accessible from the internet or (ii) through the storage of the public and private keys relating to such digital wallets only in “cold storage” (see “Custody of the Trust’s Bitcoins.” The administration of the Security System requires computer security as well as coordination between administrative operations and the custodial operations which store the Trust’s private keys and deliver them for activation. See “Custody of the Trust’s Bitcoins.”

The Sponsor is responsible for taking such steps as it determines, in its sole judgment, to be required to maintain and upgrade the Security System to protect against failure, hacking, malware and general security threats. The Trustee may consult with the Sponsor and the Sponsor’s technology security consultants, if any, on the status of the Security System and any recommended upgrades. The Sponsor is not liable to the Trust or to Shareholders for the failure or penetration of the Security System absent gross negligence, fraud or criminal behavior on the part of the Sponsor. To the extent that the Security System fails or is penetrated, any loss of the Trust’s bitcoins or loss of confidence in the Trust’s ability to safeguard its bitcoins may adversely affect an investment in the Shares.

The Trustee is solely responsible for determining the value of the bitcoins, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Trustee will determine the NAV of the Trust and the NAV per Share on a daily basis as soon as practicable after 4:00 p.m. New York time on each day the Shares trade on the NASDAQ. The Trustee’s determination is made utilizing data from the Trustee’s custodial operations and the Winkdex spot price calculated at 4:00 p.m. on such day. To the extent that such NAV or NAV per Share is incorrectly calculated, the Trustee may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed certain operational and periodic expenses of the Trust. See “Business of the Trust—Trust Expenses.” Extraordinary expenses of the Trust (e.g., expenses relating to litigation) and any other expenses that are not assumed by the Sponsor under the terms of the Trust Agreement are borne by the Trust and paid through the sale of the Trust’s bitcoins. Any incurring of extraordinary expenses by the Trust could adversely affect an investment in the Shares.

The Trust’s transfer or sale of bitcoins to pay expenses or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution from the Trust.

Each delivery or transfer of bitcoins by the Trust to pay the Sponsor’s Fee or other expenses will be a taxable event to Shareholders. This or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution or dividend payment from the Trust. Any tax liability could adversely impact an investment in the Shares and may cause Shareholders to prepare and file additional tax documents. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

The sale of the Trust’s bitcoins to pay expenses not assumed by the Sponsor at a time of low bitcoin prices could adversely affect the value of the Shares.

The Trustee will transfer bitcoins held by the Trust to the Trust Expense Account to pay Trust expenses not assumed by the Sponsor on an as-needed basis, irrespective of then-current bitcoin prices on the Bitcoin

Exchange Market. The Trust is not actively managed and no attempt will be made to buy or sell bitcoins to protect against or to take advantage of fluctuations in the price of bitcoins. Consequently, the Trust’s bitcoins may be sold at a time when the bitcoin prices on the Bitcoin Exchange Market are low, resulting in a negative impact on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Trustee under the Trust Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified by the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor or the Trustee may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.

The Sponsor is not aware of any intellectual property claims that may prevent the Trust from operating and holding bitcoins; however, third parties may assert intellectual property claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses and be borne by the Trust through the sale of the Trust’s bitcoins. Additionally, a meritorious intellectual property claim could prevent the Trust from operating and force the Trustee to terminate the Trust and liquidate the Trust’s bitcoins. As a result, an intellectual property claim against the Trust could adversely affect an investment in the Shares.

Risk Factors Related to the Regulation of the Trust and the Shares

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the CEA.

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Regulatory changes or actions may alter the nature of an investment in the Shares or restrict the use of bitcoins or the operation of the Bitcoin Network in a manner that adversely affects an investment in the Shares.

Until recently, little or no regulatory attention has been directed toward bitcoins and the Bitcoin Network by US federal and state governments, foreign governments and self-regulatory agencies. As bitcoins have grown in popularity and in market size, the US Congress and certain US agencies (e.g., FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin Network, Bitcoin users and the Bitcoin Exchange Market. Local state regulators such as the California Department of Financial Institutions and the New York State Department of Financial Services have also initiated examinations of bitcoins and the Bitcoin Network. Additionally, a US federal magistrate judge in the US District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money” and the IRS released guidance treating bitcoins as property for US federal income tax purposes, although there is no indication yet whether other courts or federal or state regulators will follow these asset classifications. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

Currently, neither the SEC nor the CFTC has formally asserted regulatory authority over bitcoins, the Bitcoin Network or bitcoin trading and ownership. To the extent that bitcoins are determined to be a security, commodity future or other regulated asset, or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin Network or bitcoin trading and ownership, trading or ownership in bitcoins or the Shares may be adversely affected.

To the extent that future regulatory actions or policies limit the ability to exchange bitcoins or utilize them for payments, the demand for bitcoins will be reduced and Authorized Participants may not seek to redeem Baskets in exchange for redemption proceeds in bitcoins. Furthermore, regulatory actions may limit the ability of end-users to convert bitcoins into fiat currency (e.g., US Dollars) or use bitcoins to pay for goods and services. Such regulatory actions or policies would result in a reduction of Winkdex and the price of the Shares.

Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany—where the Ministry of Finance has declared bitcoins to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency)—have issued guidance as to how to treat bitcoins, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, Bitcoin users and the Bitcoin Network. Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In China, a recent government notice classified bitcoins as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest Bitcoin market. Since December 2013, both China and Russia have taken a more restrictive stance toward Bitcoin and, thereby, have reduced the rate of expansion of Bitcoin use in each country. Conversely, regulatory bodies in some countries such as India have declined to exercise regulatory authority when afforded the opportunity. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network and its users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoins by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin economy.

The effect of any future regulatory change on the Trust or bitcoins is impossible to predict, but such change could be substantial and adverse to the Trust or the value of the Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanction.

Although currently bitcoins are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

If regulatory changes or interpretations of the Trust’s activities require the regulation of the Trust as a money transmitter under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act, the Trust may be required to register and comply with such regulations. To the extent that Sponsor decides to continue the Trust, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to the Trust. The Sponsor may also decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that the activities of the Trust cause it to be deemed a “money transmitter” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act, the Trust may be required to comply with FinCEN regulations, including those that would mandate the Trust to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Such additional regulatory obligations may cause the Trust to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Additionally, certain states including, without limitation, California, Idaho, New York and Washington require Bitcoin businesses to register on the state level as money transmitters. If the Sponsor is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, the Sponsor will instruct the Trustee to terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to an investor in the Shares.

If regulatory changes require the regulation of bitcoins under the CEA by the CFTC and/or under the Securities Act by the SEC, the Trust and the Sponsor may be required to register and comply with such regulations. To the extent that the Sponsor decides to continue the Trust, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to the Trust. The Sponsor may also decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, the bitcoins may not be excluded from the definition of “commodity future” or “security” by such future CFTC and SEC rulemaking, respectively. As of the date of this prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoins as commodity futures or securities. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

To the extent that bitcoins are deemed to fall within the definition of a commodity future pursuant to subsequent rulemaking by the CFTC, the Trust and the Sponsor may be required to register and comply with additional regulation under the CEA. Moreover, the Sponsor may be required to register as a commodity pool operator and to register the Trust as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will instruct the Trustee to terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to an investor in the Shares.

To the extent that bitcoins are deemed to fall within the definition of a security pursuant to subsequent rulemaking by the SEC, the Trust and the Sponsor may be required to register and comply with additional regulation under the Investment Company Act of 1940. Moreover, the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940 and register the Trust as an investment company. Such additional registrations may result in extraordinary, non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will instruct the Trustee to terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to an investor in the Shares.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the business and affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

•	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest;

•	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the terms of the Trust Agreement;

•	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust; and

•	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See “Description of the Trust Agreement.”

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor has not been appointed, the Trustee would terminate the Trust and liquidate the bitcoins it holds.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a DMBA ETP, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or to continue to operate at all. A substitute sponsor may not be capable of receiving an assignment of the lease and license of the Security System for reasons including its lack of expertise regarding the necessary maintenance or upgrading of such system. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trustee may determine to terminate the Trust.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders may be adversely affected by lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Shareholders have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders only vote on matters and at such times as determined by the Sponsor.

Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Shareholders lack of voting rights gives all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders. The Sponsor’s operation of the Trust could adversely affect an investment in the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets, including the Seed Baskets and the Shares (which are described on the front page of this prospectus), will consist of bitcoin deposits. Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets, or (3) disbursed to pay the Sponsor’s Fee or sold as needed to pay the Trust’s expenses not assumed by the Sponsor.

OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET

Introduction to Bitcoins and the Bitcoin Network

A bitcoin is one type of a Digital Math-Based Asset that is issued by, and transmitted through, an open source, math-based protocol platform using cryptographic security that is known as the Bitcoin Network. The Bitcoin Network is an online, peer-to-peer user network that hosts the public transaction ledger, known as the Blockchain, and the source code that comprises the basis for the cryptography and math-based protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoins can be used to pay for goods and services or can be converted to fiat currencies, such as the US Dollar, at rates determined on Bitcoin Exchanges or in individual end-user-to-end-user transactions under a barter system. See “Uses of Bitcoins–Bitcoin Exchange Market,” below.

Bitcoins are “stored” or reflected on the digital transaction ledger known as the “Blockchain,” which is a digital file stored in a decentralized manner on the computers of each Bitcoin Network user. The Blockchain records the transaction history of all bitcoins in existence and, through the transparent reporting of transactions, allows the Bitcoin Network to verify the association of each bitcoin with the digital wallet that owns them. The Bitcoin Network and Bitcoin software programs can interpret the Blockchain to determine the exact bitcoin balance, if any, of any digital wallet listed in the Blockchain as having taken part in a transaction on the Bitcoin Network.

The Blockchain is comprised of a digital file, downloaded and stored, in whole or in part, on all Bitcoin users’ software programs. The file includes all blocks that have been solved by miners and is updated to include new blocks as they are solved. See “Overview of the Bitcoin Industry and Market—Bitcoin Mining & Creation of New Bitcoins.” As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the Blockchain in a manner similar to a new link being added to a chain. Each new block records outstanding Bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions on the Bitcoin Network.

Each Bitcoin transaction is broadcast to the Bitcoin Network and recorded in the Blockchain. “Off-Blockchain transactions” involve the transfer of control over or ownership of a specific digital wallet holding bitcoins or of the reallocation of ownership of certain bitcoins in a pooled-ownership digital wallet, such as a digital wallet owned by a Bitcoin Exchange. Off-Blockchain transactions are not truly Bitcoin transactions in that they do not involve the transfer of transaction data on the Bitcoin Network and do not reflect a movement of bitcoins between addresses recorded in the Blockchain. Off-Blockchain transactions are subject to risks as any such transfer of bitcoin ownership is not protected by the protocol behind the Bitcoin Network or recorded in and validated through the Blockchain mechanism.

The Bitcoin Network is decentralized and does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of bitcoins. Rather, bitcoins are created and allocated by the Bitcoin Network protocol through a “mining” process subject to a strict, well-known issuance schedule. The value of bitcoins is determined by the supply of and demand for bitcoins in the Bitcoin Exchange Market (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. As Bitcoin transactions can be broadcast to the Bitcoin Network by any user’s Bitcoin software and bitcoins can be transferred without the involvement of intermediaries or third parties, there are little or no transaction costs in direct peer-to-peer transactions on the Bitcoin Network. Third party service providers such as Bitcoin Exchanges and Bitcoin third party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, bitcoins to or from fiat currency.

The Bitcoin Network was initially contemplated in a white paper that also described Bitcoin and the operating software to govern the Bitcoin Network. The white paper was purportedly authored by Satoshi Nakamoto; however, no individual with that name has been reliably identified as Bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first bitcoins were created in 2009 after Nakamoto released the Bitcoin Network source code (the software and protocol that created and launched the Bitcoin Network). Since its introduction, the Bitcoin Network has been under active, unofficial development by a group of engineers headed by Gavin Andresen, Chief Scientist at the Bitcoin Foundation, and Wladimir J. van der Laan, who was appointed to the role of lead developer in April 2014. As an open source project, bitcoin is not represented by an official organization or authority, although groups including, most prominently, the Bitcoin Foundation work to organize the Bitcoin community and to develop and protect the Bitcoin Network’s code.

Overview of the Bitcoin Network’s Operations

In order to own, transfer or use bitcoins, a person generally must have Internet access to connect to the Bitcoin Network. Bitcoin transactions between parties occur very rapidly (within several seconds) and may be made directly between end-users without the need for a third-party intermediary, although there are entities that provide third-party intermediary services. To prevent the possibility of double-spending a single bitcoin, a user must notify the Bitcoin Network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the bitcoin mining process, which adds “blocks” of data, including recent transaction information, to the Blockchain. See “Cryptographic Security Used in the Bitcoin Network—Double-Spending and the Bitcoin Network Confirmation System,” below.

Brief Description of Bitcoin Transfers

Prior to engaging in Bitcoin transactions, a user generally must first install on its computer or mobile device a Bitcoin software program that will allow the user to generate a digital “wallet” (analogous to a bitcoin account). The Bitcoin Network software program and the digital wallet also enable the user to connect to the Bitcoin Network and engage in the transfer of bitcoins with other users. The computer of a user that downloads a Bitcoin Network software program will become a “node” on the Bitcoin Network that assists in validating and relaying transactions from other users. See “Cryptographic Security Used in the Bitcoin Network—Double-Spending and the Bitcoin Network Confirmation System,” below. Alternatively, a user may retain a third party to create a digital wallet to be used for the same purpose. There is no limit on the number of digital wallets a user can have, and each such wallet includes a unique digital address and verification system consisting of a “public key” and a “private key,” which are mathematically related. See “Cryptographic Security Used in the Bitcoin Network—Public and Private Keys,” below.

In a Bitcoin transaction, the bitcoin recipient must provide its digital address, which serves as a routing number to the recipient’s digital wallet on the Blockchain, to the party initiating the transfer. This activity is analogous to a recipient providing a routing address in wire instructions to the payor so that cash may be paid to the recipient’s account. The recipient, however, does not make public or provide to the sender its related public key or private key. The payor, or “spending” party, does reveal its public key in signing and verifying its spending transaction to the Blockchain.

Neither the recipient nor the sender reveal their digital wallet’s private key in a transaction, because the private key authorizes access to, and transfer of, the funds in that digital wallet to other users. Therefore, if a user loses his private key, the user permanently loses access to the bitcoins contained in the associated digital wallet. Likewise, bitcoins are irretrievably lost if the wallet containing them is deleted and no backup of the private key relating to that wallet has been made. In the data packets propagated from a user’s Bitcoin software program onto the Bitcoin Network to allow transaction confirmation, the sending party must “sign” its transaction with a data code derived from entering the private key into a “hashing algorithm.” The hashing algorithm converts the private key into a digital signature, which signature serves as validation that the transaction has been authorized by the holder of the digital wallet’s private key. This signature process is typically automated by software that runs the digital wallet and has access to the public and private keys.

Summary of a Bitcoin Transaction

In a Bitcoin transaction between two parties, the following circumstances must be in place: (i) the party seeking to send bitcoins must have a digital wallet and the Bitcoin Network must recognize that digital wallet as having sufficient bitcoins for the spending transaction; (ii) the receiving party must have a digital wallet; and (iii) the spending party must have internet access with which to send its spending transaction.

Next, the receiving party must provide the spending party with its wallet’s digital address, an identifying series of 27 to 34 alphanumeric characters that represents the wallet’s routing number on the Bitcoin Network and allow the Blockchain to record the sending of bitcoins to that wallet. The receiving party can provide this address to the spending party in alphanumeric format or an encoded format such as a Quick Response Code (commonly known as a QR Code), which may be scanned by a smartphone or other device to quickly transmit the information.

After the provision of the receiving wallet’s digital address, the spending party must enter the address into its bitcoin software program along with the number of bitcoins to be sent. The number of bitcoins to be sent will typically be agreed upon between the two parties based on a set number of bitcoins or an agreed upon conversion of the value of fiat currency to bitcoins. Most Bitcoin software programs also allow, and often suggest, the payment of a transaction fee (also known as a miner’s fee). Transaction fees are not required to be included by most Bitcoin software programs, but, when they are included, they are paid by the spending party on top of the specified amount of bitcoins being sent in the transaction. Transaction fees, if any, are typically a fractional number of bitcoins (e.g., 0.005 or 0.0005 bitcoins) and are automatically transferred by the Bitcoin Network to the bitcoin miner that solves and adds the block recording the spending transaction on the Blockchain.

After the entry of the wallet’s digital address, the number of bitcoins to be sent and the transaction fees, if any, to be paid, the spending party will transmit the spending transaction. The transmission of the spending transaction results in the creation of a data packet by the spending party’s Bitcoin software program, which data packet includes data showing (i) the destination digital wallet’s address, (ii) the number of bitcoins being sent, (iii) the transaction fees, if any, and (iv) the spending party’s digital signature, verifying the authenticity of the transaction. The data packet also includes references called “inputs” and “outputs,” which are used by the Blockchain to identify the source of the bitcoins being spent and record the flow of bitcoins from transaction to transaction. The digital signature exposes the spending party’s digital wallet address and public key to the Bitcoin Network, though, for the receiving party, only its digital wallet address is revealed. The spending party’s Bitcoin software will transmit the data packet onto the decentralized Bitcoin Network, resulting in the propagation of the information among the software programs of Bitcoin users across the Bitcoin Network for eventual inclusion in the Blockchain. Typically, the data will spread to a vast majority of bitcoin miners within the course of less than a minute.

As discussed in greater detail below in “Overview of the Bitcoin Industry and Market—Bitcoin Mining & Creation of New Bitcoins,” bitcoin miners record transactions when they solve for and add blocks of information to the Blockchain. When a miner solves for a block, it creates that block including (i) the solution to the block, (ii) a reference to the prior block in the Blockchain to which the new block is being added and (iii) all transactions that have occurred but have not yet been added to the Blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and propagation discussed above. Typically, Bitcoin transactions will be recorded in the next chronological block if the spending party has an internet connection and at least one minute has passed between the transaction’s data packet transmission and the solution of the next block. If a transaction is not recorded in the next chronological block, it is usually recorded in the next block thereafter.

Bitcoin transactions that are micropayments (typically, less than 0.01 BTC) and that do not include transaction fees to miners are currently deprioritized for recording, meaning that, depending on bitcoin miner policies, these transactions may take longer to record than typical transactions if the transactions do not include a transaction fee. Additionally, transactions initiated by spending wallets with poor connections to the Bitcoin Network (i.e., few or poor quality connections to nodes or “supernodes” that relay transaction data) may delay propagation of transaction data and, therefore, transaction recording on the Blockchain. Finally, to the extent that a miner chooses to limit the transactions it includes in a solved block (whether by the payment of transaction fees or otherwise), a transaction not meeting that miner’s criteria will not be included.

To the extent that a transaction has not yet been recorded, there is a greater chance that the spending wallet can double spend the bitcoins sent in the original transaction. If the next block solved is by an honest miner not involved in the attempt to double spend bitcoin and if the transaction data for both the original and double spend transactions have been propagated onto the Bitcoin Network, the transaction that is received with the earlier time stamp will be recorded by the solving miner, regardless of whether the double-spending transaction includes a larger transaction fee. If the double spend transaction propagates to the solving miner and the original transaction has not, then the double spending has a greater chance of success. As a result of the high difficulty in successfully initiating a double spend without the assistance of a coordinated attack, the probability of success for a double spend transaction attempt is limited. See “—Double-Spending and the Bitcoin Network Confirmation System” and “—Forms of Attack Against the Bitcoin Network.”

Upon the addition of a block included in the Blockchain, the Bitcoin software program of both the spending party and the receiving party will show confirmation of the transaction on the Blockchain and reflect an adjustment to the bitcoin balance in each party’s digital wallet, completing the Bitcoin transaction. Typically, Bitcoin software programs will automatically check for and display additional confirmations up to six blocks in the Blockchain. See “Overview of the Bitcoin Industry and Market—Double-Spending and the Bitcoin Network Confirmation System.”

Cryptographic Security Used in the Bitcoin Network

Public and Private Keys

The Bitcoin Network uses sophisticated cryptography and a decentralized network to sustain the integrity of bitcoins as an asset and the security of transactions occurring on the Bitcoin Network. The public key cryptography upon which Bitcoin is based (see “Brief Description of Bitcoin Transfers,” above) requires that every transaction be digitally signed by the software programs used by the spending party in each transaction. This requirement provides assurance that the transaction was, in fact, authorized by the holder of the sending digital wallet’s private key and ensures that Bitcoin transactions are secure. The signature appended to a transaction is a number that proves that a signing operation (or validation) took place. It is mathematically generated from a “hash” (the result of a hash algorithm reducing an arbitrarily large amount of data into a fixed length) of the private key for the signing party. By examining the hash, users on the Bitcoin Network can confirm that the user signed the transaction with the appropriate private key, but cannot reverse engineer the private key from the signature.

A public key can be derived from the private key by running a cryptographic algorithm and a digital address can be derived from such public key by running certain other algorithms; however, a public key cannot be reverse engineered from a digital wallet address and, using present technology, a private key is nearly impossible to reverse engineer from a public key. As a result, exposure of a digital wallet’s digital address on the Blockchain (e.g., through a deposit of bitcoins into such wallet) presents a highly remote security risk, if any, to the cryptographic protection of a digital wallet. The exposure of a digital wallet’s public key on the Blockchain (e.g., through a spending transaction from such wallet) marginally increases the security risk to that wallet because a private key may, in theory, be reverse engineered from a public key through the expenditure of large amounts of time and computer power. At present, the time and computational power required to reverse engineer or “key guess” a private key from an exposed public key (also known as a “brute force” attack) is considered to be either implausible or prohibitively expensive on a cost-reward, rational basis due to the elliptic curve cryptography used to create the public-private key pair. Additionally, the Trust discards any wallet used in a spending transaction, transferring any bitcoins it uses to a previously unused digital wallet to eliminate the risk of holding bitcoins in a digital wallet whose public key has been recorded on the Blockchain.

Bitcoin private keys are generated using an Elliptic Curve Digital Signature Algorithm featuring 256-bit private key length. The Elliptic Curve Digital Signature Algorithm is a variant of the US federal government standard encryption signature algorithm using an elliptic curve cryptography. Elliptic curve cryptography expands on early cryptography structures to improve the level of security provided, as compared with prior methods of encryptions such as RSA. The elliptical curve cryptography (including Elliptic Curve Digital Signature Algorithms using 256-bit and 384-bit keys) has been approved for use by the US National Security Agency in its Suite B Cryptography for encryption of state secrets using digital signatures.

Double-Spending and the Bitcoin Network Confirmation System

To ensure the integrity of Bitcoin transactions from the recipient’s side (i.e., to prevent double-spending by a spending party), every Bitcoin transaction is broadcast to the Bitcoin Network and recorded in the Blockchain through the “mining” process, which time-stamps the transaction and memorializes the change in the ownership of the bitcoin(s) transferred. See “Bitcoin Mining & Creation of New Bitcoins,” below. Adding a block to the Blockchain requires bitcoin miners to exert significant computational effort. Requiring this “proof of work” prevents a malicious actor from either adding fraudulent blocks to generate bitcoins (i.e., counterfeit bitcoins) or overwriting existing valid blocks to reverse its prior transactions.

A transaction in bitcoins between two parties is recorded in the Blockchain in a block only if that block is accepted as valid by a majority of the nodes on the Bitcoin Network. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s solution and by the block’s addition to the longest confirmed Blockchain on the Bitcoin Network. For a transaction, inclusion in a block on the Blockchain constitutes a “confirmation” of the Bitcoin transaction. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. The layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Blockchain. Bitcoin Exchanges and users can set their own threshold as to how many confirmations are required until funds from the transferor are considered valid.

To undo past transactions in a block recorded on the Blockchain, a malicious actor would have to exert tremendous processing power in re-solving each block in the Blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin Network. The Bitcoin Network is generally programmed to consider the longest Blockchain containing solved blocks to be the most accurate Blockchain. In order to undo multiple layers of confirmation and alter the Blockchain, a malicious actor must resolve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin Network, who would be continuously solving for and adding new blocks to the Blockchain. Given the size and speed of the Bitcoin Network and its decentralization (i.e., worldwide distribution across thousands of users’ computers), it is generally agreed that the cost of amassing such computational power exceeds the profit to be obtained by double-spending or attempting to fabricate prior blocks. As of May 1, 2014, the Bitcoin Network’s estimated hashrate exceeded 725,000 petaFLOPS (petaFLOPS are a standard measure of computer performance); to provide context, the world’s fastest supercomputer reaches a maximum of 33.86 petaFLOPS (or less than a hundredth of a percent of the Bitcoin Network’s collective processing power) and the top 500 supercomputers in the world had a combined processing power of approximately 250 petaFLOPS as of November 2013.

If a malicious actor is able to amass 10 percent of the Bitcoin Network’s total hashrate, there is estimated to be a 0.1 percent chance that it would be able to overcome six confirmations. Therefore, given the difficulty in amassing such processing power, six confirmations is an often-cited standard for the validity of transferred funds. The Trust has adopted a policy whereby a transfer will be deemed confirmed upon this industry standard of six confirmations (“Confirmation Protocol”). As one block is added to the Blockchain approximately every six to ten minutes, a Bitcoin transaction will be, on average, confirmed beyond a reasonable doubt in approximately one hour. Merchants selling high-value goods and services, as well as Bitcoin Exchanges, generally use the six confirmations standard. This confirmation system, however, does not mean that merchants must always wait for multiple confirmations for transactions involving low-value goods and services. As discussed below, the value of a successful double-spending attack involving a low-value transaction may, and perhaps likely will, be significantly less than the cost involved in arranging and executing such double-spending attacks. Furthermore, merchants engaging in low-value transactions may then view the reward of quicker transaction settlements with limited or no Blockchain confirmation as greater than the related risk of not waiting for six confirmations with respect to low-value transactions at points of sale.

Bitcoin Mining & Creation of New Bitcoins

Mining Process

The process by which bitcoins are “mined” results in new blocks being added to the Blockchain and new bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the Blockchain and thereby confirm Bitcoin transactions included in that block’s data. Miners that are successful in adding a block to the Blockchain are automatically awarded a fixed number of bitcoins for their effort. This reward system is the method by which new bitcoins enter into circulation to the public and is accomplished in the added block through the notation of the new bitcoin creation and their allocation to the successful miner’s digital wallet. To begin mining, a user can download and run Bitcoin Network mining software, which, like regular Bitcoin Network software programs, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks. See “Introduction to Bitcoins and the Bitcoin Network—Overview of the Bitcoin Network’s Operations,” above.

All Bitcoin transactions are recorded in blocks added to the Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, a reference to the most recent prior block, and a record of the award of bitcoins to the miner who added the new block. In order to add blocks to the Blockchain, a miner must map an input data set (i.e., a reference to the immediately preceding block in the Blockchain, plus a block of the most recent Bitcoin Network transactions and an arbitrary number called a “nonce”) to a desired output data set of predetermined length (“hash value”) using the SHA-256 cryptographic hash algorithm. To “solve” or “calculate” a block, a miner must repeat this computation with a different nonce until the miner generates a SHA-256 hash of a block’s header that has a value less than or equal to the current target set by the Bitcoin Network. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process and are incentivized to increase their computing power to improve their likelihood of solving for new blocks.

The cryptographic hash function that a miner uses is one-way only and is, in effect, irreversible: hash values are easy to generate from input data (i.e., valid recent network transactions, Blockchain and nonce), but neither a miner nor participant is able to determine the original input data solely from the hash value. As a result, generating a new valid block with a header less than the target prescribed by the Bitcoin Network is initially difficult for a miner, yet other nodes can easily confirm a proposed block by running the hash function just once with the proposed nonce and other input data. A miner’s proposed block is added to the Blockchain once a majority of the nodes on the Bitcoin Network confirms the miner’s work, and the miner that solved such block receives the reward of a fixed number of bitcoins (plus any transaction fees paid by transferors whose transactions are recorded in the block). Therefore, “hashing” is akin to a mathematical lottery, and miners that have devices with greater processing power (i.e., the ability to make more hash calculations per second) are more likely to be successful miners because they can generate more hashes or “entries” into that lottery.

As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network automatically adjusts the complexity of the block-solving equation in an effort to set distribution such that newly-created blocks will be added to the Blockchain, on average, approximately every ten minutes. Processing power is added to the Bitcoin Network at irregular rates that have grown on a parabolic scale since early 2013. Although the difficulty of the mining process is adjusted on a periodic basis after 2,016 blocks have been added to the Blockchain since the last adjustment, the average solution time for block solution has averaged approximately eight minutes from July to December of 2013, with a standard deviation of 2.57 minutes.

Incentives for Mining

Miners dedicate substantial resources to mining. Given the increasing difficulty of the target established by the Bitcoin Network, current miners must invest in expensive mining devices with adequate processing power to hash at a competitive rate. The first mining devices were standard home computers; however, mining computers are currently designed solely for mining purposes. Such devices include ASIC (application-specific integrated circuit) machines built by specialized companies like BitFury, KnCMiner, Cointerra and Butterfly Labs. Miners also incur substantial electricity costs in order to continuously power and cool their devices while solving for a new block. In June 2013, blockchain.info estimated that the aggregate electricity costs of mining across the Bitcoin Network exceeded $300,000 every 24 hours. Although variables such as the rate and cost of electricity are estimated, as of September 1, 2013, blockchain.info had revised upward the average 24-hour electricity cost of all mining on the Bitcoin Network to more than $1.5 million. In late 2013, blockchain.info ceased publishing estimated electric consumption on the Bitcoin Network, in part due to uncertainty in estimating electrical usage as newer, more energy efficient mining hardware became prevalent.

The Bitcoin Network is designed in such a way that the reward for adding new blocks to the Blockchain decreases over time and the production (and reward) of bitcoins will eventually cease. Once such reward ceases, it is expected that miners will demand compensation in the form of transaction fees to ensure that there is adequate incentive for them to continue mining. The amount of transaction fees will be based upon the structural requirements necessary to provide sufficient revenue to incentivize miners, as counterbalanced by the need to retain sufficient Bitcoin users (and transactions) to make mining profitable.

Though not free from doubt, Bitcoin industry participants have expressed a belief that transaction fees would be enforced through (i) mining operators collectively refusing to record transactions that do not include a payment of a transaction fee or (ii) the updating of Bitcoin software to require a minimum transaction fee payment. Under a regime whereby large miners require fees to record transactions, a transaction where the spending party did not include a payment of transaction fees would not be recorded on the Blockchain until a miner who does not require transaction fees solves for a new block (thereby recording all outstanding transaction records for which it has received data). If popular Bitcoin software for digital wallets were to require a minimum transaction fee, users of such programs would be required to include such fees; however, because of the open-source nature of the Bitcoin Network, there may be no way to require that all digital wallets include minimum transaction fees for spending transactions. Alternatively, a future Bitcoin Network software update could simply build a small transaction fee payment into all spending transactions (e.g., by deducting a fractional number of bitcoins from all transactions on the Bitcoin Network as transaction fees).

The Bitcoin Network protocol already includes transaction fee rules and the mechanics for awarding transaction fees to the miners that solve for blocks in which the fees are recorded; however, users currently may opt not to pay transaction fees (depending on the Bitcoin software they use) and miners may choose not to enforce the transaction fee rules since, at present, the bitcoin rewards are far more substantial than transaction fees. As of April 2014, transaction fees generally accounted for approximately one quarter to one half of one percent of miners’ total revenue, though the percentage of revenue represented by transaction fees is not static and fluctuates based on the number of transactions for which sending users include transaction fees, the levels of those transaction fees and the number of transactions a miner includes in its solved blocks. Typically, transactions do not have difficulty being recorded if transaction fees are not included.

Mining Pools

The Bitcoin Network’s mining protocol was created in a manner to make it more difficult to solve for new blocks as the processing power dedicated to mining increases (in order to maintain the 10 minute per block solution time average). Therefore, the difficulty of finding a valid hash value has grown exponentially since the first blocks were mined. Currently, the likelihood that an individual acting alone will be able to mine bitcoins is extremely low. As a result, mining “pools” have developed in which multiple miners act cohesively and combine their processing power to solve blocks. When a pool solves a new block, the participating mining pool members split the resulting reward based on the processing power they each contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts. According to blockchain.info, as of May 1, 2014, the largest three mining pools were GHash.IO, Discus Fish and BTC Guild, which, when aggregated, represented approximately 53% of the processing power on the Bitcoin Network. Also according to blockchain.info, on such date, the nine largest pools (GHash.IO, Discus Fish, BTC Guild, Elgius, Slush, Bitminter, EclipseMC, P2Pool and 50BTC) accounted for 69% of the mining processing power on the Bitcoin Network.

Mathematically Controlled Supply

The method for creating new bitcoins is mathematically controlled in a manner so that the supply of bitcoins grows at a limited rate pursuant to a pre-set schedule. The number of bitcoins awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 25 bitcoins per block and the reward will decrease by half to become 12.5 bitcoins in or around the year 2017. This deliberately controlled rate of bitcoin creation means that the number of bitcoins in existence will never exceed 21 million and that bitcoins cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. See “Modifications to Bitcoin Protocol,” below. As of May 1, 2014, over 12.7 million bitcoins have been mined. It is estimated that more than ninety percent (90 percent) of the 21 million bitcoins will have been produced by 2022.

The following chart from blockchain.info indicates the number of bitcoins that have been mined since the Bitcoin Network began operation in January 2009 through April 2014.

Modifications to Bitcoin Protocol

Bitcoin is an open source project (i.e., a product whose source code is freely available to the public and that utilizes crowdsourcing to identify possible issues, problems and defects) and there is no official developer or group of developers that controls the Bitcoin Network. The Bitcoin Network’s development is overseen by a core group of developers, which currently includes Wladimir J. van der Laan, Gavin Andresen, Pieter Wuille, Nils Schneider, Jeff Garzik and Gregory Maxwell (“Core Developers”). The Core Developers are able to access and can alter the Bitcoin Network source code hosted on GitHub, an online service and forum used to share and develop open source code. As a result, the Core Developers are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code. Users and miners must accept any changes made to the Bitcoin Network (including those proposed by the Core Developers) by downloading the proposed modification of the source code.

A modification of the source code is only effective with respect to the Bitcoin users and miners that download it. Consequently, as a practical matter, a modification to the source code (e.g., a proposal to increase the 21 million total limit on bitcoins or to reduce the average confirmation time target from 10 minutes per block) only becomes part of the Bitcoin Network if accepted by participants collectively having a substantial majority of the processing power on the Bitcoin Network. If a modification is accepted only by a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code; such a division is known as a “fork” in the Bitcoin Network. It should be noted that, although their power to amend the source code is effectively subject to the approval of users and miners, the Core Developers have substantial influence over the development of the Bitcoin Network and the direction of the Bitcoin community.

Bitcoin Value

Bitcoins are an example of a Digital Math-Based Asset that is not a fiat currency (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization) and are not backed by hard assets or other credit. As a result, the value of bitcoins is determined by the value that various market participants place on bitcoins through their transactions.

Exchange Valuation

Due to the peer-to-peer framework of the Bitcoin Network and the protocols thereunder, transferors and recipients of bitcoins are able to determine the value of the bitcoins transferred by mutual agreement or barter with respect to their transactions. As a result, the most common means of determining the value of a bitcoin is by surveying one or more Bitcoin Exchanges where bitcoins are publicly bought, sold and traded (i.e., the Bitcoin Exchange Market) or an index tracking prices on the Bitcoin Exchange Market (e.g., Winkdex).

On each Bitcoin Exchange, bitcoins are traded with publicly disclosed valuations for each transaction, measured by one or more fiat currencies such as the US Dollar, the Euro or the Chinese Yuan. Bitcoin Exchanges typically report publicly on their site the valuation of each transaction and bid and ask prices for the purchase or sale of bitcoins. Although each Bitcoin Exchange has its own market price, it is expected that most Bitcoin Exchanges’ market prices should be relatively consistent with the Bitcoin Exchange Market average since market participants can choose the Bitcoin Exchange on which to buy or sell bitcoins (i.e., exchange shopping). Arbitrage between the prices on various Bitcoin Exchanges is possible, but the imposition of fees and fiat currency deposit/withdrawal policies appears to have prevented an active arbitrage mechanism among users on Bitcoin Exchanges. The absence of such a mechanism has allowed price differentials across Bitcoin Exchanges to remain relatively consistent; for example, bitcoins on BTC-e traded at a discount of approximately 1.5 percent relative to the average weighted price for bitcoins on BitStamp and Bitfinex on May 1, 2014.

Winkdex and the Winkdex Spot Price

The Trust values its bitcoins by reference to the Winkdex spot price. The Winkdex spot price is the value of Winkdex calculated at 4:00 p.m. New York time on each Evaluation Day. Math-Based Asset Index, LLC (“Index Provider”) developed, calculates and publishes Winkdex on a continuous basis using a patent-pending mathematical formula developed for such purpose.

The Index Provider’s Winkdex formula provides a volume-weighted, exponential moving average market price by blending trading data from the three largest Bitcoin Exchanges by volume on a list of Index Provider-approved Bitcoin Exchanges. Bitcoin Exchange criteria for inclusion as a Winkdex constituent include (i) trading denominated in US Dollar, (ii) availability of trading data, (iii) volume criteria and (iv) lack of recent trading halts. The Index Provider maintains a monitoring system that tests for these criteria on an ongoing basis. The Index Provider’s mathematical formula calculates the Winkdex value approximately every 60 seconds by determining which three eligible Bitcoin Exchanges have had the largest volume for the prior 24-hour period and pooling the trading data for each such constituent Bitcoin Exchange. The mathematical formula then calculates the Winkdex value by applying to the trading data a two-hour moving average that volume-weights trading data collected during such period and weights more recent trades exponentially more than older trades.

The names of the constituent Bitcoin Exchanges of Winkdex used in calculation of the Winkdex spot price will be posted on the Trust’s website upon the posting of such Evaluation Day’s Winkdex spot price. As of May 1, 2014, the eligible Bitcoin Exchanges include Bitfinex, BitStamp, BTC-e, CampBX and LocalBitcoins. The list of Bitcoin Exchanges eligible for inclusion in Winkdex will be reviewed periodically by the Index Provider, and not less frequently than monthly. The list of eligible Bitcoin Exchanges may be adjusted to add or remove Bitcoin Exchanges as circumstances warrant. The components of the Winkdex spot price will be determined automatically by the Index Provider’s patent-pending mathematical formula for calculation of Winkdex, and may vary depending upon the volume on eligible Bitcoin Exchanges over the prior 24-hour period.

The Index Provider publishes the Winkdex value continuously at www.Winkdex.com and disseminates the Winkdex spot price as soon as reasonably practicable after 4:00 p.m. to the Sponsor and the Trustee for use in the calculation of the Trust’s NAV and NAV per Share. The Winkdex spot price will be posted on the Trust’s website by no later than 5:00 p.m. on each Business Day.

The Index Provider and the Sponsor have entered into a license agreement governing the Trust’s use of the Winkdex spot price for calculation of the NAV and NAV per Share. Under the license agreement, the Index

Provider has no obligation to the Trust or its shareholders to continue to maintain or publish the Winkdex spot price, and it may cease publishing Winkdex. The Index Provider may adjust the calculation methodology for Winkdex without notice to or consent of the Trust or its shareholders. The Sponsor will promptly provide notice on the Trust’s website of any material change to the calculation methodology for Winkdex. Under the license agreement, the Sponsor is permitted to sub-license its rights to use the Winkdex spot price. The Trust and its shareholders pay no fees or royalties to the Sponsor in consideration of its sub-license to the Trust of Winkdex-related intellectual property.

Forms of Attack Against the Bitcoin Network

Exploitation of Flaws in the Bitcoin Network’s Source Code

As with any other computer code, the Bitcoin Network source code may contain certain flaws. Several errors and defects have been found and corrected, including those that disabled some functionality for users, exposed users’ information, or allowed users to create multiple views of the Bitcoin Network. Such flaws have been discovered and quickly corrected by the Core Developers or the Bitcoin community, thus demonstrating one of the advantages of open source codes that are available to the public: open source codes rely on transparency to promote community-sourced identification and solution of problems within the code.

As of the date of this prospectus, discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known Bitcoin Network rules have been exceedingly rare. For example, in 2010, a hacker or group of hackers exploited a flaw in the Bitcoin Network source code that allowed them to generate 184 billion bitcoins in a transaction and send them to two digital wallet addresses. However, the Bitcoin community and developers identified and reversed the manipulated transactions within approximately five hours, and the flaw was corrected with an updated version of the Bitcoin protocol. Another addressed issue with the Bitcoin Network source code, “transaction malleability” (discussed further below under “—Uses of Bitcoin—Bitcoin Exchange Market”) was addressed by the Core Developers in a March 2013 software update. The Core Developers, in conjunction with other developers and miners, work continuously to ensure that flaws are quickly fixed or removed.

Greater than Fifty Percent of Network Computational Power

Malicious actors can structure an attack whereby such actor gains control of more than half of the Bitcoin Network’s processing power or “hashrate.” Computer scientists and cryptographers believe that the immense collective processing power of the Bitcoin Network makes it impracticable for an actor to gain control of computers representing a majority of the processing power on the Bitcoin Network. See “Cryptographic Security Used in the Bitcoin Network—Double-Spending and the Bitcoin Network Confirmation System,” above. If a malicious actor acquired sufficient computational power necessary to control the Bitcoin Network (which amount would be well in excess of fifty percent), it would be able to engage in double-spending, or prevent some or all transactions from being confirmed, and prevent some or all other miners from mining any valid new blocks. The malicious actor or group of actors, however, would not be able to reverse other people’s transactions, change the fixed number of bitcoins generated per new block, or transfer previously existing bitcoins that belong to other users.

Cancer Nodes

This form of attack involves a malicious actor propagating “cancer nodes” to isolate certain users from the legitimate Bitcoin Network. A target user functionally surrounded by cancer nodes would be put on a separate “network,” allowing the malicious actor to relay only blocks created by the separate network and thus opening the target user to double-spending attacks. By using cancer nodes, a malicious actor also can disconnect the target user from the Bitcoin economy entirely by refusing to relay any blocks or transactions. Bitcoin software programs make these attacks more difficult by limiting the number of outbound connections through which users are connected to the Bitcoin Network.

Manipulating Blockchain Formation

A malicious actor may attempt to double-spend bitcoins by manipulating the formation of the Blockchain rather than through control of the Bitcoin Network. In this type of attack, a miner creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the Blockchain before a target user’s legitimate transaction can be included in a block. Variations of this form of attack include the “Finney attack,” “race attack,” and “vector76 attack.” All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Users and merchants can dramatically reduce the risk of a double-spend attack by waiting for multiple confirmations from the Bitcoin Network before settling a transaction. The Bitcoin Network still may be used to execute instantaneous, low-value transactions without confirmation to the extent the recipient of bitcoins determines that a malicious miner would be unwilling to carry out a double-spend attack for low-value transactions because the reward from mining would be higher than the small profit gained from double-spending. Users and merchants can take additional precautions by adjusting their Bitcoin Network software programs to connect only to other well-connected nodes and to disable incoming connections. These precautions reduce the risk of double-spend attacks involving manipulation of a target’s connectivity to the Bitcoin Network (as is the case with vector76 and race attacks).

Market Participants

Miners

Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, but the vast majority of mining is now undertaken by mining pools. See “—Bitcoin Mining & Creation of New Bitcoins” above.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. These participants range from hedge funds such as Malta-based Exante Ltd. to day-traders who invest in bitcoins by trading on Bitcoin Exchanges such as Slovenia-based BitStamp and Hong Kong-based Bitfinex. See “Uses of Bitcoin—Bitcoin Exchange Market” below.

Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in bitcoin. In December 2013, Wedbush Securities and Bank of America Merrill Lynch released preliminary research reports on Bitcoin as both a payment tool and investment vehicle. Additionally in December, the Federal Reserve Bank of Chicago released a primer on Bitcoin prepared by a senior economist. In early 2014, Fitch Ratings, Goldman Sachs, JPMorgan Chase, PriceWaterhouseCoopers, UBS Securities and Wedbush Securities, among others, released additional research reports analyzing Bitcoin on the basis of bitcoin value, technological innovation or payment system mechanics. Additionally, institutions including Fortress Investment Group and Pantera Capital made, or proposed to make, direct or indirect investments in bitcoins or the Bitcoin ecosystem.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoins over the Bitcoin Network. The retail sector also includes transactions between consumers paying for goods or services from commercial or service businesses through direct transactions or third-party service providers such as BitPay or Coinbase. Each of BitPay and Coinbase provide a merchant platform for instantaneous transactions whereby the consumer sends bitcoins to BitPay or Coinbase, which then provides either the bitcoins or the cash value thereof to the commercial or service business utilizing the platform. Square and Shopify are examples of traditional merchant payment processors or merchant platforms that have also added bitcoin payment options for their merchant customers.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoins. Bitfinex, BitStamp and BTC-e are three of the largest Bitcoin Exchanges in the world. Coinbase is a virtual wallet that stores bitcoins for users and also serves as both a payment processor and a retail gateway whereby users can purchase bitcoins for fiat currency. BitInstant and AurumXChange were retail gateways that allowed individuals to purchase bitcoins with fiat currency deposit slips; however, both entities halted operations in 2013 due to regulatory and other issues. BitPay and BitPagos are examples of bitcoin payment processors that allow merchants to accept bitcoins as payment. As the Bitcoin Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network. For example, Xapo announced plans for a bitcoin debit card that could permit more simple point-of-sale merchant transactions denominated in bitcoins.

Historical Chart of the Price of Bitcoins, 2012-2014

The price of bitcoins is volatile and fluctuations are expected to have a direct impact on the value of the Shares. Movements in the price of bitcoins in the past are not a reliable indicator of future movements. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches experienced by service providers, as well as political and economic uncertainties around the world.

The following chart illustrates the movements in the price of one bitcoin in US Dollars as quoted from Winkdex, a bitcoin price index using a volume weighted, exponential moving average of trading data from the three largest US Dollar-denominated Bitcoin Exchanges. See “—Bitcoin Value—Winkdex and the Winkdex Spot Price,” above. From May 2012 to February 2014, the eligible Bitcoin Exchanges of Winkdex included, and a substantial amount of the trading data utilized to calculate Winkdex was from, Mt. Gox, the dominant Bitcoin Exchange prior to the summer of 2013. As of May 1, 2014, the Bitcoin Exchanges eligible for inclusion in Winkdex include BTC-e, Bitfinex, BitStamp, CampBX and LocalBitcoins.

The below chart reflects the Winkdex value from May 1, 2012 to May 1, 2014. The bar graph at the bottom of the chart indicates the volume of bitcoin traded on the component Bitcoin Exchanges used to calculate each Winkdex value during such period.

The below chart reflects the Winkdex value from November 2, 2013 to May 1, 2014. The bar graph at the bottom of the chart indicates the volume of bitcoin traded on the component Bitcoin Exchanges used to calculate each Winkdex value during such period.

The below chart reflects the Winkdex value (black) and the average weighted prices on each of Bitfinex (purple), BitStamp (green) and BTC-e (red) for the seven-day period ending April 24, 2014. It is intended to display the manner in which the trading prices on each of the three major US Dollar-denominated Bitcoin Exchanges track each other, with limited trading premiums or discounts between exchanges. For most of the period, prices on BTC-e operated at a discount of approximately one to five percent of prices on Bitfinex and BitStamp.

Uses of Bitcoins

Global Bitcoin Market

Global trade in bitcoins consists of individual end-user-to-end-user transactions, together with facilitated exchange-based bitcoin trading. A limited market currently exists for bitcoin-based derivatives. The Trust represents the first known DMBA ETP based on bitcoins.

There is currently no reliable data on the total number or demographic composition of users or miners on the Bitcoin Network.

Global Bitcoin Derivatives Markets

Nascent derivatives markets for bitcoins now exist. For example, certain types of options, futures contracts for differences and other derivative instruments are available in certain jurisdictions; however, many of these are not available in the US and generally are not regulated to the degree that US investors expect derivative instruments to be regulated. Various platforms and Bitcoin Exchanges also offer trading on margin. Currently, the open interest in these bitcoin derivative instruments is quite limited in comparison to the volume of actual bitcoin trades. Additionally, regulation relating to bitcoin derivatives is uncertain and may be subject to further scrutiny.

End-User-to-End-User

The Bitcoin end-user-to-end-user ecosystem operates on a continuous, 24-hour per day basis. This is accomplished through decentralized peer-to-peer transactions between parties on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction. Liquidity can change from time to time during the course of a 24-hour trading day. The Bitcoin Network rules that require transaction fees are generally not enforced; therefore transaction costs, if any, are negotiable between the parties and may vary widely. These transactions occur remotely through the Internet, in-person through forums such as Satoshi Square (an open-air bitcoin trading market held in New York City) or the Bitcoin Center NYC, and physically through bulletin boards. There are currently no official designated market makers for bitcoins and hence no standard transaction sizes, bid-offer spreads or typical known cost per transaction. Marketplaces like LocalBitcoins and ICBIT are intended to bring together counterparties trading in bitcoins but do not provide any clearing or intermediary function.

Bitcoin Exchange Market

Online Bitcoin Exchanges represent the majority of bitcoin buying and selling activity and provide the most data with respect to prevailing valuations of bitcoins. Most Bitcoin Exchanges operate through pooled account systems, whereby the users of the exchange send bitcoins and/or fiat currency to an account of the Bitcoin Exchange, which records user sub-account balances in a ledger entry system. For such pooled account exchanges, trades typically are conducted “off-Blockchain,” meaning that they are settled by reallocating bitcoin and money to and from users on the balanced ledgers of the exchange. Therefore, a trade on a pooled account exchange will not result in a Bitcoin transaction being transmitted and subsequently recorded on the Blockchain, or of a money transfer going from one bank account to another. For a pooled-account Bitcoin Exchange, Bitcoin transactions and money transfers typically only occur during the withdrawal or deposit of bitcoins or fiat currency by an exchange customer, or if the Bitcoin Exchange needs to shift bitcoins or fiat currency between its pooled accounts for internal purposes. Nevertheless, Bitcoin Exchanges typically publish trade data including last price, bid and ask spread, and trade volume, among other data, on their respective websites and through application programming interfaces.

For most of 2013, Mt. Gox (a Japanese exchange operated at www.mtgox.com by Tibanne Co. Ltd.) was the largest online Bitcoin Exchange in the world. Supporting trading of bitcoins using 16 different fiat currencies, Mt. Gox accounted for nearly three-quarters of all Bitcoin Exchange Market trading during the first half of 2013. For the month of August 2013, Mt. Gox’ market share dropped to just over 50 percent of Bitcoin Exchange Market trading, according to Bitcoinity.org. BitStamp represented approximately one quarter of trading over such period. Together with BTC-e and BTC China, the then-third and fourth largest exchanges by volume, the four largest Bitcoin Exchanges accounted for more than 90 percent of the Bitcoin Exchange Market volume in August 2013.

From September through the beginning of December of 2013, BTC China surpassed US Dollar denominated Bitcoin Exchanges. This was bolstered by large speculative demand in China which led to the emergence of several large Bitcoin Exchanges and volume on BTC China that was bolstered by a commission-free trading program. Following a December regulatory notice from the People’s Bank of China and five government ministries that limited the ability of Chinese regulated financial and payment institutions to do business with Bitcoin Exchanges, volume on BTC China and similar exchanges such as OKCoin have dropped below those of Mt. Gox, BitStamp and BTC-e.

On February 7, 2014, Mt. Gox suspended the withdrawal of bitcoin, though trading activity continued. Mt. Gox attributed the suspension to problems accounting for “transaction malleability,” which refers to the ability of Bitcoin nodes to adjust the “transaction ID” of a Bitcoin transaction prior to its inclusion in the Blockchain. A user of an exchange that tracked payments through transaction IDs could then attempt to fool the exchange into believing it had failed to send a withdrawal and sending a second withdrawal in the same amount.

Mt. Gox also continued to delay US Dollar withdrawals for a matter of weeks or months from the withdrawal request date. As a result, the price of bitcoins on Mt. Gox fell by more than 60 percent from February 7 to February 18, 2014. BitStamp and BTC-e also temporarily suspended bitcoin withdrawals to review whether their bitcoin withdrawal system was exploitable through transaction malleability, but resumed withdrawals by February 15th. In the March 2014 release of Bitcoin Core version 0.9.0, the Core Developers provided software fixes that limited the ability to adjust the transaction ID of a Bitcoin transaction.

On February 25, 2014, Mt. Gox suspended trading on its platform and, three days later, filed for bankruptcy protection in Japanese courts, stating that it had lost approximately 850,000 bitcoins, including approximately 750,000 bitcoins belonging to its customers. Mt. Gox subsequently recovered access to approximately 200,000 of the lost bitcoins. As no full, reliable accounting has been publicly provided, it is difficult to assess whether Mt. Gox’s collapse was due to cyber-attacks (including denial of service and hacking incidents reported in 2011 and 2013), mismanagement or fraud. Following the cessation of trading activity on its platform, Mt. Gox has been in bankruptcy proceedings in Japan and the United States and will either liquidate or seek a plan of rehabilitation.

Among the four pooled-account Bitcoin Exchanges eligible for inclusion in Winkdex, domicile, regulation and legal compliance varies. Information regarding each Bitcoin Exchange may be found, where available, on the websites for such Bitcoin Exchanges, among other places.

BitStamp is a Slovenian Bitcoin Exchange that maintains an office in the United Kingdom and operates the website www.bitstamp.net. Information regarding the parent company of BitStamp, BitStamp d.o.o., is limited; however, the company has publicly stated that it is not subject to United Kingdom anti-money laundering and combating the financing of terrorism regulation. BitStamp requires verification of user identity requirements for certain transactions.

BTC-e is a Bitcoin Exchange with anonymous founders that operates the website www.btc-e.com. It is purported to be based in Bulgaria, but has operational ties to Cyprus and uses Czechoslovakian banks. Information regarding the corporate structure and ownership of BTC-e is not readily available, nor is any information regarding any compliance with regulation in any jurisdiction. BTC-e generally does not require verification of user identity for transactions, but may require identity verification for fiat currency withdrawals.

CampBX is a US Bitcoin Exchange that operates the website www.campbx.com. CampBX is operated by BulBul Investments LLC, a US limited liability company formed in the state of Georgia. CampBX has registered as a money services business in the United States in compliance with FinCEN guidance. CampBX requires verification of user identity for certain transactions.

Bitfinex is a Hong Kong Exchange that operates the website www.bitfinex.com. Bitfinex is operated by Bitfinex LLC, a Hong Kong limited liability company. Information regarding Bitfinex’ compliance with regulation in any jurisdiction is not readily available. Bitfinex requires verification of user identity for all transactions denominated in fiat currencies such as US dollars.

In addition to open online Bitcoin Exchanges, there are “dark pools” where market participants have the ability to execute large block trades without revealing those trades and the related price data to the public Bitcoin Exchange Market. Tradehill is an example of one such institutional dark pool, although it halted operations in August 2013 to allow for regulatory compliance upgrades. SecondMarket also operates a form of dark pool through a trading desk that buys and sells large blocks of bitcoins without publicly reporting trade data. Informal dark pools are currently believed to exist, particularly among wholesale buyers of bitcoin and bitcoin mining groups that obtain large supplies of bitcoin through mining. Such informal dark pools function as a result of the peer-to-peer nature of the Bitcoin Network, which allows direct transactions between any seller and buyer. As the Bitcoin Exchange Market and bitcoin dark pools have a limited history, it is difficult to estimate the impact of dark pools on the Bitcoin Exchange Market.

Bitcoin Exchanges are susceptible to denial of service attacks. In a denial of service attack, an attacker bombards a Bitcoin Exchange with a large quantity of external requests, thus precluding the targeted Bitcoin Exchange from processing requests from genuine users, effectively or literally knocking the Bitcoin Exchange offline. In a distributed denial of service or DDoS Attack, the attacker gains control of and uses another party’s computer to launch the external requests. Mt. Gox was the victim of three DDoS Attacks in April 2013 alone. Other large Bitcoin Exchanges also have suffered DDoS Attacks. These attacks can cause the price of bitcoins to fall substantially. Users, miners and service providers are similarly susceptible to such attacks. The Bitcoin Network protocol and software programs have internal mechanisms that mitigate but do not eliminate the likelihood and effects of denial of service attacks and DDoS Attacks.

Bitcoin Exchanges also may be the victims of breaches in information security. In June 2011, a malicious actor hacked the Mt. Gox database and stole thousands of usernames, passwords and e-mail addresses. More recently, Bitfloor was forced to go offline as a result of an attack through which a hacker gained access to private keys and 24,000 bitcoins. Such attacks have caused multiple Bitcoin Exchanges to close for brief periods. Hackers also can target users, miners and service providers. These attacks reflect negatively on the effectiveness of security measures undertaken by some participants in the Bitcoin economy and do not reflect the inherent cryptographic security of the Bitcoin Network.

Bitcoin Exchanges may also be susceptible to temporary or permanent shutdowns due to the imposition or violation of government regulations. For example, Bitcoin Exchanges may halt operations to register with a regulatory authority (e.g., registration with FinCEN as a money transmitter) on a voluntary basis or due to a regulator’s cease and desist order. Alternatively, Bitcoin Exchanges may determine that it is not commercially feasible to comply with registration requirements or regulatory limitations and may, therefore, cease operations voluntarily or due to a regulator’s cease and desist order or government seizure. A Bitcoin Exchange may also elect to not serve customers in a particular jurisdiction where regulatory uncertainty or hostility threatens the Bitcoin Exchange’s ability to operate. The likelihood or form that temporary or permanent shutdowns may occur will depend on the jurisdictions in which a Bitcoin Exchange is subject to regulation and the ongoing development of bitcoin regulations in such jurisdiction.

Goods and Services

Bitcoins also can be used to purchase goods and services, either online or at physical locations, although reliable data is not readily available about the retail and commercial market penetration of the Bitcoin Network. In January 2014, US national online retailers Overstock.com and TigerDirect began accepting bitcoin payments. There are thousands of additional online merchants that accept bitcoins, and the variety of goods and services for which bitcoins can be exchanged is increasing. Currently, local, regional and national businesses, including WordPress and Foodler, accept bitcoin. Bitcoin service providers such as BitPay and Coinbase and online gift card retailer Gyft provide other means to spend bitcoin for goods and services at additional retailers. There are also many real-world locations that accept bitcoin throughout the world. As of April 2014, it is estimated that as many as 70,000 merchants or businesses accept, or have the technological infrastructure to choose to accept (e.g., Shopify merchants), bitcoins as payment. Additionally, non-profit organizations such as Wikileaks have gained notoriety for accepting donations in bitcoins. There will likely be a strong correlation between continued expansion of the Bitcoin Network and its retail and commercial market penetration.

Anonymity and Illicit Use

The Bitcoin Network was not designed to ensure the anonymity of users, despite a common misperception to the contrary. All Bitcoin transactions are logged on the Blockchain and any individual or government can trace the flow of bitcoins from one address to another. Off-Blockchain transactions occurring off the Bitcoin Network are not recorded and do not represent actual Bitcoin transactions or the transfer of bitcoins from one digital wallet address to another. Digital wallet addresses are randomized sequences of 27-34 alphanumeric characters that, standing alone, do not provide sufficient information to identify users; however, various methods may be used to connect an address to a particular user’s identity, including, among other things, simple Internet searching, electronic surveillance and statistical network analysis and data mining. Anonymity is also reduced to the extent that certain Bitcoin Exchanges and other service providers collect users’ personal information, because such Bitcoin Exchanges and service providers may be required to produce users’ information in order to comply with legal requirements. In many cases, a user’s own activity on the Bitcoin Network or on Internet forums may reveal information about the user’s identity.

Users may take certain precautions to enhance the likelihood that they and their transactions will remain anonymous. For instance, a user may send its bitcoins to different addresses multiple times to make tracking the bitcoins through the Blockchain more difficult or, more simply, engage a so-called “mixing” or “tumbling” service to switch its bitcoins with those of other users. However, these precautions do not guarantee anonymity and are illegal to the extent that they constitute money laundering or otherwise violate the law.

As with any other asset or medium of exchange, bitcoins can be used to purchase illegal goods or fund illicit activities. For example, Silk Road, an anonymous online marketplace that sold illegal substances prior to its seizure and the arrest of its founder and operator in October 2013, accepted only bitcoins. The use of bitcoins for illicit purposes, however, is not promoted by the Bitcoin Network or the user community as a whole.

Competition

Bitcoins are not the only type of Digital Math-Based Assets founded on math-based algorithms and cryptographic security, although it was considered the most prominent as of May 1, 2014. Other Digital Math-Based Assets have developed since the Bitcoin Network’s inception: Litecoin, Peercoin, Dogecoin and Ripple are just a few examples of Bitcoin alternatives. The Bitcoin Network, however, possesses the “first-to-market” advantage and thus far has captured the majority of the industry’s market share and is secured by a mining network with significantly more processing power than that of any other Digital Math-Based Asset.

Government Oversight

The Bitcoin Network is a recent technological innovation and the regulatory schemes to which bitcoins and the Bitcoin Network may be subject have not been fully explored or developed. For example, the SEC and CFTC have yet to issue official statements describing how each will treat bitcoins for a variety of regulatory purposes.

Until February 2014, the only US federal regulator to release official guidance on bitcoin and the Bitcoin Network was FinCEN, a bureau of the United States Department of the Treasury responsible for the federal regulation of currency market participants. On March 18th, 2013, FinCEN issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a user of bitcoins will not be considered a money services business or be required to register, report and perform recordkeeping; however, an administrator or exchanger of bitcoins must be a registered money services business under FinCEN’s money transmitter regulations. As a result, Bitcoin Exchanges that deal with US residents or otherwise fall under US jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance on January 30, 2014 and April 29, 2014, clarifying that most miners, software developers, hardware manufacturers, escrow service providers and investors in bitcoin would not be required to register with FinCEN on the basis of such activity alone.

US state regulators, including the California Department of Financial Institutions, New York Department of Financial Services, Virginia Corporation Commission, Idaho Department of Financial Services and Washington State Department of Financial Institutions, have similarly released interpretations or mandates that Bitcoin Exchanges and similar Bitcoin service providers register on a state-level as money transmitters or money service businesses.

On March 25, 2014, the IRS released guidance on the treatment of virtual currencies (e.g., Digital Math-Based Assets) for federal income tax purposes. The guidance was the first from a US government agency to provide asset classification of bitcoins, classifying them as “property” for federal income tax purposes. The guidance clarified that bitcoins could be held as capital assets and that holders of bitcoins would be required to track gains and losses relating to their cost basis at acquisition and their realization value upon sale or spending of the bitcoins. The IRS also clarified that bitcoins received as payment (e.g., as wages or, in the case of a miner, as a reward for solving a block) would be taxable as ordinary income using the fair market value of bitcoins when received. The asset classification of bitcoins by the IRS is not controlling on other government agencies.

As of May 1, 2014, the US Congress, US Senate Committee on Homeland Security and Government Affairs and the New York State Department of Financial Services had initiated formal inquiries into Digital Math-Based Assets, including bitcoins, and possible regulation thereof. On November 18 and 19, 2013, the US Senate Committees on Homeland Security and Government Oversight and Banking, Housing, and Urban Affairs held respective hearings featuring regulators including the director of FinCEN and representatives from the Department of Justice and Secret Service, as well as members of the private sector. During the hearings, members of the Senate and panelists emphasized the importance of tax guidance and asset classification in the US regulatory landscape for Bitcoin. On January 28 and 29, 2014, the New York Department of Financial Services held hearings featuring investors, entrepreneurs and law-enforcement authorities. During the hearings, Department staff and panelists discussed the feasibility of implementing state-level regulation specific to the needs of Digital Math-Based Assets.

In addition, various foreign jurisdictions may adopt laws, regulations or directives that affect Bitcoin. In October 2012, the European Central Bank issued a report on “virtual currency” schemes indicating that Bitcoin may become the subject of regulatory interest in the European Union. In August 2013, the German Ministry of Finance released an interpretation that labeled bitcoins to be a form of private money or a unit of account that is not recognized as a full currency, but is subject to German tax laws.

On December 5, 2013, the People’s Bank of China and five Chinese ministries released a notice that restricted Bitcoin activity among its financial and payment institutions while classifying bitcoins as a “virtual commodity” that was legal to own and speculate in. Over the subsequent five months, news reports from China indicated that many banking institutions and third party payment processors in China had received private guidance leading them to close Bitcoin Exchange bank accounts that held Chinese Yuan on behalf of exchange customers. As a result, though the Chinese government has not banned the use of Bitcoin or the holding of bitcoins, the effective result of the public and private notices has been to severely restrict the operation of Chinese Bitcoin Exchanges through the limitation of customers’ ability to deposit or withdraw Chinese Yuan with or from the exchanges.

In Russia, state agencies and prosecutors have released guidance or statements that have hampered the growth of Bitcoin. On January 15, anonymous electronic transfers were restricted to de minimus sums; although Bitcoin transactions are not truly anonymous, this measure has been taken to apply to the Bitcoin Network. On January 27, a central bank statement warned of the association of Bitcoin and money laundering and terrorist activity. In early February, a prosecutor implied that the use of Bitcoin and bitcoins themselves were not legal tender and were illegal, although whether this amounted to a ban on Bitcoin has been questioned. The legal status of Bitcoin in Russia remains unclear, though the recently hostile approach of certain government arms indicates a restrictive environment.

After the United States, China and Russia were among the next tier of large Bitcoin-using jurisdictions as of late 2013. The impact of the restrictions has been seen in a decline of Chinese investment activity in bitcoins and a reduction in the number of Bitcoin nodes operating in Russia. Less active Bitcoin jurisdictions in Iceland and Vietnam have more severely restricted the use of Bitcoin (by prohibiting the conversion of bitcoins to krona and banning financial services firms’ interactions with Bitcoin, respectively), with little impact on the global growth of Bitcoin.

While jurisdictions such as Germany and China have taken a preliminary regulatory stance on Bitcoin, countries including Canada and India have declined to apply regulation to Bitcoin when afforded the opportunity, though Canada is expected to apply money transmission laws to Bitcoin in the coming year. Australia, Finland and the Netherlands have joined Canada and Germany among the foreign countries releasing formal or informal tax guidance regarding Bitcoin income or operations.

Due in part to its international nature and the nascent stage of regulation, along with the limited experience with Bitcoin of and language barriers between international journalists, information regarding the regulation of Bitcoin in various jurisdictions may be incomplete, inaccurate or unreliable. For example, news of the People’s Bank of China notice release on December 5, 2013 was followed by days of confusion relating to difficulty in interpreting and analyzing the content of the release. In another instance, on July 29, 2013, a Bitcoin service business in Thailand announced that, in a meeting with the Bank of Thailand, regulators from the Foreign Exchange Administration and Policy Department had functionally banned Bitcoin activity in the country, leading to widespread reporting of a blanket ban. Later reporting, however, questioned whether the Bank of Thailand regulators had the authority, or expressed the intention, to ban all Bitcoin use in Thailand. Recent reports indicate that, on February 15, 2014, the Bank of Thailand authorized the operation of exchanges converting bitcoin to and from Thai baht.

As both the regulatory landscape develops and journalistic familiarity with Bitcoin increases, mainstream media’s understanding of Bitcoin and the regulation thereof may improve.

Not A Regulated Commodity Pool

The Trust will not trade, buy, sell or hold bitcoin derivatives, including bitcoin futures contracts, on any futures exchange. The Trust is authorized solely to take immediate delivery of bitcoins. The Trust will not be regulated by the CFTC under the CEA as a “commodity pool,” and will not be operated by a CFTC-regulated commodity pool operator because it will not trade, buy, sell or hold bitcoin derivatives, including bitcoin futures contracts, on any futures exchange. Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX division of the New York Mercantile Exchange or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust will not benefit from the protections afforded to investors in bitcoin futures contracts on regulated futures exchanges.

BUSINESS OF THE TRUST

The activities of the Trust will be limited to (1) issuing Baskets in exchange for the actual bitcoins deposited by the Authorized Participants with the Trustee as consideration, (2) transferring actual bitcoins as necessary to cover the Sponsor’s Fee and as necessary to pay Trust expenses not assumed by the Sponsor and other liabilities, (3) transferring actual bitcoins in exchange for Baskets surrendered for redemption by the Authorized Participants and (4) causing the Trustee to sell bitcoins on the termination of the Trust. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of bitcoins.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of Winkdex, less the Trust’s expenses. The Shares are intended to constitute a cost-effective and convenient means of gaining investment exposure to bitcoins. A substantial direct investment in bitcoins may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the bitcoins and may involve the payment of substantial fees to acquire such bitcoins from third-party facilitators through cash payments of US Dollars. Although the Shares will not be the exact equivalent of a direct investment in bitcoins, they provide investors with an alternative that allows a level of participation in bitcoin markets through the securities market.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in bitcoin markets through an investment in securities. On the first day of trading, each Share in the initial Baskets was comprised of [0.20] bitcoins. The logistics of accepting, transferring and safekeeping of actual bitcoins are dealt with by the Trustee using the Security System, and the related expenses are built into the price of the Shares. Therefore, the investor does not have any additional tasks or costs over and above those associated with dealing in any other publicly traded security.

The Shares are intended to provide institutional and retail investors with a simple and cost-efficient means, with minimal credit risk and using the Trust’s proprietary Security System, of gaining investment benefits similar to those of directly holding bitcoins. The Shares offer an investment that is:

•

Easily Accessible and Relatively Cost Efficient. Investors in the Shares can also directly access bitcoin markets through the Bitcoin Exchange Market. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use bitcoins by using the Shares instead of directly purchasing and holding bitcoins, and for many investors, transaction costs related to the Shares will be lower than those associated with the direct purchase, storage and safekeeping of bitcoins.

•

Exchange Traded and Transparent. The Shares will trade on the NASDAQ, providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this prospectus is a part, the Shares will be eligible for margin accounts and will be backed by the assets of the Trust. The Trust will not hold or employ any derivative securities. Furthermore, the value of the Trust’s holdings will be reported each day on www.[    ].com, the Trust’s website.

•

Minimal Credit Risk. The Shares represent an interest in bitcoins owned outright by the Trust. Bitcoins of the Trust in the Trustee’s possession are not subject to borrowing arrangements with third parties. The Trust’s bitcoins are not subject to counterparty or credit risks. This contrasts with the lightly traded other financial products such as ICBIT futures that gain exposure to bitcoins through the use of derivatives that are subject to counterparty and credit risks.

•

Proprietary Security System. The Sponsor utilizes a proprietary security protocol for storing and safekeeping the Trust’s bitcoins using the Security System and cold storage protocols developed for the Trust. Similar hardware, software, administration and continued technological development may not be available or cost-efficient for many investors. Winklevoss IP LLC is the owner of certain intellectual property, including the patent-pending structure of the Trust and the Security System. Winklevoss IP LLC is licensing the use of such intellectual property to the Sponsor for use by the Trust.

The Trust differentiates itself from competing DMBA ETPs, to the extent that such DMBA ETPs may develop, in the following ways:

•

Proprietary Security System. The Sponsor utilizes a proprietary Security System and related protocols for storing and safekeeping the Trust’s bitcoins. Other DMBA ETPs may or may not utilize security systems that create similar redundancies and safeguards to protect against theft or loss.

•

Cold Storage of Private Keys. The Trust’s Security System implements a cold storage mechanism whereby the Trust’s bitcoins are held using a proprietary security system. The Security System includes patent-pending protocols and technology for the distribution and recall of the Trust’s digital wallet private keys to and from cold storage.

•

Location of Private Vaults. The Trust’s custodian holds the private keys of the Trust’s digital wallets in cold storage using secure vaults initially located in the United States. The Trust is not prohibited from using secured vaults outside the United States. Other DMBA ETPs may utilize cold storage of private keys or other digital wallet data, including in secure vaults, in locations around the world, or may use financial instruments to seek their investment objectives. The geographic and political considerations of storing private keys in the United States may appeal to certain investors.

•

Security System Inspection. The Sponsor has contracted with a technology security consultant to provide ongoing assessments of the operations of and security health of the computer hardware and software that is a part of the Security System at six month intervals. The Trustee or the Sponsor may call on the technology security consultant for additional assessments as they see fit in their discretion. Other DMBA ETPs may or may not periodically review computer hardware and software for operational issues and needed technological upgrades.

•

Vault Inspection. The Sponsor has contracted with an independent security firm to provide biannual inspections of and reports on the vaulting premises used to safekeep the private keys of the Trust’s digital wallets. One audit will be conducted at the end of each calendar year and the other at random, with the consent of the Trustee, on a date selected by the Sponsor. Other DMBA ETPs may not allow third-party inspections of their cold storage vaulting operations.

•

Custodian. The custodian that holds the private keys for the digital wallets of the Trust is [TRUSTEE]. Other DMBA ETPs that use cold storage may use not use a custodian or may use custodians other than the [Trustee] to hold their private keys.

•

Directly Held Bitcoins. The Trust directly owns actual bitcoins custodied through the Trustee using the Trust’s proprietary Security System. The direct ownership of bitcoins is not subject to counterparty or credit risks. This may differ from other DMBA ETPs that may provide bitcoin exposure through other means, such as the use of financial or derivative instruments.

•

Structure. The Shares intend to track the performance of Winkdex, less the Trust’s expenses. The Trust seeks to achieve this objective by directly owning bitcoins. This structure may be different from other DMBA ETPs that seek to track the performance of the price of bitcoins or other Digital Math-Based Assets through the use of futures contracts or through derivative instruments.

•	Sponsor’s Fee. The relatively low level of the Sponsor’s Fee associated with the Trust is a competitive factor that may influence an investor’s decision to purchase Shares.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to reflect the performance of Winkdex, less the expenses of the Trust, the Shares may trade in the secondary market on the NASDAQ at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours and liquidity between the NASDAQ and larger Bitcoin Exchanges in the Bitcoin Exchange Market. While the Shares will trade on the NASDAQ from 9:30 a.m. until 4:00 p.m. New York time, liquidity in the global bitcoin markets may fluctuate depending upon the volume and availability of larger Bitcoin Exchanges. As a result, during periods in which Bitcoin Exchange Market liquidity is limited or a major Bitcoin Exchange is off-line, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be equal to the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and reimbursable expenses under the Trust Agreement, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees, up to $[    ,000] per annum in marketing expenses and up to $[100,000] per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees. The Sponsor will also pay up to $[    ] per annum in costs relating to the engagement of the technology security consultant and any repairs or upgrades to the Security System. Any such amounts in excess of $[    ] per annum will be borne by the Trust as extraordinary expenses.

The Sponsor’s Fee will accrue daily in US Dollars at an annualized rate equal to [    ] percent of the adjusted net asset value (“ANAV”) of the Trust and will be payable monthly in arrears. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fees.

The Sponsor’s Fee shall be calculated by the Trustee and paid by transfer of bitcoins from the Trust Custody Account to the Sponsor Custody Account monthly on the first business day of the month, or as soon as practicable thereafter, in respect of fees payable for the prior month. The delivery shall be of that number of bitcoins having a value equals the accrued Sponsor’s Fee for such prior month, calculated at the applicable Winkdex spot price.

The Trustee will transfer bitcoins from the Trust Custody Account to the Trust Expense Account of the Trustee to permit the payment of Trust Expenses not assumed by the Sponsor. The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may, in its own discretion, transfer the bitcoins needed to pay extraordinary expenses to the Trust Expense Account. Once such bitcoins are in the Trust Expense Account, the Trustee may sell, or cause to be sold, such number of bitcoins at such times as may be necessary to permit payment in cash of Trust expenses not assumed by the Sponsor. The Trustee will transfer bitcoins from the Trust Custody Account to the Trust Expense Account at such times and in the smallest amounts required to permit such payments as they become due. Accordingly, the number of bitcoins to be transferred out of the Trust Custody Account will vary from time to time depending on the level of the Trust’s expenses and the Winkdex spot price (for the payment of the Sponsor’s Fee) or the proceeds of the sales of Bitcoins to pay other expenses (for the payment of Trust expenses other than the Sponsor’s Fee, e.g., extraordinary expenses).

If the Trustee sells, or causes to be sold, bitcoins in the Trust Expense Account, any cash received by the Trustee pending payment of the Trust’s expenses will not bear any interest. To the extent the Trustee transfers to the Trust Expense Account Bitcoins in excess of the amount needed to pay the Trust’s extraordinary expenses, the Trustee will promptly return such remaining bitcoins by transfer to the Trust Custody Account. Each delivery or transfer for sale of bitcoins by the Trust to pay the Sponsor’s Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust will transfer bitcoins to the Sponsor Custody Account in payment of the Sponsor’s Fee and transfer bitcoins to the Trust Expense Account and sell bitcoins to raise the funds needed for the payment of all Trust expenses not assumed by the Sponsor. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its liabilities. The Trust will not engage in any activity designed to derive a profit from changes in the prices of bitcoins. All bitcoins not needed to redeem Baskets, or to cover the Sponsor’s Fee and Trust expenses not assumed by the Sponsor, will be held by the Trustee in the Trust Custody Account. As a result of the recurring transfers of bitcoins to pay the Sponsor’s Fee and the Trust expenses not assumed by the Sponsor, the net asset value of the Trust (“NAV”) and, correspondingly, the fractional number of bitcoins represented by each Share, will decrease over the life of the Trust. New deposits of bitcoins into the Trust Custody Account, received in exchange for additional new Baskets issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the transfers of bitcoins out of the Trust Custody Account discussed above on the fractional number of bitcoins represented by each outstanding Share for three years. It assumes that the only transfers of bitcoins will be those needed to pay the Sponsor’s Fee and that the price of bitcoins and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any expenses not assumed by the Sponsor that the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional number of bitcoins represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time.

Year
	1			2			3
Hypothetical price per bitcoin		$100.00			$100.00			$100.00
Sponsor’s Fee		0.[ ]	%		0.[ ]	%		0.[ ]	%
Shares of Trust, beginning		[ ],000.00			[ ],000.00			[ ],000.00
Bitcoins in Trust, beginning		[ ].00			[ ].[ ]			[ ].[ ]
Hypothetical value of bitcoins in Trust	$	[ ],000,000.00		$	[ ].[ ]		$	[ ].[ ]
Beginning adjusted net asset value of the Trust	$	[ ].[ ]		$	[ ].[ ]		$	[ ].[ ]
Sponsor’s Fee		[ ].[ ]			[ ].[ ]			[ ].[ ]
Bitcoins in Trust, ending		[ ].[ ]			[ ].[ ]			[ ].[ ]
Bitcoins to be delivered to cover the Sponsor’s Fee		[ ].[ ]			[ ].[ ]			[ ].[ ]
Ending adjusted net asset value of the Trust	$	[ ].[ ]		$	[ ].[ ]		$	[ ].[ ]
Ending NAV per share	$	[ ].[ ]		$	[ ].[ ]		$	[ ].[ ]

DESCRIPTION OF THE TRUST

The Trust is a common law trust formed on [    ], 2014, under New York law pursuant to the Trust Agreement. The Trust holds only bitcoins and is expected from time to time to issue Baskets in exchange for deposits of bitcoins and to distribute bitcoins in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of Winkdex, less the Trust’s expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective and convenient investment relative to a direct, outright investment in bitcoins. The material terms of the Trust Agreement are discussed under “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is passive and not managed like a corporation or an active investment vehicle. The bitcoins held by the Trustee will only be transferred out of the Trust Custody Account in the following circumstances: transferred to pay the Sponsor’s Fee, distributed to Authorized Participants in connection with the redemption of Baskets, transferred to the Trust Expense Account to be sold on an as-needed basis to pay Trust expenses not assumed by the Sponsor, or sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Transfer, delivery or sale of bitcoins to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

The Bitcoin Network is a recent technological innovation, and the bitcoins that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Apart from FinCEN and the IRS, no major US and few foreign government and quasi-governmental regulators have made official pronouncements or adopted rules providing clear guidance with respect to the classification and treatment of bitcoins and other Digital Math-Based Assets for purposes of commodities, tax and securities laws. The Sponsor believes that, on balance, the important features of bitcoins and other Digital Math-Based Assets are those that are characteristics of commodities and therefore has referred to and discussed these assets as such. It is not known whether US or foreign regulators will share this view, adopt a single, different view or espouse a variety of differing views; this regulatory uncertainty creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares.”

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The Trust expects to create and redeem Shares from time to time but only in Baskets (a Basket equals a block of [50,000] Shares). The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust, or the distribution by the Trust, of the number of bitcoins represented by the Baskets being created or redeemed. The total number of whole and fractional bitcoins required for the creation of Baskets will be based on the combined NAV of the number of Baskets being created or redeemed. On the first day of trading, each Share in the initial Baskets was comprised of [0.20] bitcoins, and each initial Basket was made up of [10,000] bitcoins. The number of bitcoins required to create a Basket, or to be delivered upon a redemption of a Basket, will gradually and proportionally decrease over time. This is because the Shares comprising a Basket will represent a decreasing number of bitcoins due to the transfer of the Trust’s bitcoins to pay the Sponsor’s Fee or the transfer and sale of the Trust’s bitcoins to pay the Trust’s expenses not assumed by the Sponsor. Baskets may be created or redeemed only by Authorized Participants, who will pay a Transaction Fee of $[    ] for each order to create or redeem Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Baskets they purchase from the Trust. See “Plan of Distribution.”

The Trustee will determine the NAV of the Trust on each day that the NASDAQ is open for regular trading, as promptly as practicable after 4:00 p.m. New York time. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued fees and expenses). In determining the Trust’s NAV, the Trustee will value the bitcoins held by the Trust based on the Winkdex spot price or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s bitcoins. The Trustee will also determine the NAV per Share. If on a day when the Trust’s NAV is being calculated the Winkdex spot price is not available or has not been determined by 5:00 p.m. New York time, the price from the next most recent Winkdex spot price will be used, unless the Sponsor determines that such price is inappropriate to use. If the Sponsor determines that the next most recent Winkdex spot price is no longer reliable, including but not limited to situations where it does not reflect material events occurring between the time of calculation of such Winkdex spot price and the time of valuation, bitcoins will be valued using fair value pricing as determined in good faith by the Trustee under procedures established in the Trust Agreement. Valuing bitcoins using fair value pricing involves the consideration of a number of subjective factors and thus the prices for the bitcoins may differ from current market valuations. Each Evaluation Day, the Sponsor will publish the Trust’s NAV and NAV per Share on the Trust’s website as soon as practicable after the NAV and NAV per Share have been determined by the Trustee.

The Trust’s assets will consist solely of bitcoins. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the bitcoins held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the secondary market trading price of the Shares will fluctuate over time in response to the market prices of bitcoins. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain on a 24-hour basis bitcoin pricing information from various financial information service providers or Bitcoin Network information sites such as BitcoinCharts.com. A bitcoin ticker has also been added on a trial basis to Bloomberg financial terminals. Current bitcoin market prices are also generally available with bid/ask spreads directly from Bitcoin Exchanges. In addition, on each Evaluation Day the Trust’s website will provide pricing information for the Winkdex spot price, the component Bitcoin Exchanges for Winkdex, and the Shares. As of the date of this prospectus, the three constituent Bitcoin Exchanges of the most recent Winkdex spot price were [    ]. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV and NAV per Share of the Trust will be published on the Trust’s website by the Sponsor on each day that the NASDAQ is open for regular trading.

The Trust has no fixed termination date.

THE SPONSOR

The Sponsor is a Delaware limited liability company and was formed on May 9, 2013. The Sponsor’s office is located 30 West 24th Street, 4th Floor, New York, NY 10010. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the sole member of the Sponsor, Winklevoss Capital Management LLC, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor’s Role

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the NASDAQ. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and expenses reimbursable under the Trust Agreement, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees, up to $[    ,000] per annum in marketing expenses and up to $[100,000] per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Sponsor has, in consultation with a technological security consultant, developed the Security System and the security protocols for safekeeping of the Trust’s bitcoins. In consideration of the Sponsor’s Fee, the Sponsor is leasing and licensing to the Trust the hardware and software used in the Security System. The initial development and hardware costs for the Security System have been borne by the Sponsor, which will, with its technology security consultant, administer the ongoing analysis of needed maintenance, repairs or upgrades to the Security System. The Sponsor will also pay up to $[    ] per annum in costs relating to the engagement of the technology security consultant and any repairs or upgrades to the Security System. Any such amounts in excess of $[    ] per annum will be borne by the Trust as extraordinary expenses.

The Sponsor will not exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor trustee (i) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $[    ] million), (ii) if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days, or (iii) if the Trustee refuses to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting. The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter. The Sponsor also has the right to approve any new or additional custodian that the Trustee may wish to appoint.

The Sponsor or one of its affiliates or agents will (1) develop a marketing plan for the Trust on an ongoing basis, (2) prepare marketing materials regarding the Shares, including the content of the Trust’s website and (3) execute the marketing plan for the Trust, including engaging [    ] in its capacity as marketing agent to assist in the marketing of the Shares (“Marketing Agent”). The Sponsor has agreed to assume up to $[    ,000] per annum in marketing expenses on behalf of the Trust, which amount includes the fees of the Marketing Agent.

Intellectual Property License Agreement

The Sponsor has entered into an Amended and Restated License Agreement with Winklevoss IP, LLC, the owner of certain intellectual property relating to the Trust including, without limitation, the Security System and registered trademark and domain names. The Amended and Restated License Agreement provides the Sponsor with a field of use license within the Business Field of the administration of exchange traded products holding digital math-based assets, including but not limited to Bitcoins and other digital math-based assets. The license agreement includes, within the Business Field: (a) an exclusive, worldwide right and license under and to licensed patents; (b) a non-exclusive, worldwide, right and license under and to licensed know-how; (c) a non-exclusive, worldwide, right and license to use, modify, maintain, adapt, translate, improve, and prepare derivative works of, the licensed software; (d) an exclusive license to use the licensed service marks for the listed services; and (e) an exclusive license to use licensed domain name(s) in connection with the advertising and promotion of services covered under the licensed service marks.

The Sponsor is required to pay a monthly royalty equal to a percent of the net Sponsor Fee received by the Sponsor during the previous month based on a running royalty rate of between 8 percent and 16 percent of such net Sponsor Fees. Winklevoss IP, LLC retains the right, but is not required, to terminate the license if the Sponsor does not meet a minimum royalty payment of $300,000 during the prior 12 month period. The Sponsor has the right to sub-license within the Business Field its rights in exchange for an obligation to pay a 75 percent royalty based on revenue, if any, collected from such sub-license.

The Trust is authorized under the patent and the license agreement to benefit from and utilize the licensed intellectual property to the extent the application of the licensed intellectual property is performed by or on behalf of the Sponsor. The Trust is not required to pay any additional fees for these rights, other than the payment of the Sponsor’s Fee paid to the Sponsor in consideration of its services to the Trust.

Management of the Sponsor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor. In their capacities as officers of the Sponsor, the principal executive officer and principal financial officer of the Sponsor may take certain actions and execute certain agreements and certifications for the Sponsor in its capacity as Sponsor of the Trust. Additionally, the Sponsor and/or its affiliates or agents monitor and license the Security System and calculate Winkdex and the Winkdex spot price. The following is biographical information for the principal executive officer and the principal financial officer of the sponsor.

Cameron Winklevoss, Chief Executive Officer. Cameron Winklevoss, 32, has served as Chief Executive Officer of the Sponsor since its inception in 2013 and will make, or supervise those who make, all operational decisions by the Sponsor for the Trust. Mr. Winklevoss is a Co-Founder and the Chief Operating Officer of Winklevoss Capital Management LLC, a family office founded in 2012 that invests in varied asset classes with an emphasis on providing seed funding and infrastructure to early-stage startups. Prior to the formation of Winklevoss Capital, Mr. Winklevoss was a member of the US Men’s National Rowing Team and actively pursuing early stage investment opportunities. Mr. Winklevoss began participating in the Bitcoin economy through direct investment in 2012. He has been an angel investor and entrepreneur in emerging technologies since 2003. In 2004, he graduated from Harvard University with a Bachelor of Arts in Economics. In 2010, Mr. Winklevoss received a Masters of Business Administration from the Saïd Business School at the University of Oxford. Together with his brother Tyler, he represented the United States at the 2008 Olympic Games in Beijing, China.

Tyler Winklevoss, Chief Financial Officer. Tyler Winklevoss, 32, has served as Chief Financial Officer of the Sponsor since its inception in 2013. Mr. Winklevoss is a Co-Founder and the Chief Executive Officer of Winklevoss Capital Management LLC, a family office founded in 2012 that invests in varied asset classes with an emphasis on providing seed funding and infrastructure to early-stage startups. Prior to the formation of Winklevoss Capital, Mr. Winklevoss was a member of the US Men’s National Rowing Team and actively pursuing early stage investment opportunities. Mr. Winklevoss began participating in the Bitcoin economy through direct investment in 2012. He has been an angel investor and entrepreneur in emerging technologies since 2003. In 2004, he graduated from Harvard University with a Bachelor of Arts in Economics. In 2010, Mr. Winklevoss received a Masters of Business Administration from the Saïd Business School at the University of Oxford. Together with his brother Cameron, he represented the United States at the 2008 Olympic Games in Beijing, China.

THE TRUSTEE

[TRUSTEE], a [    ], serves as the trustee of the Trust and custodian of the Trust’s bitcoins. [TRUSTEE] has a trust office at [    ], [    ], [    ]. [TRUSTEE] is subject to supervision by the [    ]. Information regarding creation and redemption Basket composition, NAV of the Trust, transaction fees and the names of the parties that have each executed an Authorized Participant Agreement may be obtained from [TRUSTEE]. A copy of the Trust Agreement is available for inspection at [TRUSTEE]’s trust office identified above. Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of $[    ] million.

The Trustee’s Role

As Trustee. The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trustee’s principal responsibilities in its role as administrator of the Trust include (1) operating the administrative portal of the Trust’s Security System in order to receive bitcoins in or transfer bitcoins out of the Authorized Participant Custody Accounts and the Trust Custody Account to facilitate the creation or redemption of Baskets, (2) transferring to the Sponsor Custody Account the Trust’s bitcoins as needed to pay the Sponsor’s Fee (such bitcoin distributions are expected to occur approximately monthly in the ordinary course), (3) valuing the Trust’s bitcoins and calculating the NAV and ANAV of the Trust and the NAV per Share, (4) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the custodian and DTC, (5) transferring to the Trustee Expense Account and selling, or causing to be sold, the Trust’s bitcoins as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor, (6) when appropriate, making distributions of cash or other property to Shareholders, (7) selling the Trust’s bitcoins upon the liquidation or termination of the Trust, (8) receiving and reviewing reports on the custodian’s custody of and transactions in the Trust’s bitcoins and (9) complying with US and other government or quasi-government regulations that may be applicable to the storage and/or sale of bitcoins in the future. Under the Trust Agreement, the Trustee, the Sponsor and the Sponsor’s auditors and inspectors may, only up to twice a year, visit the storage premises of the Trustee for the purpose of examining the Trust’s bitcoins and certain related records maintained by the Trustee.

The Trustee intends to regularly communicate with the Sponsor to monitor the overall performance of the Trust and its Security System. If a custodian other than the Trustee is appointed, the Trustee will not monitor the performance of such custodian other than to review the reports provided by the custodian pursuant to the Trust Agreement. The Trustee, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Trustee will assist and support the Sponsor with the preparation of all periodic reports and other documents required to be filed with the SEC on behalf of the Trust.

As Custodian. In its capacity as custodian, the Trustee is responsible for the safekeeping of the private keys that provide access to the Trust’s digital wallets. As custodian, the Trustee will safekeep the Trust’s private keys in cold storage and will facilitate the transfer of bitcoins out of the Trust through the activation of cold storage wallets by delivery to the Trustee’s administrative operations. See “Custody of the Trust’s Bitcoins.” The Trustee safekeeps the Trust’s private keys in cold storage at its US vaulting premises. The Trustee will maintain regular reports detailing the private keys in storage in each applicable vault, including those private keys that have been delivered for activation.

The Trustee shall, with respect to custodial instructions, act in accordance with the instructions of the Sponsor. If the Trustee resigns in its capacity as custodian of the Trust’s private keys, the Trustee shall appoint an additional or replacement custodian selected by the Sponsor and enter into a custody agreement on behalf of the Trust with such custodian.

The Trustee’s fees and expenses under the Trust Agreement will be paid by the Sponsor.

The Trustee and its affiliates may from time to time act as Authorized Participants or purchase or sell bitcoins or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

DESCRIPTION OF THE SHARES

General

The Trustee is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Trustee will create Shares only in Baskets (a Basket equals a block of [50,000] Shares) and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A Shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions.

Distributions

If the Trust is terminated and liquidated, the Trustee will distribute to the Shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. See “Description of the Trust Agreement—Termination of the Trust.” Shareholders of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust Agreement, Shareholders have no voting rights except in limited circumstances. The Trustee may terminate the Trust upon the agreement of Shareholders owning at least 75 percent of the outstanding Shares. In addition, certain amendments to the Trust Agreement require advance notice to the Shareholders before the effectiveness of such amendments, but no Shareholder vote or approval is required for any amendment to the Trust Agreement.

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in whole Baskets. See “Creation and Redemption of Shares” for details on the redemption of the Shares.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

CUSTODY OF THE TRUST’S BITCOINS

All bitcoins exist and are stored on the Blockchain, the decentralized transaction ledger of the Bitcoin Network. The Blockchain records all transactions (including mining of new bitcoins) for all bitcoins in existence, and in doing so verifies the location of each bitcoin (or fraction thereof) in a particular digital wallet. The digital wallets of the Trust are maintained by the Trustee and use cold storage mechanisms implemented by both the administrative and custodial operations of the Trustee. Each digital wallet may be accessed using its corresponding private key. The Trustee’s custodial operations custody the private keys that have been deposited in cold storage at its various US vaulting premises.

The term “cold storage” refers to a safeguarding method by removing a digital wallet from any computers actively connected to the internet. Cold storage of a wallet may involve keeping such wallet on a non-networked computer or electronic device or storing the public key and private keys relating to the digital wallet on a storage device (e.g., a USB thumb drive) or printed medium (e.g., papyrus or paper) and deleting the digital wallet from all computers. A wallet held in cold storage may receive deposits of bitcoins but may not send bitcoins without being activated. Activation of a digital wallet from cold storage involves retrieving the public key and private key and entering them into a Bitcoin software program to reconstruct the digital wallet. At that point, the user of the digital wallet can access and transfer its bitcoins.

The Trustee is the custodian of the Trust’s private keys in accordance with the Trust Agreement and will utilize the Security System in the administration of the Trust and the safekeeping of its bitcoins and private keys. The Trust has created digital wallets which have had their public keys and private keys placed in cold storage. The Trustee will segregate the private keys stored with it from any other assets it holds or holds for others. The hardware and software used in the safekeeping of the Trust’s bitcoins, including the creation of digital wallets and cold storage of their public and private keys, will be licensed and/or sub-licensed and leased for use by the Trust by the Sponsor, which shall be responsible for administering periodic updates of the Security System. The Sponsor has engaged a technology security consultant to periodically review the Security System and related hardware, recommend upgrades or changes in procedures and administer any needed upgrades or repairs. The Sponsor has agreed to pay up to $[    ] per annum in costs relating to the engagement of the technology security consultant and any repairs or upgrades to the Security System. Any such amounts in excess of $[    ] per annum will be borne by the Trust as extraordinary expenses. The Trustee will bear its own expenses for the operation of and training of personnel to use and administer the Security System.

The Trustee is authorized to accept, on behalf of the Trust, deposits of actual bitcoins. Acting on standing instructions specified in the Trust Agreement, the Trustee will accept on behalf of the Trust deposits of bitcoins from Authorized Participant Custody Accounts held with the Trustee and transfer such bitcoins into the Trust Custody Account. Deposits of bitcoins will be immediately available to the Trust to the extent such bitcoins have not already been transferred to digital wallets held in cold storage. Generally, bitcoins transferred to the Trust Custody Account will be directly deposited into digital wallets already in cold storage.

The process of accessing and withdrawing bitcoins from the Trust for a redemption of a Basket will follow the same general procedure as for depositing bitcoins with the Trust for a creation of a Basket, only in reverse. See “Creation and Redemption of Shares.” If bitcoins need to be accessed for withdrawal from the Trust by an Authorized Participant, the Trustee’s administrative operations will activate required digital wallets by instructing the Trustee’s custodial operations to deliver the related public key and private key from cold storage and reconstituting the digital wallet on the Security System’s administrative portal. After activation, any remaining bitcoins not transferred for the withdrawal will be transferred to a different digital wallet still in cold storage and all such activated digital wallets will be discarded. The Trust will not re-use digital wallets that have been previously activated from cold storage.

DESCRIPTION OF THE TRUST CUSTODY ARRANGEMENTS

The Trust Agreement establishes the Trust Custody Account. The following is a description of the material terms of the Trust Agreement as they relate to the custody of the Trust’s bitcoins.

Reports

The Trustee will maintain daily reports for each business day identifying the movements of bitcoins in and out of the Trust Custody Account and containing sufficient information to account for the bitcoins held in the Trust Custody Account. The Trustee will also produce monthly statements of account for the Trust Custody Account as of the last business day of each month. Under the Trust Agreement, a “business day” generally means any day that is a “New York Business Day,” when commercial banks in New York generally are open for the transaction of business.

The Trustee’s records of all deposits to and withdrawals from the Trust Custody Account which are to occur on a business day, and all end of business day account balances in the Trust Custody Account, are stated as of [    ], New York time) on such business day.

Location and Segregation of Bitcoins and Private Key; Access

Bitcoins held for the Trust Custody Account by the Trustee will be held in digital wallets created and maintained using the administrative portal that is a part of the Security System. The Trustee will use the digital wallets created and maintained for the Trust Custody Account solely to hold bitcoins deposited into the Trust Custody Account. The Trustee will store the public key and private key for each digital wallet in cold storage, except for digital wallets created solely for the temporary holding of bitcoins. Private keys that may be used to access the Trust’s digital wallets will be held at the Trustee’s US vaulting premises. The Trustee shall, in accordance with the security and safekeeping procedures of the Trust’s custodial arrangements, maintain backup data relating to the public and private keys for the digital wallets and the bitcoins held by the Trust.

The Trustee will keep the Trust’s bitcoins in digital wallets in the Trust Custody Account, segregated from any other assets, including bitcoins, which it owns or holds for others. This segregation will be accomplished by storing the Trust’s bitcoins using the propriety Security System that will be licensed and/or sub-licensed and leased for use by the Trust by the Sponsor. The Trustee’s books and records are expected to account for the bitcoins held in the Trust Custody Account by the related digital wallet addresses or other index numbers relating to such bitcoins.

The Sponsor, its technology security consultant, and its auditors may, during normal business hours, visit both the Trustee’s administrative and custodial premises up to twice a year and examine the Security System, the vaulting premises and such records of the Trustee concerning the Trust Custody Account as they may be reasonably required to perform their respective duties to investors in the Shares.

Transfer Confirmation Policy

In accordance with industry standards, the Trustee will adhere to the Confirmation Protocol, whereby the Trust will wait for six confirmations of a transaction while administering the transfers of bitcoins into and out of the Trust Custody Account, Authorized Participant Custody Accounts, Sponsor Custody Account and Trust Expense Account. Transactions on the Bitcoin Network are confirmed by (i) being recorded in a block added to the Blockchain by the mining process and (ii) having the block in which they are recorded confirmed by subsequently added blocks referring back to the immediately prior block in the Blockchain. See “Overview of the Bitcoin Industry and Market—Cryptographic Security Used in the Bitcoin Network.” This Confirmation Protocol means that the Trustee will wait until a transfer has been confirmed by six blocks before further transferring such bitcoins to another digital wallet or account.

Transfers into the Trust Custody Account

The Trustee will transfer to and deposit in the Trust Custody Account the bitcoins it receives from an Authorized Participant Custody Account or from another third party account authorized by the Sponsor for delivery to the Trust Custody Account. Unless otherwise agreed by the Trustee in writing, the only bitcoins the Trustee will accept for deposit with the Trust Custody Account are bitcoins that the Trustee has transferred from an Authorized Participant Custody Account or from another third party account authorized by the Sponsor for delivery to the Trust Custody Account.

Transfers from the Trust Custody Account

The Trustee’s custodial operations will transfer bitcoins from the Trust Custody Account only in accordance with the Trustee’s administrative instructions. A transfer of bitcoins from the Trust Custody Account generally will require activation of one or more digital wallet from cold storage and may only be made as follows: (1) by transferring bitcoins to an Authorized Participant Custody Account in connection with a redemption of one or more Baskets; (2) by transferring bitcoins to the Sponsor’s Custody Account to pay the Sponsor’s Fee; or (3) by transfer to the Trust Expense Account in connection with the payment of expenses not borne by the Sponsor, or other transfers permitted under the Trust Agreement. Transfers made pursuant to clause (3) are expected to include transfers made in connection with a sale of bitcoins to pay expenses of the Trust not paid by the Sponsor or with the liquidation of the Trust. On days in which there are both deposits into and withdrawals from the Trust Custody Account, the Trustee may pay withdrawals with deposited bitcoins, without first transferring such bitcoins to a digital wallet in cold storage.

Right to Refuse Transfers or Amend Transfer Procedures

The Trustee’s custodial operations may refuse to accept instructions to transfer bitcoins to or from the Trust Custody Account if, in the opinion of the Trustee’s custodial operations, such instructions are in improper form, or such transfer would be contrary to any applicable law, or a threat to the security of the Trust’s assets or the Security System storing such bitcoins. The Trustee may amend the procedures for transferring bitcoins to or from the Trust Custody Account or impose such additional procedures in relation to the transfer of bitcoins to or from the Trust Custody Account as the Trustee may from time to time consider necessary due to a (i) change in rules of a banking or regulatory association governing the Trustee or governing the storage of Digital Math-Based Assets such as bitcoins or (ii) any improvement in security, storage or transfer protocols or systems relating to bitcoins that the Trustee or the Sponsor believes would enhance the Trustee’s ability to secure the Trust’s bitcoins. The Trustee will notify the Sponsor within a commercially reasonable time before the Trustee amends these procedures or imposes additional ones.

Exclusion of Liability

The Trustee will use reasonable care in the performance of its custodial duties under the Trust Agreement and will only be responsible for any loss or damage suffered by the Trust as a direct result of any gross negligence, fraud or willful default in the performance of its duties. The Trustee’s liability for custodial operations under the Trust Agreement is further limited to the market value of the bitcoins lost or damaged at the time such gross negligence, fraud or willful default is discovered by the Trustee, provided that the Trustee promptly notifies the Sponsor of its discovery.

Indemnity

Neither the Trust nor its bitcoins will be separately insured.

The Trustee will, solely out of the Trust’s assets, indemnify its custodial operations (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which the Trustee may suffer or incur in connection with its custodial operations under the Trust Agreement, except to the extent that such sums are due directly to the Trustee’s gross negligence, fraud or willful default.

Insurance

The Trustee will maintain such insurance for its business, including its custody business, as it deems appropriate in connection with its custodial and other obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies attributable to its relationship with the Trust. The Sponsor may, subject to confidentiality restrictions, be provided with details of this insurance coverage from time to time upon reasonable prior notice.

Force Majeure

The Trustee will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.

Termination

The Trust Agreement has an indefinite term, subject to certain termination provisions discussed in “Description of the Trust Agreement.” The Trustee or the Sponsor may, upon 90 business days’ prior notice, terminate the custodial relationship of the Trustee to the Trust for any reason, including if the Trustee ceases to offer the services contemplated by the custodial arrangements set forth in the Trust Agreement to its clients or proposes to withdraw from the Digital Math-Based Asset storage business. The custody arrangements set forth in the Trust Agreement may also be terminated with immediate effect as follows: (1) by the Sponsor, if the Trustee ceased to offer the services contemplated by the custodial arrangements set forth in the Trust Agreement to its clients; (2) by the Trustee or the Sponsor, if it becomes unlawful for the Trustee to have entered into the agreement or to provide or receive the services thereunder; (3) by the Trustee, if the Trustee determines in its reasonable view that the Trust is insolvent or faces impending insolvency, or by the Sponsor, if the Sponsor determines in its sole view that the Trustee is insolvent or faces impending insolvency; or (4) by the Trustee or the Sponsor, if the Trust Agreement ceases to be in full force and effect.

Upon termination of the custodial arrangements between the Trustee and the Trust set forth in the Trust Agreement, the Trustee shall enter into a trust custody account agreement with a custodian approved by the Sponsor. Such trust custody account agreement shall set forth substantially similar terms for the custody of the Trust’s bitcoins with such new custodian.

If redelivery arrangements acceptable to the Trustee for the bitcoins held in the Trust Custody Account or public keys and private keys held in cold storage by the Trustee are not made, the Trustee may continue to store the bitcoins and public keys and private keys and continue to charge for its fees and expenses, and, after six months from the termination date, the Trustee may sell the bitcoins and account to the Trust for the proceeds.

Governing Law

The Trust Agreement is governed by New York law. The Trustee and the Sponsor both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Trustee or the Sponsor.

CREATION AND REDEMPTION OF SHARES

The Trust will create and redeem Shares from time to time, but only in one or more Baskets (a Basket equals a block of [50,000] Shares). The creation and redemption of Baskets will only be made in exchange for the delivery to the Trust, or the distribution by the Trust, of the number of whole and fractional bitcoins represented by the Baskets being created or redeemed, the number of which will be based on the combined NAV of the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) direct participants in DTC. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor and the Trustee. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the whole and fractional bitcoins required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Sponsor without the consent of any Shareholder or Authorized Participant. Authorized Participants will pay a Transaction Fee in bitcoins having a value then equal to $[    ] (using such day’s Winkdex spot price) to the [Trustee] for each order they place to create or redeem one or more Baskets. Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act of 1933, as amended (“Securities Act”), as described in “Plan of Distribution.”

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into an Authorized Participant Custody Account Agreement with the Trustee to establish an Authorized Participant Custody Account to hold bitcoins with the Trustee. Bitcoins (and the public keys and private key which allow the Trust to safeguard the bitcoins) held in Authorized Participant Custody Accounts are segregated from all other assets held by the Trustee, so that an Authorized Participant will have a proprietary interest in specific bitcoins held in such accounts by the Trustee. Deposits made into an Authorized Participant Custody Account, as with deposits made into the Trust Custody Account, are therefore not subject to risk of the Trustee’s insolvency. No fees will be charged by the custodian for the use of the Authorized Participant Custody Account as long as the Authorized Participant Custody Account is used solely for bitcoins transfers to and from the Trust Custody Account and the custodian (or one of its affiliates) receives compensation for maintaining the Trust Custody Account.

As the terms of the Authorized Participant Custody Account Agreement may differ in certain respects from the custodial terms of the Trust Agreement, potential Authorized Participants should review the terms of the Authorized Participant Custody Account Agreement carefully. A copy of the Authorized Participant Agreement may be obtained by potential Authorized Participants from the Trustee.

Authorized Participants are expected to have the facility to participate directly in the Bitcoin Exchange Markets and other bitcoin markets. In addition, each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this prospectus, [    ] have each signed an Authorized Participant Agreement with the Trust and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Sponsor or the Trustee to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

All bitcoins will be (i) transferred to the Trust Custody Account from Authorized Participant Custody Accounts in connection with the creation of one or more Baskets and (ii) transferred by the Trust from the Trust Custody Account to Authorized Participant Custody Accounts in connection with the redemption of one or more Baskets.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Baskets. Creation and redemption orders will be accepted on “business days” the NASDAQ is open for regular trading. Settlements of such orders requiring receipt or delivery, or confirmation of receipt or delivery, of bitcoins in [    ] will occur on “business days” on which banks in New York are regularly open for business. If such banks or the bitcoins markets are not open for regular business for a full day, such a day will only be a “business day” for settlement purposes if the settlement procedures can be completed by the end of such day. Redemption settlements may be delayed longer than three, but no more than five, business days following the redemption order date. Settlement of redemptions may be delayed only in the instance of administrative or custodial delays in the process of withdrawing bitcoin from the Trust Custody Account, whether by reason of Bitcoin Network delays, mechanical or clerical error or by act of God. Settlement of orders requiring receipt or delivery, or confirmation of receipt or delivery, of Shares will occur, after confirmation of the applicable delivery of bitcoins, on “business days” when the NASDAQ is open for regular trading. Purchase orders must be placed no later than 3:59:59 p.m. on each business day the NASDAQ is open for regular trading. The day on which the Trustee accepts a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit bitcoins with the Trust. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have transferred to the Trustee the non-refundable Transaction Fee due for the purchase order.

Determination of required deposits

The number of whole and fractional bitcoins in the deposit required for a Basket (“Creation Basket Deposit”) is determined by dividing the number of bitcoins held by the Trust by the number of Baskets outstanding, as adjusted for the number of whole and fractional bitcoins constituting estimated accrued but unpaid fees and expenses of the Trust. Fractions of a bitcoin smaller than 0.00000001 (such hundred-millionth of a bitcoin being known as a “Satoshi”) which are included in the Creation Basket Deposit amount are disregarded in the foregoing calculation. All questions as to the composition of a Creation Basket Deposit will be conclusively determined by the Trustee. The Trustee’s determination of the Creation Basket Deposit shall be final and binding on all persons interested in the Trust.

Delivery of required deposits

An Authorized Participant who places a purchase order is responsible for depositing into its Authorized Participant Custody Account the required Creation Basket Deposit by the third business day in New York, New York following the purchase order date. Bitcoins deposited by an Authorized Participant into its Authorized Participant Custody Account will be available for further transfer upon the completion of the Trust’s Confirmation Protocol. Under the Confirmation Protocol, the Trustee must wait until the deposit transaction has been confirmed by six blocks before considering the deposit completed. The confirmation process should take between thirty minutes and one hour depending upon the speed with which bitcoin miners add new blocks to the public Blockchain. See “Cryptographic Security Used in the Bitcoin Network—Double-Spending and the Bitcoin Network Confirmation System,” above. An Authorized Participant shall not be deemed to have fulfilled its deposit requirement until the completion of the confirmation protocol.

Upon receipt and confirmation of the full Creation Basket Deposit into the Authorized Participant Custody Account, the Trustee, after receiving appropriate instructions from the Authorized Participant, will transfer on the third business day following the purchase order date the bitcoins deposit amount from the Authorized Participant Custody Account to the Trust Custody Account. The Trustee will transfer such bitcoins either to a temporary digital wallet (for immediate redistribution after the Confirmation Protocol) or directly to one or more digital wallets in cold storage.

Following the receipt and confirmation of the full Creation Basket Deposit into the Trust Custody Account, the Trustee will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of bitcoins, until such bitcoins have been received by the Trust in the Trust Custody Account, shall be borne solely by the Authorized Participant.

The Trustee may accept delivery of bitcoins by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust, provided that the same is disclosed in a prospectus relating to the Trust filed with the SEC pursuant to Rule 424 under the Securities Act. If bitcoins are to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described in this prospectus, as the Sponsor determines to be desirable. The Trustee will use commercially reasonable efforts to complete the transfer of bitcoins to the Trust Custody Account prior to the time by which the Trustee is to credit the Basket to the Authorized Participant’s DTC account.

Suspension or rejection of purchase orders

The Trustee may, in its discretion, and when directed by the Sponsor, suspend the right to place creation orders, or postpone the creation settlement date, (1) for any period during which the NASDAQ is closed other than customary weekend or holiday closings, or trading on the NASDAQ is suspended or restricted or (2) for any period during which an emergency exists as a result of which receipt or evaluation of bitcoins is not reasonably practicable or presents, in the judgment of the Trustee, the Sponsor or their agents, a security risk to the Security System. The inability of the Trustee to operate the Security System because of a failure of hardware, software or personnel or an inability to access the Security System (e.g., because of power failure or acts of God) are examples of such emergencies. None of the Sponsor, the Trustee or their agents will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Trustee may reject a purchase order if such order is not presented in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of counsel, might be unlawful. Neither the Trustee nor the Sponsor will be liable for the rejection of any purchase order or Creation Basket Deposit.

Rejection of Creation Basket Deposits

The Trustee may reject a Creation Basket Deposit if such Creation Basket Deposit is incorrect or presents, in the opinion of the Trustee, the Sponsor or their agents, a security risk to the Security System. None of the Trustee, the Sponsor or their agents will be liable for the rejection of any Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets will mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Baskets. Redemption orders must be placed no later than 3:59:59 p.m. on each business day the NASDAQ is open for regular trading. A redemption order so received is effective on the date it is received in satisfactory form by the Trustee. The redemption procedures allow Authorized Participants to redeem Baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Basket, or to redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust not later than the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have transferred to the Trustee the non-refundable Transaction Fee due for the redemption order.

Determination of redemption distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant’s Authorized Participant Custody Account of the number of the bitcoins held by the Trust in the Trust Custody Account evidenced by the Shares being redeemed. Fractions of a bitcoin included in the redemption distribution smaller than a Satoshi (i.e., 0.00000001 of a bitcoin) are disregarded. Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges that may be due.

Delivery of redemption distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the third business day following the redemption order date if, by 9:00 a.m. New York time on such third business day, the Trustee’s DTC account has been credited with the Baskets to be redeemed. The Trustee will transfer the redemption bitcoins from the Trust Custody Account to the redeeming Authorized Participant’s Authorized Participant Custody Account. If the Trustee’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole Baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole Baskets received if the Trustee receives the fee applicable to the extension of the redemption distribution date, which the Trustee may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trustee’s DTC account by 9:00 a.m. New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Trustee is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Trustee’s DTC account by 9:00 a.m. New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Sponsor and the Trustee may from time to time agree upon.

In order to facilitate the delivery of the redemption withdrawal, the Trustee will calculate the amount of bitcoins required for such delivery and instruct its custodial operations to deliver the private keys required to activate those digital wallets required for such distributions. Digital wallets will be selected for activation on a “first in-first out” basis. Any bitcoins remaining in an activated digital wallet after the delivery of the redemption withdrawal will be transferred to another digital wallet in cold storage. All activated digital wallets will be discarded after the transfer of all bitcoins therefrom.

Suspension or rejection of redemption orders

The Trustee may, in its discretion, and will, when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NASDAQ is closed other than customary weekend or holiday closings, or trading on the NASDAQ is suspended or restricted or (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoins is not reasonably practicable or presents, in the judgment of the Trustee, the Sponsor or their agents, a security risk to the Security System. The inability of the Trustee to operate the Security System because of a failure of hardware, software or personnel or an inability to access the Security System (e.g., because of power failure or acts of God) are examples of such emergencies. None of the Sponsor, the Trustee or their agents will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To defray the costs incurred by the Trustee for services in processing the creation and redemption of Baskets and transferring bitcoins, including the payment of any transaction fees to miners, an Authorized Participant will be required to pay a Transaction Fee in bitcoins having a value then equal to $[    ] (using such day’s Winkdex spot price) to the [Trustee] on a per order basis to create or redeem Baskets. An order may include multiple Baskets. The Transaction Fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor. The Trustee shall promptly notify DTC of any agreement to change the Transaction Fee and will not implement any increase in the Transaction Fee for the redemption of Baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

DESCRIPTION OF THE TRUST AGREEMENT

The Trust operates under the terms of the Trust Agreement, dated as of [    ], 2014, between the Sponsor and the Trustee. A copy of the Trust Agreement is available for inspection at the Trustee’s office. The following is a description of the material terms of the Trust Agreement.

The Sponsor

This section summarizes some of the important provisions of the Trust Agreement which apply to the Sponsor. For a general description of the Sponsor’s role concerning the Trust, see “The Sponsor—The Sponsor’s Role.”

Liability of the Sponsor and indemnification

The Sponsor will not be liable to the Trustee or any Shareholder for any action taken, or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoins or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, willful misconduct or bad faith in the performance of its duties.

The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The Sponsor may rely on all information provided by the Trustee for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Successor sponsors

If the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

This section summarizes some of the important provisions of the Trust Agreement which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see “The Trustee—The Trustee’s Role.”

Qualifications of the Trustee

The Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers, (2) a direct participant in DTC or such other securities depository as shall then be acting with respect to the Shares and (3) a banking institution as defined in Code section 408(n), unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the United States Internal Revenue Code of 1986, as amended (“Code”) to apply. The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $[    ] million.

General duty of care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations on the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee—Limitation on Trustee’s liability” and “The Trustee—Trustee’s liability for custodial services and agents.”

Limitation on Trustee’s liability

The Trustee will not be liable for the disposition of bitcoins or moneys, or for any evaluation which it makes under the Trust Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (1) from the Sponsor or a successor custodian to the Trustee or any entity acting on behalf of either which the Trustee believes is given as authorized by the Trust Agreement or a custody agreement, respectively, or (2) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to, or is authorized by, an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Trustee will not be liable for any delay in performance or for the non-performance of any of its obligations under the Trust Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Trustee’s liability for successor custodial services and agents

The Trustee will not be answerable for the default of any successor custodian to the Trustee employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee may also employ agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by successor custodians to the Trustee for the administration of the Security System or custody of the Trust’s private keys and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any custodian under a custody agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Trustee, will be expenses of the Sponsor or the Trust.

Taxes

The Trustee will not be personally liable for any taxes or other governmental charges imposed upon the bitcoins or its custody, moneys or other Trust assets, upon the income therefrom or the sale or proceeds of the sale thereof, or upon it as Trustee in respect of the Trust or the Shares which it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction. For all such taxes and charges and for any expenses, including counsel’s fees, which the Trustee may sustain or incur as a result of such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trustee, its directors, employees and agents shall be indemnified by the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of each such indemnified party’s obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for actions taken to protect the Trust

The Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs resulting from the Trustee’s appearance in, prosecution of or defense of any such action are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of all Shareholders pursuant to the terms of the Trust Agreement.

Protection for amounts due to Trustee

If any fees or costs owed to the Trustee under the Trust Agreement are not paid when due by the Sponsor, the Trustee may transfer out of the Trust Custody Account any Trust assets, and thereafter cause the sale or other disposition of any such assets (including bitcoins) and pay itself from the proceeds; provided, however, that the Trustee may not charge to the Trust unpaid fees owed to the Trustee by the Sponsor in excess of the fees payable to the Sponsor by the Trust without regard to any waiver by the Sponsor of its fees. As security for all obligations owed to the Trustee under the Trust Agreement, the Trustee is granted a continuing security interest in, and a lien on, the Trust’s assets and all Trust distributions.

Holding of Trust property other than bitcoins

The Trustee will hold and record the ownership of the Trust’s assets in a manner so that it will be owned by the Trust and the Trustee as trustee thereof for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust shall not issue or sell any certificates or other obligations or, except as provided in the Trust Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed or lend any assets owned by the Trust.

All moneys, if any, held by the Trustee hereunder shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such monies held hereunder shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust. The Trustee may also employ custodians for Trust assets other than bitcoins, if any, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. Any Trust assets other than bitcoins or cash, if any, will be held by the Trustee either directly or through the Federal Reserve/Treasury Book Entry System for United States and federal agency securities (“Book Entry System”), DTC, or through any other clearing agency or similar system (“Clearing Agency”), if available. The Trustee will have no responsibility or liability for the actions or omissions of the Book Entry System, DTC or any Clearing Agency. The Trustee shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes, or similar matters relating to securities held at DTC.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may at any time resign as Trustee by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion on the third anniversary of the date of the Trust Agreement by written notice delivered to the Trustee at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Trustee at least 90 days prior to such date.

The Sponsor may also remove the Trustee at any time if the Trustee (1) ceases to be a Qualified Bank (as defined below); (2) is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or Shareholders acting on behalf of at least 25 percent of the outstanding Shares specifying such default and requiring the Trustee to cure such default; (3) fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment or (4) fails to consent to the implementation of future regulatory requirements imposed on Bitcoin by US or other governmental or quasi-governmental regulators. Under such circumstances, the Sponsor, acting on behalf of the Shareholders, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) is a DTC Participant or a participant in such other depository as is then acting with respect to the Shares and (ii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $[    ] million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor trustee.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall use its reasonable efforts to appoint a successor trustee, which shall be a Qualified Bank. Every successor trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Shareholders, an instrument in writing accepting its appointment hereunder, and thereupon such successor trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the Shareholders, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the Shareholders of all outstanding Shares. The Sponsor or any such successor trustee shall promptly mail notice of the appointment of such successor trustee to the Shareholders.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

The Trustee and Custody of the Trust’s Bitcoins and Private Keys

This section summarizes some of the important provisions of the Trust Agreement which apply to the Trustee with respect to the custody of the Trust’s bitcoins. For a general description of the Trustee’s custodial obligations, see “The Trustee—The Trustee’s Role.” For more information on the custody of the Trust’s bitcoins and private keys, see “Custody of the Trust’s Bitcoins” and “Description of the Trust Custody Arrangements.”

If upon the resignation of any custodian there would be no custodian acting pursuant to the Trust Agreement, the Trustee shall, promptly after receiving notice of such resignation, appoint a substitute custodian or custodians selected by the Sponsor pursuant to custody agreements approved by the Sponsor; provided, however, that the rights and duties of the Trustee in its capacity as trustee of the Trust under the Trust Agreement and such custody agreements shall not be materially altered without its consent. When directed by the Sponsor, or if the Trustee in its discretion determines that it is in the best interest of the Shareholders to do so and with the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed), the Trustee shall appoint a substitute or additional custodian or custodians, which shall thereafter be one of the custodians under the Trust Agreement. The Trustee shall not enter into or amend any custody agreement with a custodian without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed). When instructed by the Sponsor, the Trustee shall demand that a custodian of the Trust deliver such of the Trust’s bitcoins or public keys or private keys held by it as is requested of it to any other custodian or such substitute or additional custodian or custodians directed by the Sponsor. Each such substitute or additional custodian shall, forthwith upon its appointment, enter into a custody agreement in form and substance approved by the Sponsor.

The Sponsor will appoint accountants or other inspectors to monitor the accounts and operations of the Trustee’s custodial operations and any successor custodian or additional custodian and for enforcing the obligations of each such custodian as is necessary to protect the Trust and the rights and interests of the Shareholders. In the event that the Sponsor determines that the maintenance of all or some of the Trust’s private keys with a particular custodian is not in the best interests of the Shareholders, the Sponsor will direct the Trustee to initiate action to remove such private keys from the custody of such custodian or take such other action as the Trustee determines appropriate to safeguard the interests of the Shareholders. The Trustee shall have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith.

Valuation of Bitcoins, Definition of Net Asset Value and Adjusted Net Asset Value

On each day that the NASDAQ is open for regular trading, as promptly as practicable after 4:00 p.m., New York time, on such day (“Evaluation Time”), the Trustee will evaluate the bitcoins held by the Trust and determine both the ANAV and the NAV of the Trust.

At the Evaluation Time, the Trustee will value the Trust’s bitcoins on the basis of that day’s Winkdex spot price or, if the Winkdex spot price has not been calculated by or announced by 5:00 p.m. on such day, the next most recent Winkdex spot price determined prior to the Evaluation Time will be used, unless the Sponsor determines that such price is inappropriate as a basis for evaluation. In the event that the Sponsor determines that the Winkdex spot price or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s bitcoins is not an appropriate basis for evaluation of the Trust’s bitcoins, it shall identify an alternative basis for such evaluation to be employed by the Trustee, which alternative basis may include the use of the prior day’s Winkdex spot price or a fair valuation of the Trust’s bitcoins. An example of a situation in which the Winkdex spot price may be deemed to not fairly represent the commercial value of the Trust’s bitcoins would be if operational or trading problems with the Bitcoin Exchanges that are eligible components of Winkdex result, for all eligible Bitcoin Exchange components, in both (i) trading shutdowns or reductions in volume to less than 20% of the prior week’s average daily volume and (ii) weighted average trading prices that vary by more than [one] standard deviation from weighted average trading prices on the majority of other Bitcoin Exchanges that are both (a) not constituents of Winkdex and (b) not undergoing trading irregularities or trading shutdowns. If the Sponsor determines that both such day’s Winkdex spot price and the next most recent Winkdex spot price are no longer reliable, including but not limited to situations where it does not reflect material events occurring between the time of calculation of such Winkdex spot price and the time of valuation, bitcoins will be valued using fair value pricing as determined in good faith by the Trustee under procedures established in the Trust Agreement. Valuing bitcoins using fair value pricing involves the consideration of a number of subjective factors and thus the prices for the bitcoins may differ from the Winkdex spot price. In fair valuing the Trust’s bitcoins, the Sponsor may consider the market price for bitcoins on Bitcoin Exchanges not included in Winkdex, or in other forums for which bitcoin prices are published publicly. Neither the Trustee nor the Sponsor shall be liable to any person for the determination that the Winkdex spot price or such other publicly available price is not appropriate as a basis for evaluation of the Trust’s bitcoins or for any determination as to the alternative basis for such evaluation provided that such determination is made in good faith. Neither the Sponsor nor the Index Provider shall be liable to anyone for the Index Provider’s determination of whether a Bitcoin Exchange is eligible to be a constituent exchange of Winkdex. See “Overview of the Bitcoin Industry and Market” for a description of Winkdex.

Once the value of the bitcoins has been determined, the Trustee will subtract all estimated accrued but unpaid fees (other than the fees accruing for such day on which the valuation takes place computed by reference to the value of the Trust or its assets), expenses and other liabilities of the Trust from the total value of the bitcoins and all other assets of the Trust (other than any amounts credited to a Trust reserve account, if established), if any. The resulting figure is the ANAV of the Trust. The ANAV of the Trust is used to compute the accrual of the Sponsor’s Fee.

All fees accruing for the day on which the valuation takes place computed by reference to the value of the Trust or its assets shall be calculated using the ANAV calculated for such day on which the valuation takes place. The Trustee shall subtract from the ANAV the amount of accrued fees so computed for such day and the resulting figure is the NAV of the Trust. The Trustee will also determine the NAV per Share by dividing the NAV of the Trust by the number of the Shares outstanding as of the close of trading on the NASDAQ (which includes the net number of any Shares created or redeemed on such Evaluation Day). The Sponsor will publish the NAV and NAV per Share on the Trust’s website as soon as practicable after its determination by the Trustee.

The Trustee’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the Shareholders may rely on any evaluation furnished by the Trustee, and the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Trustee makes will be made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee will not be liable to the Sponsor, DTC, Authorized Participants, the

Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from bad faith or gross negligence in the performance of its duties.

Extraordinary and Other Expenses

If at any time, other expenses are incurred outside the daily business of the Trust and the Sponsor’s Fee (e.g., expenses relating to litigation), the Trustee will at the discretion of the Sponsor or in its own discretion transfer to the Trust Expense Account the Trust’s bitcoins for later sale as necessary to pay such expenses.

The Trust shall not directly bear any expenses relating to the license and/or sub-license and lease and the ordinary maintenance of the Security System from the Sponsor, as such costs shall be included in the Sponsor’s Fee. The Sponsor has agreed to pay up to $[    ] per annum in costs relating to the engagement of the technology security consultant and any repairs or upgrades to the Security System. Any such amounts in excess of $[    ] per annum will be borne by the Trust as extraordinary expenses.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor.

Sales of Bitcoins

The Trustee will, when directed by the Sponsor or in its own discretion, cause the sale of that number of bitcoins as may be necessary to pay the Trust’s expenses not otherwise assumed by the Sponsor pursuant to the following procedures. The Trustee will transfer bitcoins from the Trust Custody Account to the Trust Expense Account of the Trustee. The Trust Expense Account is an account of the Trustee and any transfer thereto shall be held in order to pay such extraordinary expenses. If the Trustee causes the sale of bitcoins in the Trust Expense Account, any cash received by the Trustee pending payment of the Trust’s expenses will not bear any interest. The Trustee will use the cash proceeds of any sales to pay the outstanding extraordinary expenses of the Trust. To the extent the Trustee transfers to the Trust Expense Account bitcoins in excess of the amount needed to pay the Trust’s extraordinary expenses, the Trustee will promptly return such remaining bitcoins by transfer to the Trust Custody Account.

The Trustee will cause bitcoins to be sold through dealers (which may include the custodian) or by the Trustee directly on a Bitcoin Exchange, as directed by the Sponsor or, in the absence of such direction, with dealers or on Bitcoin Exchanges through which the Trustee may reasonably expect to obtain a favorable price and good execution of orders. The Trustee may consider the market price (relative to Winkdex) expected to be obtained by such dealer or through such Bitcoin Exchange and the ability of the dealer or Bitcoin Exchange to conduct the sale of bitcoins with a minimal impact on the market price of bitcoins. The Trustee may offset the importance of one factor against the remaining factors. The custodian may be the purchaser of such bitcoins only if the sale transaction is made at the next Winkdex spot price or such other publicly available price that the Sponsor deems fair, in each case as set following the sale order. Neither the Trustee nor the Sponsor is liable for depreciation or loss incurred by reason of any sale. See “United States Federal Income Tax Consequences—Taxation of US Shareholders” for information on the tax treatment of bitcoins sales.

The Trustee will also transfer bitcoins from the Trust Custody Account into the Trust Expense Account and sell the Trust’s bitcoins if the Sponsor notifies the Trustee that sale is required by applicable law or regulation or sell the bitcoins in the Trust Custody Account in connection with the termination and liquidation of the Trust. The Trustee will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of bitcoins directed by the Sponsor.

The Trustee will not sell bitcoins to pay the Sponsor’s Fee, which is an ordinary expense of the Trust. The Sponsor’s Fee will be paid through the transfer of bitcoins from the Trust Custody Account to the Sponsor Custody Account.

The Securities Depository; Book-Entry-Only System; Global Security

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trustee will terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has risen or fallen outside a desirable trading price range, the Sponsor may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

Books and Records

The Trustee will keep proper books of record and account of the Trust at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection at all reasonable times during the usual business hours of the Trustee by any person who establishes to the Trustee’s satisfaction that such person is a Shareholder.

The Trustee will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the NASDAQ and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Trustee will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated from time to time by the Sponsor. The accountants report will be furnished by the Trustee to Shareholders upon request.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust will initially be the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

Termination of the Trust

The Trustee will set a date on which the Trust shall terminate and mail notice of the termination to the Shareholders at least 30 days prior to the date set for termination if any of the following occurs:

•	the Trustee is notified that the Shares are delisted from the NASDAQ and are not approved for listing on another national securities exchange within five business days of their delisting;

•	Shareholders acting in respect of at least 75 percent of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of such Commission determination;

•	the CFTC determines that the Trust is a commodity pool under the CEA and the Trustee receives notice from the Sponsor that, because of that determination, termination of the Trust is advisable;

•

the Trust is determined to be a “money transmitter” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder, and the Trust receives notice from the Sponsor that, because of that determination, termination of the Trust is advisable;

•

the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for US federal income tax purposes, and the Trustee receives notice from the Sponsor that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoins; or

•

the aggregate market capitalization of the Trust, based on the closing price of the Shares, was less than $[    ] million (as adjusted for inflation) at any time after the first anniversary after the Trust’s formation and the Trustee receives, within six months after the last trading date on which the aggregate market capitalization of the Trust was less than $[    ] million, notice from the Sponsor of its decision to terminate the Trust;

•	60 days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing to act in such capacity;

•

the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

•

the Sponsor elects to terminate the Trust after the Trustee (or any successor trustee or custodian) resigns or otherwise ceases to be either the trustee or custodian of the Trust, and no replacement trustee and/or custodian acceptable to the Sponsor is engaged.

On and after the date of termination of the Trust, the Shareholders will be entitled to delivery of the amount of Trust assets (paid in cash) represented by those Shares, upon (i) surrender of Shares then held, (ii) payment of the fee to the Trustee in connection with the surrender of Shares and (iii) payment of any applicable taxes or other governmental charges. The Trustee shall not accept any deposits of bitcoins after the date of termination. If any Shares remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to Shareholders, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell bitcoins as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Trustee (after deducting or upon payment of, in each case, the fee to the Trustee for the surrender of Shares, any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 90 days following the date of the Trust’s termination, the Trustee may sell the Trust assets then held under the Trust Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by the Trustee under the Trust Agreement, without liability for interest, for the pro rata benefit of the Shareholders that have not theretofore surrendered their Shares. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the fee to the Trustee for the surrender of Shares and any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations to the Trustee that survive termination of the Trust Agreement.

Amendments

The Trustee and the Sponsor may amend any provisions of the Trust Agreement without the consent of any Shareholder. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Shareholders will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Shareholders. Amendments to allow redemption for quantities of bitcoins smaller or larger than a Basket or to allow for the sale of bitcoins to pay cash proceeds upon redemption shall not require notice pursuant to the preceding sentence. Every Shareholder, at the time any amendment becomes so effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of the Shareholder to surrender Baskets and receive therefor the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Trust Agreement are governed by the laws of the State of New York. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent in not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material US federal income tax consequences that generally apply to the purchase, ownership and disposition of Shares by a US Shareholder (as defined below), and certain US federal income tax consequences that may apply to an investment in Shares by a Non-US Shareholder (as defined below). The discussion represents, insofar as it describes conclusions as to US federal income tax law and subject to the limitations and qualifications described below, the opinion of Katten Muchin Rosenman LLP, counsel to the Sponsor and special US tax counsel to the Trust. An opinion of counsel, however, is not binding on the IRS or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Code, Treasury Regulations promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including broker-dealers, traders, banks and other financial institutions, insurance companies, real estate investment trusts, tax-exempt entities, Shareholders whose functional currency is not the US dollar or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Code section 1221 and not as part of a straddle, hedging transaction or a conversion or constructive sale transaction. This discussion further assumes that each bitcoin contributed to the Trust was acquired for cash. Moreover, the discussion below does not address the effect of any state, local or foreign tax law or any transfer tax on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law or any transfer tax considerations potentially applicable to their investment in the Shares.

For purposes of this discussion, a “US Shareholder” is a Shareholder that is:

•	An individual who is a citizen or resident of the United States;

•	A corporation (or other entity treated as a corporation for US federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	An estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or

•

A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a US Shareholder as defined above (other than a partnership, or an entity treated as a partnership for US federal income tax purposes) is generally considered a “Non-US Shareholder” for purposes of this discussion. For US federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for US federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the US federal income tax consequences of purchasing, owning and disposing of Shares.

Taxation of the Trust

The Trust will be classified as a “grantor trust” for US federal income tax purposes. As a result, the Trust itself will not be subject to US federal income tax. Instead, the Trust’s income and expenses will “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis.

Taxation of US Shareholders

Shareholders generally will be treated, for US federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held by the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held by the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares as part of a creation of a Basket, the delivery of bitcoins to the Trust in exchange for Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shares will be the same as its tax basis and holding period for the bitcoins delivered in exchange therefor (except to the extent of any cash contributed for such Shares). For purposes of this discussion, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their tax advisors.

On March 25, 2014, the IRS released guidance on the treatment of convertible virtual currencies (e.g., Digital Math-Based Assets) for US federal income tax purposes. The guidance classified bitcoins as “property” for federal income tax purposes and clarified that bitcoins could be held as capital assets. Accordingly, when the Trust sells or transfers bitcoins, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (1) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale or transfer and (2) the Shareholder’s tax basis for its pro rata share of the bitcoins that were sold or transferred. Such gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its Shares of longer than one year. A Shareholder’s tax basis for its share of any bitcoins sold by the Trust generally will be determined by multiplying the Shareholder’s total basis for its Shares immediately prior to the sale by a fraction, the numerator of which is the number of bitcoins sold, and the denominator of which is the total number of the bitcoins held by the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the remaining bitcoins held by the Trust will be equal to its tax basis for its Shares immediately prior to the sale, less the portion of such basis allocable to its share of the bitcoins sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold a pro rata share of the bitcoins held by the Trust at the time of the sale. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares, and (2) the Shareholder’s tax basis for the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoins represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the bitcoins received in the redemption generally will be the same as the Shareholder’s tax basis for the Shares redeemed. The Shareholder’s holding period with respect to the bitcoins received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the bitcoins received by the Shareholder will be a taxable event.

A Shareholder generally will be unable to deduct its share of any capital losses of the Trust except to the extent that such Shareholder has capital gains from the Trust or other sources in the same or subsequent years.

High-income individual and other non-corporate Shareholders also will be subject to a 3.8 percent Medicare tax (in addition to otherwise applicable federal income tax) on their investment income and gain, with limited exceptions.

There has been legislation introduced that would change the tax considerations of an investment in bitcoins and in the Shares. Based on this pending legislation, a bitcoin may be treated as currency for US federal income tax purposes. Accordingly, each Shareholder is urged to consult its tax advisor in determining the tax consequences of investing in Shares in its particular circumstances.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the Shares. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize gain or loss on a sale of bitcoins by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, will be required to treat some or all of the expenses of the Trust, to the extent that such expenses may be deducted, as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2 percent of adjusted gross income. In addition, such deductions are subject to further limitations under applicable provisions of the Code and are not deductible at all for alternative minimum tax purposes.

United States Information Reporting and Backup Withholding for US and Non-US Shareholders

The Trustee or the appropriate broker will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in accordance with applicable Treasury Regulations. Each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income (if any) and expenses.

A US Shareholder may be subject to US backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-US Shareholders may have to comply with certification procedures to establish that they are not US persons in order to avoid backup withholding tax. The amount of any backup withholding will be allowed as a credit against a Shareholder’s US federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

Income Taxation of Non-US Shareholders

The Trust does not expect to generate taxable income except for gain (if any) upon the sale of bitcoins. A Non-US Shareholder generally will not be subject to US federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of bitcoins by the Trust, unless (1) the Non-US Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-US Shareholder of a trade or business in the United States.

Taxation in Jurisdictions other than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction, of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying physical bitcoins held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (IRA) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the consequences of a purchase of Shares.

PLAN OF DISTRIBUTION

In addition to, and independent of, the initial purchases by the Initial Purchaser (described below), the Trust will issue Shares in Baskets to Authorized Participants in exchange for deposits of bitcoins on a continuous basis. The Trust will not issue fractions of a Basket. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into its constituent Shares and sells the Shares directly to its customers, or if it chooses to couple the creation of a new Basket with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

The Initial Purchaser intends to distribute the initial Baskets of Shares by selling such Shares on the NASDAQ. As a result, in the context of the distribution of the initial Baskets of Shares, the Initial Purchaser will be deemed to be an underwriter.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

On [    ], 2014, the Initial Purchaser purchased [    ],000 Shares which comprised the initial Baskets. The Initial Purchaser intends to reoffer the initial Baskets at a per Share offering price that will vary, depending on, among other factors, the Winkdex spot price and the trading price of the Shares on the NASDAQ. The Initial Purchaser will not receive from the Trust, the Sponsor, the Trustee or any of their affiliates a fee or other compensation in connection with the sale of the Shares.

The Trust will not bear any expenses in connection with the offering or sales of the initial Baskets of Shares.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Neither the Authorized Participants nor the Initial Purchaser will receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10 percent of the gross proceeds of the offering.

Pursuant to a Marketing Agent Agreement (“Marketing Agent Agreement”) between the Sponsor and [    ], as Marketing Agent, the Marketing Agent will be paid by the Sponsor approximately $[    ] per annum, plus any fees or disbursements incurred in connection with its assistance in the marketing of the Trust and its Shares.

The maximum compensation the Marketing Agent may receive under this Marketing Agent Agreement, as a result of the Trust’s offering, is not to exceed $[    ], which includes $[    ] (fees) and $[    ] (expenses). The Trust is not responsible for the payment of any amounts to the Marketing Agent. The maximum compensation that will be paid for wholesaling salaries, as a result of this offering, is not to exceed $[    ],000. The [Marketing Agent/Sponsor] is solely responsible for the payment of these salaries.

Under the Marketing Agent Agreement, the Marketing Agent will provide the following services to the Sponsor:

•	Review marketing related legal documents and contracts;

•	Consult with the Sponsor on the development of FINRA-compliant marketing campaigns;

•	Consult with the Trust’s legal counsel on free-writing prospectus materials and disclosures in all marketing materials;

•	Review and file with FINRA marketing materials that are not free-writing prospectus materials;

•	Register and oversee supervisory activities of the Sponsor’s FINRA-licensed personnel; and

•	Maintain books and records related to the services it provides.

The Initial Purchaser will not act as an Authorized Participant with respect to the initial Baskets, and its activities with respect to the initial Baskets will be distinct from those of an Authorized Participant.

The Shares will trade on the NASDAQ under the symbol “[TICKER]”.

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Katten Muchin Rosenman LLP, New York, New York, who, as special US tax counsel to the Trust, will also render an opinion regarding the material US federal income tax consequences relating to the Shares.

EXPERTS

The financial statement included in this prospectus has been audited by [AUDITOR], an independent registered public accounting firm, as stated in their report appearing herein. Such financial statement is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust and the Shares can also be obtained from the Trust’s website. The internet address of the Trust’s website will be www.[    ].com. This internet address is only provided here as a convenience to you to allow you to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“ANAV”—Adjusted NAV. See “Description of the Trust Agreement—Valuation of Bitcoins, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the ANAV of the Trust is calculated. The ANAV of the Trust is used to calculate the fees of the Trustee and the Sponsor.

“Authorized Participant”—A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a direct participant in DTC, (3) has entered into an Authorized Participant Agreement with the Trustee and the Sponsor and (4) has established an Authorized Participant Custody Account. Only Authorized Participants may place orders to create or redeem one or more Baskets.

“Authorized Participant Agreement”—An agreement entered into by an Authorized Participant, the Sponsor and the Trustee which provides the procedures for the creation and redemption of Baskets and for the delivery of the bitcoins required for such creations and redemptions.

“Authorized Participant Custody Account”—A segregated bitcoin account of an Authorized Participant established with the Trustee by an Authorized Participant Custody Account Agreement. An Authorized Participant Custody Account will be used to facilitate the deposit and withdrawal of bitcoins by an Authorized Participant in the process through which they directly create and redeem Shares of the Trust.

“Authorized Participant Custody Account Agreement”—The agreement between an Authorized Participant and the Trustee which establishes an Authorized Participant Custody Account.

“Basket”—A block of [50,000] Shares is called a “Basket.”

“bitcoin”—A type of a Digital Math-Based Asset based on an open source math-based protocol existing on the Bitcoin Network and utilizing cryptographic security. Bitcoins constitute the assets underlying the Trust’s Shares. See “Overview of the Bitcoin Industry and Market.”

“Bitcoin” or “Bitcoin Network”—The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the math-based protocols and cryptographic security governing the Bitcoin Network. See “Overview of the Bitcoin Industry and Market.”

“Bitcoin Exchange”—An electronic marketplace where exchange participants may trade, buy and sell bitcoins based on bid-ask trading. The largest Bitcoin Exchanges are online and typically trade on a 24-hour basis, publishing transaction price and volume data.

“Bitcoin Exchange Market”—The global bitcoin exchange market for the trading of bitcoins, which consists of transactions on electronic Bitcoin Exchanges. See “Overview of the Bitcoin Industry and Market.”

“Blockchain”—The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoins from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“Book Entry System”—The Federal Reserve Treasury Book Entry System for United States and federal agency securities.

“CEA”—Commodity Exchange Act of 1936, as amended.

“CFTC”—The US Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Clearing Agency”—Any clearing agency or similar system other than the Book Entry System or DTC.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“Confirmation Protocol”—The protocol of the Trust whereby the Trustee will not deem a transfer of bitcoins completed (and thereby available for further transfer) until the transaction has been recorded in a block and five subsequent blocks referring back to such block have been added to the Blockchain.

“Core Developers”—The core group of developers, which currently includes Wladimir J. van der Laan, Gavin Andresen, Pieter Wuille, Nils Schneider, Jeff Garzik and Gregory Maxwell, who informally oversee the development of the Bitcoin Network. The Core Developers are able to access and can alter the Bitcoin Network source code hosted on GitHub, an online service and forum used to share and develop open source code.

“Creation Basket Deposit”—The total deposit of bitcoins required to create a Basket. The deposit will be a number of whole and fractional bitcoins that is in the same proportion to the total assets of the Trust (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date an order to purchase one or more Baskets is properly received as the number of Shares comprising the number of Baskets to be created in respect of the deposit bears to the total number of Shares outstanding on the date such order is properly received.

“DDoS Attack”—Distributed denial of service attacks are coordinated hacking attempts to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users.

“Digital Math-Based Assets”—Collectively, all digital assets based upon a computer-generated math-based and/or cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services. Bitcoins represent one type of Digital Math-Based Asset.

“DMBA ETP”—An exchange-traded product that seeks to track the price of a Digital Math-Based Asset such as bitcoins.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the US Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.

“DTC Participant”—A direct participant in DTC, such as a bank, broker, dealer or trust company.

“Exchange” or “NASDAQ”—The NASDAQ OMX, the venue where Shares are listed and traded.

“Exchange Act” —The Securities Exchange Act of 1934, as amended.

“Evaluation Day”—Each day other than (1) a Saturday or Sunday or (2) any day on which the NASDAQ is not open for regular trading.

“Evaluation Time”—The time at which the Trustee will evaluate the bitcoins held by the Trust and determine both the ANAV and the NAV of the Trust, which time is as promptly as practicable after 4:00 p.m., New York time, on each Evaluation Day.

“FinCEN”—The Financial Crimes Enforcement Network, a bureau of the US Department of the Treasury.

“FDIC”—The Federal Deposit Insurance Corporation.

“FINRA”—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers, including Authorized Participants.

“Index Provider”—Math-Based Asset Index, LLC, a Delaware limited liability company that publishes Winkdex.

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Initial Purchaser”—The purchaser of the Seed Baskets acting solely in its capacity as purchaser of such Seed Baskets, and who is [INITIAL PURCHASER].

“IRA”—An individual retirement account provided for under section 408(m) of the Code.

“IRS”—The US Internal Revenue Service, a bureau of the US Department of the Treasury.

“Marketing Agent”—[MARKETING AGENT], a [    ]. [    ] is the marketing agent engaged by the Sponsor to assist in the marketing of the Shares.

“Marketing Agent Agreement”—The agreement between the Sponsor and the Marketing Agent which sets forth the obligations and responsibilities of the Marketing Agent in respect of the marketing of the Trust’s Shares.

“NAV”—Net asset value of the Trust as calculated by the Trustee. See “Description of the Trust Agreement—Valuation of Bitcoins, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the NAV of the Trust and the NAV per Share are calculated.

“SEC”—The US Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933, as amended.

“Security System”—The proprietary hardware and software security system used by the Trust to safekeep the bitcoins held in the Trust Custody Account. The Sponsor will license and/or sub-license and lease the Security System for use in management and custody of the Trust’s bitcoins.

“Seed Baskets” or “initial Baskets”—The [    ] Baskets issued to the Initial Purchaser in exchange for the deposit into the Trust of [    ] bitcoins in connection with the formation of the Trust.

“Shareholders”—Owners of beneficial interests in the Shares.

“Shares”—Units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust and named “Winklevoss Bitcoin Shares.”

“SIPC”—The Securities Investor Protection Corporation.

“Sponsor”—Math-Based Asset Services, LLC, a Delaware limited liability company.

“Sponsor Custody Account”—The segregated bitcoin account of the Sponsor to which the Trustee will transfer bitcoins from the Trust Custody Account in order to pay the Sponsor’s Fee. The Sponsor Custody Account is established with the Trustee by the Trust Agreement.

“Sponsor’s Fee”—The remuneration paid by the Trust to the Sponsor in consideration for the Sponsor’s duties and its assumption of the ordinary administrative and marketing expenses that the Trust is expected to incur. The Sponsor’s Fee will be accrued daily in US Dollars and will be payable in kind (in bitcoins) monthly in arrears by the transfer of bitcoins from the Trust Custody Account to the Sponsor Custody Account.

“Transaction Fee”—The non-refundable transaction fee paid by Authorized Participants to the Trustee when placing a creation or redemption order, which fee is $[    ] as of the date of this prospectus.

“Trust”—The Winklevoss Bitcoin Trust, a common law trust, formed on [    ], 2014 under New York law pursuant to the Trust Agreement.

“Trust Agreement”—The Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the respective rights and duties of the Sponsor and the Trustee (in its capacity as trustee of the Trust and custodian of the Trust’s bitcoins) and establishes the Trust Custody Account.

“Trust Custody Account”—The segregated bitcoin account of the Trust established with the Trustee by the Trust Agreement. The Trust Custody Account will be used to hold the bitcoins deposited with the Trust in digital wallets held in cold storage, or temporary digital wallets on the administrative portal of the Security System.

“Trust Expense Account”—The segregated bitcoin account of the Trustee to which the Trustee will transfer bitcoins from the Trust Custody Account in order to pay expenses of the Trust not assumed by the Sponsor. The Trust Expense Account is established with the Trustee by the Trust Agreement.

“Trustee” or “[TRUSTEE]”—[TRUSTEE], a banking corporation organized under the laws of the State of New York with trust powers. [TRUSTEE] is the trustee of the Trust and the custodian of the Trust’s bitcoins under the Trust Agreement. [TRUSTEE] also acts as the Trust’s administrator, transfer agent and calculator of the Trust’s NAV and ANAV.

“WinkdexSM” or “Winklevoss IndexSM”—The proprietary index of the Index Provider that calculates a blended price for bitcoins denominated in US dollars. Winkdex is calculated by blending the trading prices in US dollars for the top three (by volume) qualified Bitcoin Exchanges during the previous twenty-four hour period using a volume-weighted, two hour exponential moving average. Constituent Bitcoin Exchanges of Winkdex are selected by the Index Provider and are electronic trading platforms on which users may buy or sell bitcoins with other users in exchange for US dollars.

“WinkdexSM Spot Price”—The spot price for one bitcoin determined each Evaluation Day at 4:00 p.m. New York time. To calculate the Winkdex spot price, the Index Provider uses the then-current Winkdex value.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and the Shareholders of Winklevoss Bitcoin Trust

[    ]

WINKLEVOSS BITCOIN TRUST

STATEMENT OF FINANCIAL CONDITION

[    ], 2014

Assets:
Bitcoin inventory (fair value $[ ])	$	[	]

Total Assets	$	[	]

Liabilities and Shareholder’s Equity Liabilities:
Total Liabilities		—

Commitments and Contingent Liabilities (Note 6)		—

Redeemable Shares:
Redeemable capital Shares, no par value, unlimited amount authorized, [ ] outstanding (at redemption value)	$	[	]

Shareholder’s Equity:
Retained earnings		—

Total Liabilities and Shareholder’s Equity	$	[	]

The accompanying notes are an integral part of this financial statement.

WINKLEVOSS BITCOIN TRUST

Notes to the Financial Statement

[    ], 2014

1. Organization

The Winklevoss Bitcoin Trust (the “Trust”) is a common law trust formed on [    ], 2014, under New York law pursuant to a trust agreement. The Trust holds bitcoins and issues shares (“Shares”) (in minimum blocks of [50,000] Shares, also referred to as “Baskets”) in exchange for deposits of bitcoins and distributes bitcoins in connection with redemptions of Baskets. The Trust’s sponsor is Math-Based Asset Services, LLC (the “Sponsor”), a Delaware limited liability company whose sole member is Winklevoss Capital Management LLC. The Sponsor is responsible for, among other things, overseeing the performance of [TRUSTEE] (the “Trustee”) and the Trust’s principal service providers. The Trustee is responsible for the day-to-day administration of the Trust.

[INITIAL PURCHASER] is the Initial Purchaser and contributed [    ] bitcoins in exchange for [    ],000 Shares on [    ], 2014. At contribution, the value of the bitcoins deposited with the Trust was based on the Winkdex spot price (as defined in the Registration Statement of the Trust) of $[    ]. The Initial Purchaser owns 100 percent of the outstanding Shares. [The Initial Purchaser is not affiliated with the Sponsor or the Trustee.]

The investment objective of the Trust is for the Shares to reflect the performance of Winkdex, less the expenses of the Trust’s operations. The Trust is designed to provide a vehicle for investors to own interests in bitcoins.

The fiscal year end for the Trust is December 31.

2. Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires those responsible for preparing financial statements to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

A. Valuation of Bitcoins

The Trust’s bitcoins are held on a segregated basis by the Trustee, as custodian on behalf of the Trust, in digital wallets administered using the Trust’s Security System. Generally, digital wallets will be kept in “cold storage” with private keys stored at the Trustee’s various US premises on a segregated basis. The Trust’s bitcoins are valued, for financial statement purposes, at the lower of cost or market. The cost of bitcoins is determined according to the average cost method and the market value is based on the Winkdex spot price of the bitcoins being valued, or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s bitcoins, used to determine the net asset value of the Trust. Realized gains and losses on sales of bitcoins, or bitcoins distributed for the redemption of Shares, are calculated on a trade date basis using average cost.

B. Creations and Redemptions of Shares

The Trust expects to create and redeem Shares from time to time, but only in one or more whole Baskets (a Basket equals a block of [50,000] Shares). The Trust issues Shares in Baskets to certain authorized participants (“Authorized Participants”) on an ongoing basis. The creation and redemption of Baskets is only made in exchange for the delivery to the Trust or the distribution by the Trust of the number of bitcoins represented by the Baskets being created or redeemed, the amount of which will be based on the combined net asset value of the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Shares are issued and redeemed continuously in aggregations of [50,000] Shares solely in exchange for bitcoins, rather than cash. Individual investors cannot purchase or redeem Shares in direct transactions with the Trust. The Trust only deals with registered broker-dealers eligible to settle securities transactions through the book-entry facilities of The Depository Trust Company and which have entered into a contractual arrangement with the Trustee and the Sponsor governing, among other matters, the creation and redemption processes. Holders of Shares of the Trust may redeem their Shares at any time acting through an Authorized Participant and in the prescribed aggregations of [50,000] Shares; provided, however, that redemptions of Shares may be suspended during any period in which regular trading on the NASDAQ is suspended or restricted, or in which an emergency exists as a result of which delivery, disposal or evaluation of bitcoins is not reasonably practicable.

The Shares are classified as “Redeemable Capital Shares” for financial statement purposes, since they are subject to redemption at the option of Authorized Participants. Outstanding Shares are reflected at redemption value, which represents the maximum obligation (based on net asset value per Share), with the difference from historical cost recorded as an offsetting amount to Retained Earnings.

At [    ], 2014, there are no Shares whose redemption value exceeds their historical value.

At [    ], 2014, [    ],000 Shares are outstanding.

The typical settlement period for Shares is three business days. In the event of a trade date at period end, where a settlement is pending, a respective account receivable and/or payable will be recorded.

The per-Share number of bitcoins exchanged for a purchase or redemption is calculated daily by the Trustee, using the Winkdex spot price, or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s bitcoins, for the bitcoins being valued to calculate the bitcoin amount in respect of any liabilities for which covering bitcoins sales have not yet been made, and represents the per-Share number of bitcoins held by the Trust, after giving effect to its liabilities, sales to cover expenses and liabilities and any losses that may have occurred.

When bitcoins are exchanged in settlement of redemption, it is considered a sale of bitcoins for financial statement purposes, with a gain or loss recognized currently.

For the purposes of creations and redemptions, net asset value is computed by deducting all accrued fees, expenses and other liabilities of the Trust, including the Sponsor’s Fee, from the fair value of the bitcoins held by the Trust.

C. Investment in Bitcoins

At [    ], 2014, the Trust owned [    ],000 bitcoins, with a carrying value (lower of cost or market basis) of $[    ].

D. Expenses

The Trust will pay to the Sponsor a fee that will accrue daily at an annualized rate equal to 0. [    ] percent of the adjusted daily net asset value (“ANAV”) of the Trust, paid monthly in arrears (“Sponsor’s Fee”).

E. Income Taxes

The Trust is classified as a “grantor trust” for US federal income tax purposes. As a result, the Trust itself will not be subject to US federal income tax. Instead, the Trust’s income and expenses will “flow through” to the Shareholders, and the Trustee will report the Trust’s proceeds, income, deductions, gains, and losses to the Internal Revenue Service on that basis.

3. Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the Shares, including applicable SEC registration fees, are estimated to be approximately $[    ],000 and shall not exceed $[    ],000, and will be borne directly by the Sponsor. The Trust will not be obligated to reimburse the Sponsor.

4. Related Parties—Sponsor, Trustee and Marketing Agent Fees

Fees are paid to the Sponsor as compensation for services performed under the Trust Agreement and for the following administrative and marketing expenses incurred by the Trust: the Trustee’s fee and reimbursable expenses under the Trust Agreement, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and expenses, up to $[    ,000] per annum in marketing expenses and up to $[100],000 per annum in legal fees and expenses. The Sponsor will also pay up to $[    ] per annum in costs relating to the engagement of the technology security consultant and any repairs or upgrades to the Security System. Any such amounts in excess of $[    ] per annum will be borne by the Trust as extraordinary expenses.

The Sponsor’s Fee will accrue daily in US Dollars at an annualized rate equal to [    ] percent of the ANAV of the Trust and will be payable monthly in bitcoins, in arrears. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fees.

Affiliates of the Trustee or the Sponsor may from time to time act as Authorized Participants or purchase or sell bitcoins or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Trustee is responsible for the safekeeping of the Trust’s bitcoins and the private keys used to access the Trust’s digital wallets deposited with it by Authorized Participants in connection with the creation of Baskets. The Trustee also facilitates the transfer of bitcoins in and out of the Trust through bitcoin accounts it will maintain for the Trust and for Authorized Participants. The general role, responsibilities and regulation of the custodian are further described in “The Trustee” and “Custody of the Trust’s Bitcoins.”

The custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell bitcoins or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

5. Concentration of Risk

The Trust’s sole business activity is the investment in bitcoins. Several factors could affect the price of bitcoins, including, but not limited to: (i) global bitcoin supply and demand; (ii) investors’ expectations with respect to the rate of inflation; (iii) interest rates; (iv) currency exchange rates, including the rates at which bitcoins may be exchanged for fiat currencies; (v) fiat currency withdrawal and deposit policies of electronic market places where traders may buy and sell bitcoins based on bid-ask trading (each a “Bitcoin Exchange”) and liquidity on such Bitcoin Exchanges; (vi) interruptions in service from or failures of major Bitcoin Exchanges; (vii) investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in bitcoins; (viii) monetary policies of governments, trade restrictions, currency devaluations and revaluations; (ix) regulatory measures, if any, that restrict the use of bitcoins as a form of payment; (x) global or regional political, economic or financial events and situations; and (xi) expectations among Bitcoin market participants that the value of bitcoins will soon change.

Global supply for bitcoins is determined by the Bitcoin Network’s source code, which sets the rate at which bitcoins may be awarded to bitcoin miners. Global demand for bitcoins is influenced by such factors as the growth of retail merchants’ and commercial businesses’ acceptance of bitcoins as payment, the security of online Bitcoin Exchanges and digital wallets that hold bitcoins, the perception that the use of bitcoins is safe and secure, and the lack of regulatory restrictions on their use.

In addition, there is no assurance that any bitcoin will maintain its long-term value in terms of purchasing power in the future. In the event that the price of bitcoins declines, the Sponsor expects the value of an investment in the Shares to decline proportionately. Each of these events could have a material effect on the Trust’s financial position and the results of its operations.

6. Indemnification

Under the Trust Agreement, each of the Trustee (and its directors, employees and agents) and the Sponsor (and its members, managers, directors, officers, employees, affiliates) is indemnified against any liability, cost or expense it incurs without gross negligence, bad faith or willful misconduct on its part and without reckless disregard on its part of its obligations and duties under the Trust’s organizational documents. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred.

7. Subsequent Events

Events subsequent to the balance sheet date have been evaluated for inclusion in the accompanying financial statement through the issuance date, [    ], 2014.

PROSPECTUS

WINKLEVOSS BITCOIN TRUST

[    ],000,000 WINKLEVOSS BITCOIN SHARES

Until [    ], 2014 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[    ], 2014

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Math-Based Asset Services, LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers.

Section [    ] of the Trust Agreement (“Trust Agreement”) between [TRUSTEE], the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee, its directors, employees and agents (each a “Trustee Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Trust’s custody agreements and authorized participant agreements to which the Trustee is a party, including the Trustee’s indemnification obligations thereunder) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trustee Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a Trustee Indemnified Party under Section [    ] of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust.

Section [    ] of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended (“Securities Act of 1933”)) and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, authorized participant agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under Section [    ] of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders of the Trust and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The indemnities provided by Section [    ] of the Trust Agreement shall survive notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
4.1	Trust Agreement (the “Trust Agreement”)*
4.2	Form of Authorized Participant Agreement*
4.3	Form of Global Certificate (attached as Exhibit A to the Trust Agreement)
5.1	Form of Opinion of Katten Muchin Rosenman LLP as to legality**
8.1	Form of Opinion of Katten Muchin Rosenman LLP as to tax matters**
10.1	Depository Agreement*
10.2	Marketing Agent Agreement*
10.3	Amended and Restated License Agreement*
23.1	Consent of [AUDITOR]*
23.2	Consents of Katten Muchin Rosenman LLP are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney are included on the signature page to the Trust’s registration statement filed with the Securities and Exchange Commission on July 1, 2013.

*	to be supplied by amendment.
**	previously filed as part of Pre-Effective Amendment No. 1 to the Registration Statement, filed October 8, 2013.

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on May 8, 2014.

MATH-BASED ASSET SERVICES, LLC Sponsor of the Winklevoss Bitcoin Trust

By:	/s/ Cameron Winklevoss
Cameron Winklevoss
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Cameron Winklevoss	Chief Executive Officer (principal executive officer)	May 8, 2014
Cameron Winklevoss

/s/ Tyler Winklevoss Tyler Winklevoss	Chief Financial Officer (principal financial officer and principal accounting officer)	May 8, 2014

*	The Registrant is a trust and the persons are signing in their capacities as officers of Math-Based Asset Services, LLC, the Sponsor of the Registrant.